UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

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Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED MARCH 20, 2026
SUBJECT TO COMPLETION
[•], 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Kratos Defense & Security Solutions, Inc. (“Kratos”), which will be held virtually at www.virtualshareholdermeeting.com/KTOS2026, on Tuesday, May 12, 2026, at 9:00 a.m. PDT. We hope you will be able to attend the virtual annual meeting.
At our annual meeting, our stockholders will be asked to elect the eight directors named herein to our Board of Directors; to ratify the Board of Directors’ selection of Deloitte & Touche LLP as our independent registered public accounting firm; to approve an amendment to our certificate of incorporation (as amended and restated prior to the date hereof, the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 195,000,000 to 245,000,000; to approve an amendment to the Certificate of Incorporation to provide for officer exculpation; to approve an amendment and restatement of our 2023 Equity Incentive Plan to increase the number of shares of common stock issuable under such plan by 6,900,000 shares; to cast an advisory (non-binding) vote to approve the compensation of our named executive officers; and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.
Whether or not you plan to attend the virtual annual meeting, and regardless of the number of shares of Kratos common stock you own, it is important that your shares be represented at the annual meeting. This year, we are pleased to take advantage of rules enacted by the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting of Stockholders, our proxy statement, our 2025 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you have received a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED MARCH 20, 2026
- SUBJECT TO COMPLETION
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
1 CHISHOLM TRAIL, SUITE 300
ROUND ROCK, TX 78681
(512) 238-9840
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 12, 2026
To the Stockholders of Kratos Defense & Security Solutions, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the “Company”) will be held on Tuesday, May 12, 2026, at 9:00 a.m. PDT, virtually at www.virtualshareholdermeeting.com/KTOS2026, for the following purposes:
1.To elect the following eight nominees as directors to serve until the next annual meeting of stockholder, or until their earlier death resignation or removal: Scott Anderson, Bradley Boyd, Eric DeMarco, Bobbi Doorenbos, William Hoglund, Scot Jarvis, Deanna Lund and Amy Zegart.
2.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026.
3.To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 195,000,000 to 245,000,000.
4.To approve an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation.
5.To approve an amendment and restatement of our 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares.
6.To cast an advisory (non-binding) vote to approve the compensation of the Company's named executive officers, as presented in the proxy statement accompanying this Notice.
7.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends a vote “FOR” the election of all of the director nominees, and “FOR” each of proposals 2, 3, 4, 5 and 6. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
Our Board of Directors has fixed the close of business on March 20, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. To participate in the meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2026 and use the multi-digit Control Number provided with your proxy materials. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors,

Eric DeMarco
[•], 2026	President and Chief Executive Officer

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING VIRTUALLY.
        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2026: Our Notice of Annual Meeting of Stockholders, proxy statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

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2026 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Stockholders

Time & Date:	9:00 a.m. PDT, May 12, 2026
Place:	Meeting live via the Internet at www.virtualshareholdermeeting.com/KTOS2026. You will need to have the multi-digit Control Number provided in your proxy materials to access the virtual meeting.
Record Date:	March 20, 2026
Voting:
You may vote either during the Annual Meeting at www.virtualshareholdermeeting.com/KTOS2026, or prior to the Annual Meeting by telephone, the Internet or mail. See the section entitled “How to Vote” below for more detailed information regarding how you may vote your shares.

Meeting Agenda and Voting Recommendations

Proposal		Board of Directors Vote Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH DIRECTOR NOMINEE	21

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026	FOR	26

3	Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 195,000,000 to 245,000,000.	FOR	28

4	Amendment to the Company’s Certificate of Incorporation to provide for officer exculpation.	FOR	30

5	Amendment and restatement of our 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares.	FOR	32

6.	Advisory (non-binding) vote to approve the compensation of the Company's named executive officers	FOR	47

Proposal 1: Election of Directors
The following table provides summary information about each director nominee. Each director nominee will be elected to serve until the next annual meeting of stockholders or until their earlier death resignation, or removal.

Name	Age	Director Since	Occupation	Independent	Committees
Scott Anderson	67	1997	Principal, Cedar Grove Partners, LLC	x	Audit (Chair); Nominating & Corporate Governance
Bradley Boyd	53	2023	Colonel (Ret.), U.S. Army; Founder & Senior Advisor, Future of Decision-making at the Center for International Security and Cooperation, Stanford University	x	Audit
Eric DeMarco	62	2003	President and Chief Executive Officer, Kratos
Bobbi Doorenbos	56	2024	Brigadier General (Ret.), U.S. Air Force; Military/Commercial Pilot	x	Compensation
William Hoglund (Chairman)	72	2001	Member, Safeboats International, LLP	x	Audit; Compensation; Nominating & Corporate Governance
Scot Jarvis	65	1997	Principal, Cedar Grove Partners, LLC	x	Audit; Compensation (Chair); Nominating & Corporate Governance
Deanna Lund	58	2021	Executive Vice President and Chief Financial Officer, Kratos
Amy Zegart	58	2014	Senior Fellow, The Hoover Institution, Stanford University and Senior Fellow, Stanford Human-Centered Artificial Intelligence Institute	x	Nominating & Corporate Governance (Chair)

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026.
Proposal 3: Amendment to the Company’s Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock
The Board believes that amending the Company's Certificate of Incorporation to increase the number of authorized common stock by 50,000,000 shares is in our stockholders’ best interests. Currently, the Company is authorized to issue a total of 200,000,000 shares, consisting of two classes as follows: (a) 195,000,000 shares of common stock (“Common Stock”), and (b) 5,000,000 shares of preferred stock

(“Preferred Stock”), each with a par value of $0.001 per share. Our Board has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized Common Stock from 195,000,000 shares to 245,000,000 shares (the “Authorized Share Increase”).

The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving our flexibility to promptly and appropriately use our Common Stock for business and financial purposes in the future. These business purposes may include, but are not limited to, public and private equity offerings, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other general corporate transactions. General corporate transactions include the Company’s continued investments to rapidly develop, produce and field solutions that address its customers’ mission critical needs and requirements and to expand the Company’s manufacturing and production capacity and facilities, including as described in the recent National Defense Strategy Document released in December 2025, and, consistent with the Department of War’s recent call to industry to rapidly rebuild the United States Defense Industrial Base, in order to deter, and if necessary, defeat adversaries of the United States and its Allies. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital or consummate strategic transactions in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of Common Stock beyond the limited amount remaining without the delay and expense that would be required in connection with a special meeting of stockholders to increase the authorized shares of Common Stock at the time an opportunity becomes available to the Company.

Proposal 4: Amendment to the Company’s Certificate of Incorporation to Provide for Officer Exculpation
Currently, Article VI of the Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under applicable law. The State of Delaware amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) in 2022 to allow Delaware corporations to extend the exculpation provision to cover certain senior officers, in addition to directors.

In light of this Delaware law amendment, we are proposing to amend our Certificate of Incorporation to revise the exculpation provision to extend its coverage to certain senior officers to the extent permitted under Section 102(b)(7) of the DGCL. If this proposal is approved by our stockholders, both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent allowed under the DGCL. The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent.

Proposal 5: Amendment and Restatement of our 2023 Equity Incentive Plan

We are asking the Company’s stockholders to approve an amendment and restatement of our 2023 Equity Incentive Plan (the “2023 Plan”) to, among other things, increase the number of shares issuable under the 2023 Plan by 6,900,000. Such increase would enable us to have additional shares of Common Stock available to attract and encourage the continued employment and service of our officers, employees, directors, and other service providers, by offering those persons the opportunity to acquire or increase their ownership interest in our Company, operations and future success and to further align their interests with our stockholders’ interests.
Proposal 6: Advisory (Non-Binding) Vote to Approve Compensation of Named Executive Officers
As required by Section 14A of the U.S Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking our stockholders to provide an advisory (non-binding) vote relating to the compensation of our named executive officers. The Compensation Committee has developed our executive compensation strategy to achieve the following principal compensation objectives:

•align executive compensation with our stockholders’ interests, including placing a majority of compensation “at risk” and requiring that a significant portion of the Chief Executive Officer’s and other executive management’s equity awards vest in a manner that is directly tied to the Company’s performance and growth;
•recognize individual initiative and achievements and successful execution of the Company’s strategic plan, as approved by the Company’s Board of Directors;
•attract, motivate and retain highly qualified executives; and
•create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.
At the 2025 Annual Meeting, our stockholders indicated approval of the compensation of our named executive officers, with 91.74% of the votes cast in favor of the advisory (non-binding) vote (excluding abstentions and broker non-votes). The Compensation Committee and our management continuously gather feedback from key stockholders regarding our executive compensation and develop a compensation structure that is designed to more closely align pay with performance and align the interests of our executives with our stockholders. We continue to regularly solicit feedback from the Company’s stockholders regarding our performance, our progress on executing the Company’s strategic plan and our executive compensation philosophy and programs. As a result, the Compensation Committee has taken the following actions with respect to executive compensation:
2025 Executive Pay Highlights: In establishing compensation for 2025, the Compensation Committee continued to focus on clear alignment between pay and performance:
•Base Salary:  In September 2024, the Compensation Committee performed its annual review of the compensation packages for each executive officer, including our Chief Executive Officer, and specifically Mr. DeMarco’s performance and direct successful impact on the Company’s strategic positioning and execution in multiple priority funded growth areas in the industry, including our identification, establishment and execution of new opportunities associated with new strategic collaboration agreements and ventures in the turbo jet, solid rocket motor propulsion and system energetic areas, and the Company’s overall advancement and achievement in accordance with the Company’s long-term goals. As part of the Compensation Committee’s review process, it also took into consideration that many peer companies of Kratos’ size have a separate Chief Executive Officer and Chief Operating Officer; while at Kratos, the roles and responsibilities of both the CEO and COO are performed and executed successfully by Mr. DeMarco, as reflected in the Company’s record financial performance, in particular, revenues and Adjusted EBITDA, and the Kratos backlog and bid and proposal opportunity pipeline. As a result of the Compensation Committee’s review, the Compensation Committee recommended an increase in the Chief Executive Officer’s base salary to $1,000,000 for 2025, which is equivalent to the base salary of the 75th percentile of CEOs in the Company’s peer group. In reviewing the base salaries of each executive officer annually, the Compensation Committee also takes into consideration each executive officer’s individual competitive positioning success and achievements in the market, increases or decreases in responsibility or role, and/or other considerations deemed appropriate. Additionally, as part of the Compensation Committee’s review, it was noted that after several years of being frozen, the base salaries of two other Kratos executive officers should be increased in 2025 in order to align their salaries to reflect their roles, responsibilities within Kratos and competitive positioning in the market. The compensation for the Company’s executives continues to remain primarily incentive-based and directly tied to the Company’s financial performance and growth, in order to maintain close alignment with long-term stockholder interests.
•Long-Term Equity Incentives:  The Company continued its practice of issuing an approximate 50%/50% mix (at target) of performance-based and time-based equity incentives. Similar to the restricted stock units (“RSUs”) granted since 2020, approximately 50% of the grants in 2025 were performance-based and approximately 50% of the grants were time-based. The performance-based RSUs granted in January 2025 vest 33.3% for every 10% increase in Adjusted EBITDA as compared to the Company’s Adjusted EBITDA reported for 2024. The performance-based RSUs may vest at the end of each year if the performance goals are satisfied within a five-year period. The time-based RSUs vest ratably over five years, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. The Compensation Committee continues to apply a consistent total number of shares for RSU grants to its executives over the past multiple years, maintaining a similar annual share grant quantity, without any fluctuation for year to year market share price declines or increases, with the intent of the total overall number of shares granted over the multiple year period to equalize, after taking into consideration market price fluctuations. The Compensation Committee believes that the long-term growth, value, and success of the Company is best measured by growth in Adjusted EBITDA, on which we believe the Company is primarily valued, based on feedback received through our Kratos investor and stockholder outreach and communication plan. Adjusted EBITDA reflects the Company’s return on internal investments made; the profit contribution from growth in revenues; and the expected leverage on the Company’s fixed overhead, manufacturing, research, development and selling, general and administrative (“SG&A”) infrastructure investments. Adjusted EBITDA is also reflective of the quality of the Company’s revenues and revenue growth, and reflective of the expected related increase in the Company’s profits, cash flow and stockholder returns, as strategic initiatives and programs successfully transition from investment to development to production. The Compensation Committee believes that the use of long-term Adjusted EBITDA growth as a performance measure appropriately incentivizes the management team, as it reflects the appropriate long- and short-term balance between near-term investments and new product and system developments made by the Company, while also requiring management to focus on adequate and expected long-term returns for Kratos stockholders.
The Compensation Committee also believes that the expectation of long-term growth in profits or Adjusted EBITDA is different than the short-term expectation since the short-term profitability is/can be balanced/impacted by that particular year or period’s Federal Government and Department of War (“DoW”) budget and incentive priorities, the size of the DoW budget, DoW budget approval timing, changes in Administration or relative Federal Government or customer agency leadership, the impact of Federal budget Continuing Resolution Authorizations (“CRAs”), Federal Government shutdowns or political party impasses, and the Company’s particular investments, revenue mix and program maturity for that period or year, all of which our management team is expected to successfully address. Additionally, the Company has a very robust and expanding customer and congressional communication and outreach plan, which is focused on long-term Federal DoW budgets and funding priorities, which are directly related to the Company and its programs, with which the Company’s success, including long-term Adjusted EBITDA, is closely aligned. The Compensation Committee believes that long-term growth metrics of the Company, including revenue and Adjusted EBITDA, closely align with the overall growth profile expectations of the Company’s stockholders, based on feedback from our recurring stockholder outreach program.

Adjusted EBITDA is a non-GAAP measure. A definition of Adjusted EBITDA, and a reconciliation of Adjusted EBITDA to the nearest GAAP counterpart, is provided in Annex A.

2026 Executive Pay Highlights: In establishing compensation for 2026, the Compensation Committee continued to focus on clear alignment between pay and performance:
•Base Salary: Continuing the Compensation Committee’s emphasis on aligning pay with the long-term interests of the Company’s stockholders and investors, the Company’s business strategy and performance, and taking into consideration the expected continued investments and increase in growth of the Company’s strategic core business focus areas until critical mass is achieved, the base salaries of our executive officers did not increase in 2026. The compensation for our executives in 2026 remains largely incentive-based, directly tied to the Company’s performance and growth, maintaining close alignment with long-term stockholder interests.

•Long-Term Equity Incentives: For 2026, the Company continued its practice of issuing an approximate 50%/50% mix (at target) of performance-based and time-based equity incentives with approximately 50% of the grants being performance-based and approximately 50% of the grants being time-based. The Compensation Committee continued its practice of issuing a consistent number of annual shares granted, as it believes that this approach has been a successful tool in obtaining and retaining qualified and experienced personnel, and in achieving the Company’s record level revenues, Adjusted EBITDA, bookings and opportunities. Additionally, the Compensation Committee believes that this approach is of increased importance with the significant number of new defense technology companies entering the industry, including publicly traded, private equity and venture capital owned entities, and the limited number of qualified people available to address the demand. The performance-based RSUs granted in January 2026 vest 33.3% for every 10% increase in Adjusted EBITDA, as compared to the Company’s Adjusted EBITDA for 2025. The performance-based RSUs may vest at the end of each year if the performance goals are satisfied within a five-year period. The time-based RSUs vest ratably over five years, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. As discussed above, the Compensation Committee believes that the long-term growth, value, and success of the Company is best measured by growth in Adjusted EBITDA, on which the Company is primarily valued, based on feedback received through our Kratos investor and stockholder outreach and communication plan.
Other Executive Compensation Best Practices: In 2025 and 2026, the Company continues to maintain the following compensation best practices:
•Stock Ownership Target Guideline: Continued the stock ownership target guideline for our Chief Executive Officer of five times his base salary.
•Change in Control Agreements: The Company continued its commitment not to enter into any new change in control agreements that contain excise tax gross-ups and will remove any existing excise tax gross-up provisions when existing agreements are renewed or materially amended.
•Anti-Hedging and Anti-Pledging Policy: The Company continued its policy that prohibits any hedging and pledging transactions in the Company’s securities by directors and executive officers.
•Insider Trading Policy: The Company has adopted an insider trading policy that restricts transactions in our securities by our directors, officers, employees and certain other covered persons while in the possession of material non-public information. Our insider trading policy is designed to ensure compliance with insider trading laws, SEC rules and regulations and the Nasdaq Listing Rules. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
•Clawback Policy: The Compensation Committee continued its Policy for Recovery of Erroneously Awarded Compensation, under which the Company will seek to recover full or partial portions of cash and equity-based incentive compensation received by executive officers when such incentive compensation (a) was tied to the achievement of financial results that are subsequently restated to correct an accounting error due to material noncompliance with financial reporting requirements and (b) would have been lower based upon the subsequently restated financial results. The Policy for Recovery of Erroneously Awarded Compensation for executive officers has a broader application than the clawback requirements under the Sarbanes-Oxley Act. The Company’s Policy for Recovery of Erroneously Awarded Compensation was updated in 2023 in order to align with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the NASDAQ Stock Market. A copy of our Policy for Recovery of Erroneously Awarded Compensation is filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the “Compensation Discussion and Analysis” section beginning on page 55 of this proxy statement. Our Board of Directors and Compensation

Committee believe that the compensation of our named executive officers is appropriate and reasonable and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that our compensation policies and procedures are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating our executive officers to remain with the Company for long and productive careers. The Company’s compensation philosophy and program are routinely discussed with the Company’s stockholders as part of the Company’s stockholder outreach program, and based on this outreach program, we are confident that our compensation philosophy and program are aligned with our stockholders’ expectations.
        Cautionary Statement. This proxy statement contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, including forecasted organic revenue growth and revenue growth rates for Kratos and its business units and Kratos’ forecasted consolidated revenue and Adjusted EBITDA growth; the estimated value of Kratos’ contract for the MACH-TB 2.0 hypersonic system and other customer awards and contracts; expectations regarding the Company’s joint venture with RAFAEL, collaboration with GE Aerospace, Northrop Grumman, Project Anaconda Radar Program and Project Helios Hypersonic Program; Prometheus' projected SRM production timeline; and the expected effective date of the amended and restated 2023 Plan, expected future equity grant practices, and expected future “burn rate” for equity grants under the 2023 Plan. Such statements are only predictions, and the Company’s actual results may differ materially from the results expressed or implied by these statements. Investors are cautioned not to place undue reliance on any such forward-looking statements. Any statements in this proxy statement that do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations but are subject to a number of risks and uncertainties. Many of these factors are beyond our ability to control or predict. As a result, you should not place undue reliance on forward-looking statements. Important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements include, but are not limited to: changes, cutbacks or delays in spending by the U.S. Department of War may occur which could cause delays or cancellations of key government contracts; delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the availability of government funding for the Company’s products and services due to performance, cost growth, or other factors; changes in government and customer priorities and requirements; the potential of the current economic environment to adversely impact our business; risks associated with any public health crisis; risks related to natural disasters or severe weather; changes in the scope or timing of our projects; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; risks of adverse regulatory action or litigation; risks related to our international operations; risks associated with debt leverage; failure to successfully achieve our integration, cost reduction, acquisition, or divestiture strategies; risks related to security breaches, cybersecurity attacks or other significant disruptions of our information systems; and competition in the marketplace, which could reduce revenues and profit margins. The factors that could cause our actual future results to differ materially from current expectations are identified and described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 which we filed with the SEC on February 23, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
1 CHISHOLM TRAIL, SUITE 300
ROUND ROCK, TX 78681

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2026
General
The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Kratos Defense & Security Solutions, Inc., to be held on May 12, 2026 at 9:00 a.m. PDT and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/KTOS2026. If you plan to attend the virtual meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2026 and use the multi-digit Control Number provided with your proxy materials to participate and submit questions.
We intend to mail a Notice Regarding the Availability of Proxy Materials (the “Notice”) or our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about [•], 2026. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials.
All references to “us”, “we”, “our”, “the Company” and “Kratos” refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2026:
        Our Notice of Annual Meeting of Stockholders, proxy statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Solicitation and Revocation of Proxy
Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies FOR the election of all of the director nominees, and FOR each of proposals 2, 3, 4, 5 and 6. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this proxy statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.
If you give a proxy, you may revoke it at any time before the final vote at the Annual Meeting, either:
(1)   by attending the Annual Meeting online at www.virtualshareholdermeeting.com/KTOS2026, revoking your proxy and voting again;
(2)   by sending a written notice that you are revoking your proxy to our Corporate Secretary at 10680 Treena Street, Suite 600, San Diego, California, 92131; or
(3)   by submitting another properly completed and executed proxy card with a later date to us at the above noted address.

Shares Outstanding and Voting Rights
Only stockholders of record as of the record date, March 20, 2026, will be entitled to notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, our only class of voting stock outstanding was Common Stock. On March 20, 2026, 187,333,628 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder to one vote on all matters to be voted upon at the Annual Meeting.
How to Vote
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/KTOS2026. You must use the multi-digit Control Number provided with your proxy materials to submit your vote.
If you do not wish to vote during the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•To vote via the Internet, go to the Internet address stated on your proxy card.
•To vote by telephone, call the number stated on your proxy card.
•To vote by mail, simply mark your proxy card, date, and sign it and return it in the postage-prepaid envelope.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 11, 2026. Submitting your proxy via the Internet or by telephone will not affect your right to vote should you decide to attend the Annual Meeting virtually online through the link at www.virtualshareholdermeeting.com/KTOS2026. If voting by mail, the proxy card must be received prior to the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.
        We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on March 20, 2026 your shares of Common Stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and you will receive a proxy card and voting instructions from that organization. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.
Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting virtually, you must use the multi-digit Control Number provided with your proxy materials to submit your vote.
Voting Kratos Shares Held Through the Kratos 401(k) Plan
The Kratos 401(k) Plan provides that the trustee of such plan will vote the shares of our Common Stock that are not directly voted by the participants in such plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our Common Stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our Common Stock according to the Board’s recommendations.

Counting of Votes; Quorum
The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or virtually at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of Common Stock entitled to vote are represented by votes at the Annual Meeting or by proxy. At the close of business on March 20, 2026, the record date for the Annual Meeting, there were 187,333,628 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date to provide the Company with the opportunity to establish a quorum.
Required Vote
The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal		Vote Required	Discretionary Voting Allowed?
1.	Election of Directors	Plurality	No
2.	Ratification of Selection of Independent Registered Public Accounting Firm as our independent registered public accounting firm for the fiscal year ending December 27, 2026	Majority Present	Yes
3.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 195,000,000 to 245,000,000	Majority Outstanding	No
4.	Approval of an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation	Majority Outstanding	No
5.	Approval of amendment and restatement of the 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares	Majority Present	No
6.	Advisory (Non-Binding) Vote to Approve the Compensation of the Company's Named Executive Officers	Majority Present	No

Our Board unanimously recommends a vote “FOR” the election of all of the director nominees and “FOR” each of proposals 2, 3, 4, 5 and 6.
A “plurality” means, with regard to the election of directors, that the eight nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected.
A “majority present” means that a proposal will pass if it receives a number of “for” votes that is a majority of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Annual Meeting.
A “majority outstanding” means that a proposal will pass if it receives a number of “for” votes that is a majority of the voting power of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such bank, broker, or other holder of record to vote. As noted below, when banks, brokers, and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”
Although the advisory vote on Proposal No. 6 is non-binding, our Board and Compensation Committee will review the results of the vote and, consistent with our other stockholder engagement, will take the results into account in making future determinations concerning executive compensation.
Effect of Withhold Authority Votes, Abstentions and Broker Non-Votes
Withhold Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on the election of directors because, under plurality voting rules, the eight director nominees receiving the highest number of “for” votes will be elected. However, if any nominee for director receives a greater number of votes “withheld” than votes “for” his or her election, our corporate governance policies require that such person must promptly tender his or her resignation to the Board following certification of the vote. Within 60 days after the Annual Meeting, any such resignation will be reviewed by our Nominating and Corporate Governance Committee and, within 90 days after the Annual Meeting, the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation.
Abstentions: Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against”: Proposal No. 2—Ratification of Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 27, 2026; No. 3— Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 195,000,000 to 245,000,000; No. 4— Approval of an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation; No. 5—Approval of the amendment and restatement of the 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares; and Proposal No. 6—Advisory (Non-Binding) Vote to Approve the Compensation of the Company’s Named Executive Officers.
Broker Non-Votes: Under rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
Banks, brokers, and other such record holders are not permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors or on executive compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the votes on: Proposa1 No. 1—Election of Directors; No. 3— Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 195,000,000 to 245,000,000; No. 4— Approval of an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation; No. 5—Approval of the amendment and restatement of the 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares; and Proposal No. 6—Advisory (Non-Binding) Vote to Approve the Compensation of the Company’s Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your bank, broker, or other such holder how to vote your shares in the election of directors, approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 195,000,000 to 245,000,000, approval of an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation, approval of the amendment and restatement of the 2023 Equity Incentive Plan to increase the number of shares of Common Stock issuable under such plan by 6,900,000 shares, and on the advisory (non-binding) vote related to the compensation of our named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026 is considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.
Delivery of Notice of Internet Availability of Proxy Materials; Delivery of Multiple Proxy Materials
Under rules adopted by the SEC, we may provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to most of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of Kratos Common Stock. These may include: accounts with our transfer agent, Equiniti Trust Company, LLC; shares held in Kratos’ 401(k) Plan or employee stock purchase plan (“Employee Stock Purchase Plan”); and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.
Cost and Method of Solicitation
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, the Notice, and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, other employees, or consultants. No additional compensation will be paid to directors, officers, or other regular employees for such services. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor for a fee estimated to be $13,500, plus reimbursement of out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.
Stockholder List
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at our principal place of business located at 1 Chisholm Trail, Suite 300, Round Rock, Texas 78681. The list will also be available electronically at www.virtualshareholdermeeting.com/KTOS2026 during the Annual Meeting.
Admission to the Annual Meeting
If you plan to attend the Annual Meeting virtually, you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2026 and use the multi-digit Control Number provided with your proxy materials. Our virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting. A support number will be visible 15 minutes prior to the meeting on the virtual meeting landing page if you may need assistance.

Voting Results
Preliminary voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

CORPORATE GOVERNANCE
Overview
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our certificate of incorporation, bylaws, and the charters of the committees of our Board (the “Committees”), form the basis for our corporate governance framework. As discussed below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at https://www.kratosdefense.com/resources/corporate-governance-guidelines-2. Please note, however, that we have included this website address and our other website addresses in this proxy statement solely as inactive textual references. We do not incorporate the information on, or accessible through, any of our websites into this proxy statement, and you should not consider any information on or accessible through any of our websites as part of this proxy statement.
Director Independence
Our Board has unanimously determined that six of our directors standing for re-election, Mr. Anderson, Colonel Boyd, General Doorenbos, Mr. Hoglund, Mr. Jarvis, and Dr. Zegart, who constitute a majority of the Board, are “independent” directors as that term is defined by NASDAQ Stock Market Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors have a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us) that would interfere with the director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, based upon NASDAQ Stock Market Rule 5605(a)(2), the Board determined that Mr. DeMarco and Ms. Lund are not “independent” because Mr. DeMarco is the Company’s President and Chief Executive Officer and Ms. Lund is the Company’s Executive Vice President and Chief Financial Officer.
Nominations for Directors
The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. As provided by our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider and evaluate any recommendation for director nominees proposed by a stockholder or group of stockholders that has continuously held at least 3% of the outstanding shares of our Common Stock entitled to vote at the annual meeting of stockholders for at least three years by the date the stockholder makes the recommendation and who satisfies the notice, information and consent provisions set forth in our Third Amended and Restated Bylaws, as amended (the “Bylaws”). The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.
See “Stockholder Proposals” below for additional information regarding the content and timing of the information that must be received by our Corporate Secretary for a director nominee to be considered for election at our 2027 Annual Meeting. A printed copy of our Bylaws may be obtained by any stockholder upon written request to our Corporate Secretary at Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California 92131.
The goal of the Nominating and Corporate Governance Committee is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, absence of conflicts of interests with the Company, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar businesses, products or markets, and willingness to devote adequate time and effort to Board responsibilities. Although we do not have a written policy with respect to Board diversity, the Nominating and Corporate Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.
Additionally, our Bylaws provide that in order to be eligible for election or appointment to the Board, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the Board, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government issued security clearance relevant to our business. In addition to the foregoing, no person shall be eligible for election or appointment to the Board if such person has been convicted of a crime involving dishonesty or breach of trust or if such person is currently charged with the commission of or participation in such a crime. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos’ best interests and the best interests of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and at least a majority of the members of our Board must meet the definition of “independent director” under the NASDAQ Stock Market Rules or the listing standards of any other applicable self- regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our Board.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.
All directors and director nominees are required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the nominating process may also include interviews and additional background and reference checks for non-incumbent nominees.
Stockholder Communications with Directors
The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at https://www.kratosdefense.com/wp-content/uploads/2025/07/Stockholder-Communications-with-Directors-Policy.pdf. Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. Stockholders should indicate that they are a Company stockholder. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California 92131.
The Board has instructed the Corporate Secretary to review all communications so received and to exercise her discretion, in consultation with legal counsel, not to forward to the Board correspondence if there are safety, security, appropriateness or other concerns that mitigate against delivery. However, the

Board or individual directors so addressed shall be advised of any correspondence withheld and any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.
Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our directors, officers, and employees. The Code of Ethics is available for review on our website at https://www.kratosdefense.com/wp-content/uploads/2025/07/Code-of-Ethics.pdf and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California, 92131, Attention: Investor Relations. Each of our directors, employees, and officers, including our Chief Executive Officer, Chief Financial Officer, General Counsel and Corporate Controller, are required to comply with the Code of Ethics. The Audit Committee is responsible for reviewing all amendments to the Code of Ethics and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law; provided that any substantive change to or waiver of the Code of Ethics for executive officers or directors must be approved by the Board. We will disclose future amendments to our Code of Ethics or waivers required to be disclosed under applicable law from our Code of Ethics for our executive officers or directors on our website, www.kratosdefense.com, or on a Current Report on Form 8-K within four business days following the date of the amendment or waiver.
Meetings and Committees of the Board
Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports, analyses, email and verbal communications presented/communicated to the Board and the Committees. Regular communications between our directors and management also occur apart from meetings of the Board and the Committees.
Meeting Attendance
Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2025, the Board held four regularly scheduled meetings, and two special meetings. Each of our directors attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings of each Committee on which he or she was serving during his or her period of service on the Board in 2025.
Our Board has adopted a “Board Member Attendance at Annual Meetings Policy,” which strongly encourages all directors to attend the Company’s annual meetings of stockholders. All our directors then in office attended last year’s annual meeting of stockholders. The full policy is available for review on our website at https://www.kratosdefense.com/about.
Executive Sessions
Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting, and at other times as necessary, and are chaired by our Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer, Chief Financial Officer, and other non-independent directors. The Committees of our Board may also meet in executive session at the end of each Committee meeting. Executive sessions of the Audit Committee and Compensation Committee are routinely held with the regularly scheduled meetings of the respective Committees.
Committees of the Board
Our Board currently has three standing Committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee
Our Audit Committee consists of Mr. Anderson (Chairperson), Colonel Boyd, Mr. Hoglund, and Mr. Jarvis. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASDAQ Stock Market Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Stock Market Rule 5605(c), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules of the SEC. Our Board has also affirmatively determined that Mr. Anderson qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933, as amended. During 2025, the Audit Committee met eight times.
The Audit Committee acts pursuant to a written charter, which is available for review on our website at https://www.kratosdefense.com/resources/audit-committee-charter-2. The responsibilities of the Audit Committee include overseeing, reviewing, and evaluating our financial statements, accounting and financial reporting processes, disclosure controls, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and, as necessary, termination of our independent auditors. Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” elsewhere in this proxy statement.
Compensation Committee
Our Compensation Committee consists of Mr. Jarvis (Chairperson), General Doorenbos, and Mr. Hoglund. Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASDAQ Stock Market Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Stock Market Rule 5605(d). During 2025, the Compensation Committee formally met four times and had further additional discussions as it deemed appropriate. Our Board has adopted a charter for the Compensation Committee, which is available for review on our website at https://www.kratosdefense.com/resources/compensation-committee-charter-2. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers (including the Chief Executive Officer) and directors, oversees the administration of our equity and employee benefits plans, reviews our management of human capital risk, and reviews general policies relating to compensation and benefits. In accordance with NASDAQ Stock Market Rule 5605(d), the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. The “Compensation Discussion and Analysis” section elsewhere in this proxy statement provides additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive compensation.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Dr. Zegart (Chairperson), Mr. Anderson, Mr. Hoglund, and Mr. Jarvis. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined under NASDAQ Stock Market Rule 5605(a)(2). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met four times in 2025. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, which is available for review on our website at https://www.kratosdefense.com/resources/nominating-corporate-governance-committee-charter. The responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices, including matters of corporate responsibility and sustainability with regard to the potential long- and short-term trends and impacts to the Company’s business of environmental, social and governance issues and the public reporting on these topics.

Board and Committee Effectiveness
The Board, and each of its Committees, performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.
Board Leadership Structure
The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.
The Board believes that the current structure of a separate Chairman of the Board and Chief Executive Officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco’s active role in pursuing the Company’s business and strategic plans.
Board Role in Risk Management
The risk oversight function of the Board is carried out by the Board and each of its Committees, with the primary responsibility for identifying and managing risk at the Company resting with senior management. While the risk oversight function and matters of strategic risk are considered by the Board as a whole, each of the Committees has the following risk oversight responsibilities:
•As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Each quarter, our head of Internal Audit reports directly to the Audit Committee on the activities of our internal audit function and at least annually our General Counsel reports directly to the Audit Committee on our ethics and compliance program. Management also reports to the Audit Committee on legal, finance, accounting, and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as-needed basis. The Audit Committee typically also has executive sessions with the internal auditors and external auditors without senior management.
•As provided in its charter, the Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.
•As provided in its charter, the Compensation Committee considers risks related to the design of the Company’s compensation programs for our executives and the management of our human capital risks.
•Our entire Board considers cybersecurity risk as part of its risk oversight function, and our entire Board oversees management’s implementation of our cybersecurity risk management program.
•Our entire Board receives regular reports from management on our cybersecurity risks. In addition, management updates our entire Board, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential.
•Board members receive presentations on cybersecurity topics from our Chief Information Officer, internal security staff or external experts as part of the Board’s continuing education on topics that impact public companies.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Mr. Jarvis (Chairperson), General Doorenbos and Mr. Hoglund. During fiscal year 2025, no members of our Compensation Committee were officers or employees of Kratos or any of our subsidiaries or had any relationship otherwise requiring disclosure hereunder pursuant to the SEC rules. In addition, none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.
Certain Relationships and Related Party Transactions
None of our directors are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their service on the Board that would be required to be disclosed pursuant to NASDAQ Stock Market Rule 5250(b)(3). During fiscal year 2025, the Company did not engage in any related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.
Procedures for Approval of Related Party Transactions
Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent directors, is responsible for reviewing and approving related party transactions. All such related party transactions are then disclosed where required under applicable SEC rules. With respect to related party transactions involving certain suppliers or customers of which an executive officer or director of the Company holds a controlling ownership interest, the Audit Committee has delegated authority to the Chief Executive Officer to review and approve such transactions, subject to management presenting approved transactions to the Audit Committee on at least a quarterly basis for further review and ratification by the Audit Committee. Aside from this policy and procedure, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of eight directors, six of whom are independent directors within the meaning of the listing standards of the NASDAQ Stock Market (“NASDAQ”), and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation, or removal.
Our Board has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2027 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this Proxy Statement.
Information Regarding Director Nominees
Nominees for Election to the Board:

Name	Age	Committees/Audit Committee Financial Expert
Scott Anderson	67	Audit Committee (Chair) & Audit Committee Financial Expert Nominating and Corporate Governance Committee
Bradley Boyd	53	Audit Committee
Eric DeMarco	62
Bobbi Doorenbos	56	Compensation Committee
William Hoglund, Chairman	72	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	65	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Deanna Lund	58
Amy Zegart	58	Nominating and Corporate Governance Committee (Chair)
Scott Anderson
Scott Anderson has served as a director since March 1997. Mr. Anderson was President and Chief Executive Officer of NE Wireless Networks, LLC, a wireless telecommunications provider in Maine, from September 2013 through the 2018-2020 sale and transition of its assets to a major telecommunications provider. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment partnership, since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm, since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T‑Mobile USA, Inc. in February 2008. Mr. Anderson was also a director of TC Global, Inc., a U.S. public company, from July 2010 to November 2013. He currently serves on the board of directors of several private companies, including PowerLight, Inc., Saltchuk, Inc., and Anvil Corp.; he is the Chairman of the board of directors of Opanga, Inc., and serves as an advisor to the board of directors of Tupl, Inc., both of which are also private companies. Mr. Anderson received a bachelor’s degree in History from the University of Washington, magna cum laude, and a law degree from the University of Washington Law School, with highest honors. Mr. Anderson’s formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, experience in analyzing and evaluating financial statements gained while serving on public company and private company boards and audit committees, and as a chief executive officer provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee and as our Audit Committee financial expert. Mr. Anderson holds a Top Secret National Security Clearance.
Bradley Boyd
Colonel (Ret.) Bradley Boyd has served as a director since November 2023. Since August 2025, Colonel Boyd has been a founder and Senior Advisor of Stanford University’s research project on the Future of Decision-making at the Center for International Security and Cooperation; and since July 2025, Colonel Boyd has been a co-founder and Chief Strategy Officer of OpenDefense, a venture-backed software startup in Silicon Valley. From November 2021 to August 2025, Colonel Boyd served as a Visiting Fellow at the Hoover Institution at Stanford University where his work focused on automation and autonomy in warfare, as well as emergent technology in National Security, and he continues to be a lecturer in Stanford’s Public Policy and Masters in International Policy programs. Colonel Boyd has also served as a Senior Advisor to The Roosevelt Group since 2021. Upon his retirement in November 2021 as a U.S. Army Colonel, Colonel Boyd completed his 31-year military career with 19 years in the U.S. Army after an initial 12 years in the U.S. Marine Corps.Colonel Boyd has also served as Defense and Foreign Policy Advisor to Senator Angus King, as Director of Chief of Staff of the Army General Mark Milley’s Coordination Group, and as the lead for AI-enabled warfighting development at the Department of Defense’s Joint Artificial Intelligence Center. He also served as the U.S. Army’s liaison to the British Army for Capability Development at British Army Headquarters in the United Kingdom. Colonel Boyd’s operational experience includes deployments throughout Central Asia, the Middle East, the Western Pacific, Europe, and South America. Colonel Boyd was a Seminar XXI Fellow at the Massachusetts Institute of Technology and the Senior Military Fellow at the Center for International Security and Cooperation at Stanford University where he published works on cyber and AI-enabled information operations. Colonel Boyd holds a master’s degree in International Politics from Cambridge, a master’s degree in Strategic Cyber Operations from the Army’s Command and General Staff College, and a bachelor’s degree in Anthropology from the University of California, Irvine. Colonel Boyd brings to the Board extensive experience as a military officer, with a focus on security and autonomous technology. Colonel Boyd holds a Top Secret National Security Clearance.
Eric DeMarco
Eric DeMarco joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed as a director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to joining the Company, Mr. DeMarco served as President and Chief Operating Officer of The Titan Corporation (“Titan”), then a NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco received a bachelor’s degree in Business Administration and Finance, summa cum laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a technology, hardware, products, system and software company addressing the defense, national security and commercial markets through both organic growth and strategic acquisitions. Mr. DeMarco’s in-depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board. Mr. DeMarco holds a Top Secret National Security Clearance.
Bobbi Doorenbos
Brigadier General (Ret.) Bobbi “Flash” Doorenbos has served as a director since March 2024. In her nearly 25 years of distinguished military service, General Doorenbos has served in leadership positions in the White House, Headquarters Air Force, and National Guard Bureau. Her experience includes time as a Special Assistant to Vice President Biden for Defense Policy and Intelligence Programs, as a White House Fellow serving alongside the Secretary of Agriculture, and as Military Deputy for Air Force Training and

Readiness, where she had responsibilities over the U.S. Air Force’s operational training infrastructure, readiness and reporting, and aircrew management. General Doorenbos also served as the Wing Commander of the 188th Wing, overseeing its transition from the manned A-10 Warthog to the unmanned MQ-9 Reaper, Intelligence Analysis and Targeting missions. Prior to that, she led the 214th Reconnaissance Group at Davis Monthan Air Force Base as it gained MQ-1’s and stood up a Launch and Recovery unit at Fort Huachuca, AZ. General Doorenbos served in the Air Force as an F-16 pilot, and is one of a small handful of the first women to fly fighter aircraft. As a pilot in both the Sioux City, IA and Washington, D.C. Air National Guard units, she participated in Operations SOUTHERN WATCH, NOBLE EAGLE, and IRAQI FREEDOM, and has extensive experience at the National Guard Bureau in the Operations, Intelligence, and Requirements/Acquisitions Directorates. General Doorenbos graduated from Iowa State University with a bachelor’s degree of Business Administration in Finance, then went on to graduate with a M.S. Intelligence from the Defense Intelligence Agency’s National Defense Intelligence College, an Executive MBA from the University of Virginia’s Darden School of Business, and a Leadership Coaching Certificate from Georgetown University. General Doorenbos has extensive current and previous board experience, with service on the boards of the White House Fellows Foundation and Association from 2015 to 2022 and from October 2025 to present, the National Guard Association of the U.S. since 2019, and STEM Flights since 2019, a 501(c)(3) nonprofit organization dedicated to educating high school students about STEM career fields in aviation. General Doorenbos is also a Senior Advisor with The Roosevelt Group since 2022, a public speaker, executive coach, and a commercial airline pilot with American Airlines since 2001, flying the Airbus 320. General Doorenbos brings to the Board knowledge and experience as a defense and national security policy advisor and military operator. General Doorenbos holds a Top Secret National Security Clearance.
William Hoglund
William Hoglund has served as a director since February 2001 and Chairman of the Board since June 2009. Mr. Hoglund has been an owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes, since 2000, and has served as a director of SAFE Boats International since 2000. Beginning in November 2021, Mr. Hoglund is also a director of Bridger Trust, a Wyoming Trust Company. From 1994 to 2000, Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund served as a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan’s commercial and investment banking operations. Mr. Hoglund received a bachelor’s degree in Management Science and German Literature, cum laude, from Duke University and a master’s degree in Business Administration from the University of Chicago Booth School of Business. Mr. Hoglund’s financial experience and expertise in both the public and private marketplace make him well suited for his role as a member of the Audit Committee. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board, has taken an active leadership role, and is well qualified to serve as the Chairman of the Board. Mr. Hoglund holds a Top Secret National Security Clearance.

Scot Jarvis
Scot Jarvis has served as a director since February 1997. Mr. Jarvis co‑founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. Prior to co‑founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., an investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Leap Wireless, and Rootmetrics, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications until it was sold to AT&T. Mr. Jarvis served on the board of directors of Vitesse Semiconductor from 2012 until its acquisition by Microsemi Corporation in April 2015. Mr. Jarvis currently serves on the board of directors of Spectrum Effect (since February 2018), Slingshot Sports (since 1999), and Investco, LLC (since 2022). Mr. Jarvis served as a venture partner with Oak Investment Partners, a multi‑stage venture capital firm from 2000 to 2022. Mr. Jarvis holds a bachelor’s degree in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which has been of particular significance to the Board during the Company’s pursuit of growth strategies through mergers and acquisitions. Mr. Jarvis holds a Top Secret National Security Clearance.
Deanna Lund
Deanna Lund has served as Kratos’ Executive Vice President and Chief Financial Officer since April 2004 and as a director since May 2021. Prior to joining Kratos, Ms. Lund most recently served as Vice President and Corporate Controller of Titan from July 1998 to 2004, then a NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan’s Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received a bachelor’s degree in Accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant. Ms. Lund holds a Top Secret National Security Clearance.
Amy Zegart
Dr. Amy Zegart has served as a director since September 2014. Dr. Zegart is the Morris Arnold and Nona Jean Cox Senior Fellow at the Hoover Institution where she leads the institution’s Technology Policy Accelerator. She is also a Professor of Political Science (by courtesy) at Stanford University and a Senior Fellow at Stanford’s Human-Centered Artificial Intelligence Institute and the Freeman Spogli Institute for International Studies. An award-winning author, Dr. Zegart has written five books examining emerging technology and U.S. national security, U.S. intelligence, cybersecurity, and global political risk. She co-taught a Stanford MBA course with former Secretary of State Condoleezza Rice about how business leaders can manage political risk and co-authored a book on the subject, Political Risk. Dr. Zegart served on the Clinton administration’s National Security Council staff and as a foreign policy adviser to the Bush-Cheney 2000 presidential campaign. She has testified before the House and Senate Intelligence Committees, provided training to the U.S. Marine Corps, and has advised senior U.S. government officials about intelligence and national security matters for more than two decades. Her analysis has appeared in Foreign Affairs, The Washington Post, The Wall Street Journal, The New York Times, Wired, and elsewhere. Prior to her academic career, she was a management consultant at McKinsey & Company. Dr. Zegart received an A.B. in East Asian Studies, magna cum laude, from Harvard University and an M.A. and Ph.D. in Political Science from Stanford University. She is the recipient of a Fulbright Fellowship and research grants from the Carnegie Corporation of New York and National Science Foundation. Since January 2019, Dr. Zegart has served as a director, Audit Committee member, and Contracts Committee member for the fund boards of The Capital Group (American Funds), a private asset management company. She also serves on the board of the Council on Foreign Relations. Dr. Zegart brings significant knowledge of national and international security issues to the Board. Dr. Zegart holds a Top Secret National Security Clearance.

Board Experience
The nominees to our Board bring a diverse mix of highly relevant and complementary skills, experiences and backgrounds, which facilitates strong oversight of the Company’s strategy to innovate and disrupt the traditional National Security government contracting industry, including by rapidly developing and fielding affordable, leading technology, hardware, products, systems and software.
We also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. military. We are proud to report that of our eight current directors, two are military veterans with decades of service in the U.S. Air Force, Army, and Marines.
The Company routinely performs the process of reviewing potential Board augmentation and refreshment, including seeking additional candidates with relevant and diverse experience, with a focus on the Company’s National Security focused mission. As the Company performs this process, Board leadership, Committee memberships, including Chairs of each of the respective Committees, will be assessed as the new directors become familiar with the Company’s strategy, business, culture and operations.
Executive Management Experience
Consistent with the Company’s diverse mix of nominees to our Board, the Company also employs a similar philosophy in its composition of its Executive Officers. We are proud to present an Executive Management Team that has a wide range of experience and backgrounds. Additionally, one of our Executive Officers is a military veteran. Our Executive Management Team leverages their diverse experiences, perspectives and capabilities in order to execute the Company’s strategy of innovating and disrupting the traditional National Security government contracting industry by rapidly developing and fielding affordable, leading technology, hardware, products, systems and software. Additional details regarding the skills and experience of our Executive Officers can be found on page 53 of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 27, 2026. Deloitte was first appointed as our independent registered public accounting firm in June 2013. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Audit and Other Fees
As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, by the Company’s independent registered public accounting firm is compatible with maintaining their independence.
The following table sets forth the aggregate fees for services provided to us by Deloitte(1) for the fiscal years ended December 29, 2024 and December 28, 2025. All fees described below were approved by the Audit Committee.

	Fiscal 2024	Fiscal 2025
Audit Fees (2)	$2,512,167	$2,608,650
Audit-Related Fees (3)	179,913	257,007
Tax Fees (4)	292,377	339,893
All Other Fees (5)	1,895	1,895
TOTAL	$2,986,352	$3,207,445

__________________________________________________________________________________________________________
(1)For purposes of the fee disclosures discussed herein “Deloitte” shall mean (i) Deloitte & Touche LLP and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee ("DTTL"); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and (ii) of this sentence, provide professional services to Kratos.
(2)Audit Fees consist of fees billed and expected to be billed for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements.
(3)Audit-Related Fees consist of fees billed for assurance and related services that are traditionally performed by the independent registered public accounting firm. More specifically, these services include comfort letters and consents in connection with financing and equity transactions, other attestation services, consultations concerning financial accounting and reporting standards, and due diligence services.
(4)Tax Fees consist of fees billed for tax compliance, planning, advice, and due diligence services. Tax compliance involves preparation of original and amended tax returns and claims for refunds. Tax planning, advice, and due diligence encompass a diverse range of services, including assistance with tax appeals, due diligence related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities.
(5)All Other Fees consist of an annual subscription fee for an online accounting research tool licensed from Deloitte.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that Deloitte performs for us. Specifically, the Audit Committee has pre-approved the use of Deloitte for specific types of services related to tax compliance, planning and consultations; acquisition/disposition services; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The Audit Committee requires that it be informed at its next regularly scheduled meeting of each such service for which the independent auditor was engaged pursuant to these pre-approvals. The Audit Committee also requires Deloitte to obtain specific pre-approval from the Audit Committee for any types of services that have not been pre-approved. The Audit Committee chair is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting. In fiscal year 2024 and fiscal year 2025, the Audit Committee pre-approved all services provided to the company pursuant to the policies and procedures described above.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2026.

PROPOSAL NO. 3
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
We are asking stockholders to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares from 195,000,000 to 245,000,000.
Authorized Share Increase
Currently, the Company is authorized to issue a total of 200,000,000 shares, consisting of two classes as follows: (a) 195,000,000 shares of common stock (“Common Stock”), and (b) 5,000,000 shares of preferred stock (“Preferred Stock”), each with a par value of $0.001 per share. Our Board has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized Common Stock from 195,000,000 shares to 245,000,000 shares (the “Authorized Share Increase”).
The amendment will not affect the number of shares of Preferred Stock authorized, which is 5,000,000 shares of Preferred Stock, par value $0.001 per share. Currently, there are no shares of Preferred Stock issued and outstanding.
The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. In accordance with the DGCL, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders and recommend that our stockholders approve the Authorized Share Increase Proposal.
Purpose of the Authorized Share Increase
The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving our flexibility to promptly and appropriately use our Common Stock for business and financial purposes in the future. These business opportunities may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other general corporate transactions. General corporate transactions include the Company’s continued investments to rapidly develop, produce and field solutions that address its customers’ mission critical needs and requirements and to expand the Company’s manufacturing and production capacity and facilities, including as described in the recent National Defense Strategy Document released in December 2025, and, consistent with the Department of War’s recent call to industry to rapidly rebuild the United States Defense Industrial Base, in order to deter, and if necessary, defeat adversaries of the United States and its Allies. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of Common Stock beyond the limited amount remaining without the delay and expense that would be required in connection with a special meeting of stockholders to increase the authorized shares of Common Stock at the time an opportunity becomes available to the Company.
Potential Effects of Approving the Authorized Shares Amendment
The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock without requiring further stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including NASDAQ. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing stockholders may put downward pressure on our stock price.

While the issuance of additional shares of Common Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized shares of Common Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company. A takeover of the Company may be beneficial to Kratos stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock as compared to the then-existing market price.
The additional authorized shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently outstanding. Stockholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof. We can provide no assurance that we will be successful in amending the Certificate of Incorporation to increase the number of shares of Common Stock that are available for issuance, or that the Authorized Shares Amendment will not have an adverse effect on our stock price.
Potential Effects of Not Approving the Authorized Shares Amendment
If the Company’s stockholders do not approve the Authorized Shares Amendment, then the Company will not be able to increase the total number of authorized shares of Common Stock from 195,000,000 to 245,000,000 which, therefore, could prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets and consummate certain strategic transactions (including mergers and acquisitions).
Required Vote
Approval of the Authorized Shares Amendment requires the affirmative vote of a majority of the shares outstanding. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposed Amendment
Accordingly, the following resolution will be submitted for a stockholder vote at the 2026 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to amend and restate Article Four, which shall read in its entirety as follows:
This corporation is authorized to issue two classes of stock to be designated, respectively “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred fifty million (250,000,000) shares. Two hundred forty-five million (245,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($0.001)."
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 195,0000,000 TO 245,000,000.

PROPOSAL NO. 4
AMENDMENT OF CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION
We are asking stockholders to approve an amendment to our Certificate of Incorporation to align the current exculpation provision with Delaware law by expanding such provision to include officers.
Exculpation Clause
Currently, Article Six of the Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under applicable law.
The State of Delaware amended Section 102(b)(7) of the DGCL in 2022 to allow Delaware corporations to extend the exculpation provision to cover certain senior officers, in addition to directors. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) of the DGCL only permits exculpation for direct claims brought by stockholders and does not permit exculpation for claims brought by the Company against the officer (including any derivative claims made by stockholders on behalf of the Company).
In light of this Delaware law amendment, we are proposing to amend our Certificate of Incorporation to revise the exculpation provision to extend its coverage to certain senior officers to the extent permitted under amended Section 102(b)(7) of the DGCL (the “Exculpation Amendment”). If this proposal is approved by our stockholders, both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent allowed under the DGCL. The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors, and Delaware law now allows it to be extended to certain senior officers. Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL could prevent protracted litigation that distracts from our primary objective of creating stockholder value over the long term. In addition, as other companies continue to update their charters to align with amended Section 102(b)(7) of the DGCL, our ability to attract and retain highly qualified officers may be adversely impacted if we do not similarly do so. For these reasons, the Board believes that the proposal to amend our Certificate of Incorporation as described herein is in the best interests of the Company and its stockholders, and has unanimously adopted a resolution to amend our Certificate of Incorporation, subject to our stockholders’ approval.
Required Vote
Approval of the Exculpation Amendment requires the affirmative vote of a majority of the shares outstanding. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposed Amendment
Accordingly, the following resolution will be submitted for a stockholder vote at the 2026 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to amend and restate Article Six, which shall read in its entirety as follows:
Limited Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors or officers), a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification."
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 2023 EQUITY INCENTIVE PLAN
At the Annual Meeting, our stockholders will be asked to approve an amendment and restatement of the Kratos Defense & Security Systems, Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The Board adopted the proposed Amended and Restated 2023 Plan on March 19, 2026, subject to stockholder approval. In this proxy statement, we refer to the proposed amended and restated 2023 Plan as the “Restated Plan.” The Restated Plan will become effective if it is approved by the stockholders at the Annual Meeting. If we do not obtain requisite stockholder approval of the Restated Plan as described above, the 2023 Plan will remain in effect and we may continue to grant awards thereunder in accordance with its terms, including any shares remaining available for issuance thereunder.
The proposed amendment and restatement to the 2023 Plan would:
•Increase the Share Reserve. If approved by stockholders, the Restated Plan will provide for an increase of 6,900,000 shares available for issuance under the Restated Plan over the existing share reserve under the 2023 Plan. As of March 6, 2026, awards covering a total of 2,877,629 shares were outstanding under the 2023 Plan (with performance awards counted assuming “target” performance), and 615,260 shares remained available for future issuance under the 2023 Plan (with performance awards counted assuming “target” performance). Assuming stockholder approval, and subject to the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, there will be 7,515,260 shares available for future awards, less any grants made under the 2023 Plan after March 6, 2026 and prior to the effective date of the Restated Plan (which we expect will be May 12, 2026).
•Limits on Incentive Stock Options. Under the Restated Plan, no more than 10,000,000 shares may be issued upon the exercise of incentive stock options (“ISOs”), as described below. In addition, no ISOs may be granted under the Restated Plan after the date that is 10 years following the earlier of (i) the date the Board approved the Restated Plan or (ii) the date the stockholders approve the Restated Plan.
•Other Updates. The Restated Plan is not being materially amended in any respect other than to reflect the changes described above.
Each of these aspects of the Restated Plan is discussed below, and all of share numbers in this proposal are subject to adjustment for changes in our capitalization and certain corporate transactions as described below.
In general, stockholder approval of the Restated Plan is necessary in order for our Company to meet the stockholder approval requirements of the NASDAQ Stock Market and to grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Internal Revenue of 1986, as amended (the “Code”). Therefore, we are asking stockholders to approve the terms of the Restated Plan for purposes of complying with the requirements of the NASDAQ Stock Market and satisfying the stockholder-approval requirements of Section 422 of the Code.
Why Stockholders Should Vote to Approve the Restated Plan
Equity Incentive Awards Are an Important Part of Our Compensation Philosophy
We are asking our stockholders to approve an increase in the maximum number of shares of Common Stock that may be issued under the Restated Plan over the number of shares of Common Stock currently available for issuance under the 2023 Plan so that we can continue to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees, directors, consultants, and other service providers by offering those persons an opportunity to acquire or increase a direct equity interest in our Company, including its future success. Since 2007, we have pursued this goal primarily through the grant of restricted stock units, or RSUs. We believe that in our heavily specialized human‑capital intensive business, and in the extremely competitive and tight labor market in the national security and defense related industry in which Kratos operates, RSUs are an important factor in attracting, hiring and retaining talented personnel. The Company’s equity awards provide long‑term incentives that align the interests of our officers, employees, directors, consultants and other service providers with the interests of our stockholders. If our stockholders do not approve the Restated Plan, the Company strongly believes that it will be unable to successfully use equity as part of its compensation program, as the vast majority of its competitors in the industry do, putting the Company at a significant disadvantage and compromising its ability to execute the Company’s business plan, including generating significant organic growth and enhancing stockholder value. Therefore, we believe the approval of this request is in the best interest of our stockholders and our Company.
Our 2023 Plan Will Soon No Longer Have Shares Available for Grant
Under the Company’s current forecasts, our 2023 Plan, which is the only equity plan under which we currently have available shares for future equity awards, will run out of shares available for grant within the next twelve months, and the Company will not be able to continue to issue equity to its officers, employees, directors, consultants and other service providers unless our stockholders approve the Restated Plan. This current projection assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require the Company to change its current equity grant practices. As such, in determining to approve the Restated Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards to service providers in future years.
Outstanding Equity Awards Under the 2023 Plan and Prior Plans and Determination of Share Reserve Increase Under the Restated Plan
The table below presents information about the outstanding equity awards under the 2023 Plan, the Amended and Restated Kratos Defense & Security Systems, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), the Kratos Defense & Security Solutions, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), and the Kratos Defense & Security Solutions, Inc. Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan” and together with the 2014 Plan, and the 2011 Plan, collectively, the “Prior Plans”) and the number of shares remaining available for issuance under the 2023 Plan, each at March 6, 2026. The table below does not include information about the number of shares that may be available for future issuance under our Employee Stock Purchase Plan (for information about our Employee Stock Purchase Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans” below).

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value ($) (2)
Options outstanding	No options are currently outstanding
RSUs outstanding (3)
2005 Plan	83,000	—%	7,221,000
2011 Plan	130,000	0.1%	11,310,000
2014 Plan	1,369,691	0.7%	119,163,117
2023 Plan	2,877,629	1.5%	250,353,723
Total for all plans	4,460,320	2.4%	388,047,840
Shares available for grant (4)
2005 Plan	—	—%	—
2011 Plan	—	—%	—
2014 Plan	—	—%	—
2023 Plan	615,260	0.3%	53,527,620
Total for all plans	615,260	0.3%	53,527,620
(1)Based on 187,308,628 shares of our common stock outstanding as of March 6, 2026.
(2)Based on the closing price of our common stock on March 6, 2026, of $87.00 per share.
(3)This includes 931,658 shares of outstanding performance-based RSUs. Performance-based RSUs are reflected based on “target” level of performance.

(4)For purposes of calculating the shares that remain available for grant under the 2023 Plan, the shares available for issuance are calculated by reflecting performance-based RSUs based on “target” level of performance.
While we may continue to grant further awards under the 2023 Plan between March 6, 2026 and the Annual Meeting date (May 12, 2026), to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the 2023 Plan, if any, between March 6, 2026 and the Annual Meeting date (May 12, 2026). We do not currently expect to grant awards under the 2023 Plan between March 6, 2026 and the Annual Meeting date (May 12, 2026) date with respect to more than 615,260 shares of our common stock.
In determining whether to approve the Restated Plan, including the additional 6,900,000 the share reserve under the Restated Plan, the Board considered the following:
•Reasonable Share Reserve. If approved by stockholders, the Restated Plan will provide for an increase of 6,900,000 shares available for issuance under the Restated Plan over the existing share reserve under the 2023 Plan. Assuming stockholder approval, and subject to the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, there will be 7,515,260 shares available for future awards, less any grants made under the 2023 Plan after March 6, 2026 and prior to the effective date of the Restated Plan (which is expected to be May 12, 2026). The Restated Plan will be the only equity plan under which we will be able to grant future equity awards. While we may continue to grant further awards under the 2023 Plan between March 6, 2026 and the Annual Meeting date (May 12, 2026), to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the 2023 Plan, if any, between March 6, 2026 and the Annual Meeting date.
•Sufficiency for Projected Future Grants. The Board currently intends that the increase to the share reserve requested under the Restated Plan will be sufficient to fund the Company’s equity compensation needs for the next three to four years. This assumes the Company continues to grant awards consistent with its historical usage and current practices, as reflected in our historical burn rate discussed below. The Company cannot predict its future equity grant practices, the future price of its shares or future hiring activity with any degree of certainty at this time, and the increase to the share reserve under the Restated Plan could last for a shorter or longer time.
•Reasonable Burn Rates. We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for talent. In the process used to determine the number of shares to be reserved for issuance under the Restated Plan, the Board reviewed information regarding the burn rate and overhang metrics discussed below. Our Board believes the potential dilution to stockholders is reasonable and sustainable to meet our business goals.
The Board considered our average annual share pool usage over the most recently completed three-year period (or referred to herein as the “burn rate”) with respect to the equity awards granted by the Company, including our gross burn rate and our “adjusted average burn rate” as shown in the table below:

Burn Rate Information	2023	2024	2025	Three-Year Average (2023-2025)
Stock options granted	—	—	—	—
Time-based RSUs granted	964,500	1,042,746	1,015,183	1,007,476
Performance-based RSUs granted (at “target”)	452,500	455,000	457,500	455,000
Performance-based RSUs earned	1,061,081	1,208,332	605,011	958,141
Total awards granted (1)	2,025,581	2,251,078	1,620,194	1,965,618
Weighted average common shares outstanding (Basic)	130,422,853	148,990,109	162,697,035	147,369,999

Gross burn rate (2)	1.1%	1.0%	0.9%	1.0%
Adjusted average burn rate (3)	1.6%	1.5%	1.0%	1.3%
(1)Total awards granted is the sum of time-based RSUs granted and performance-based RSUs earned.
(2)Gross burn rate is calculated as (A) the total number of stock-settled equity awards granted during the applicable year (with performance-based RSUs counted at “target” levels), divided (B) by the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions.
(3)“Adjusted average burn rate” is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of stock-settled equity awards granted during the applicable year (with performance awards counted based upon the number of shares earned during such year), divided by (B) the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions).
•The Restated Plan Represents Reasonable Dilution. The Board considered the potential dilution to our stockholders that may result from the issuance of shares pursuant to outstanding awards and awards to be issued under the Restated Plan out of the increase to the share reserve thereunder. Fully diluted overhang is equal to (i) the total number of stock-settled equity awards outstanding (with performance-based RSUs reflected at “target”) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year, divided by (ii) the sum of the total common stock outstanding as of the last day of the relevant fiscal year plus the total number of stock-settled equity awards outstanding (with performance awards reflected at “target”) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year. In 2023, 2024 and 2025, the Company’s end of year fully diluted overhang for the Company’s equity plans was 8.0%, 5.5% and 4.0%, respectively. As of March 6, 2026, the Company’s fully diluted overhang for the Company’s equity plans was 2.7%. If approved, the increase to the share reserve under the Restated Plan (over the number of shares remaining available under the 2023 Plan) would increase the March 6, 2026 fully diluted overhang to approximately 6.1% as of the Restated Plan effective data (expected to be May 12, 2026).
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which we compete, the Board has determined that the increase to the share reserve under the Restated Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
Key Plan Features
The Restated Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•Repricing is not allowed without stockholder approval. The Restated Plan prohibits the repricing of outstanding stock options and stock appreciation rights by reducing the exercise, purchase or strike price of the stock option or stock appreciation right without obtaining the approval of our stockholders within 12 months prior to the repricing event.
•Stockholder approval is required for additional shares. The Restated Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.
•Prohibitions against various “liberal” share recycling practices. Shares of Common Stock tendered by participants or withheld by us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights, will not be returned to our share reserve.

•Minimum vesting requirements. The Restated Plan mandates a vesting period of at least one year for all equity-based awards granted under the Restated Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions set forth in the Restated Plan).
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.
•Stock options and stock appreciation rights term limited. A stock option or stock appreciation right granted under the Restated Plan may have a term of no longer than 10 years from the date of grant.
•No dividends or dividend equivalents are paid on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.
•Awards subject to forfeiture/clawback. The Restated Plan provides that all awards will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation.
•No tax gross-ups. The Restated Plan does not provide for any tax gross-up.
Required Vote
Approval of the amendment of the Restated Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.
Note that in the event stockholders approve the Restated Plan but do not approve Proposal No. 3 related to the Authorized Shares Amendment, the Company may be restricted in terms of the number of awards it can grant under the Restated Plan. This is because the Company may only issue shares of Common Stock approved for issuance under the Restated Plan to the extent of the number of authorized but unissued shares of Common Stock available under the Company’s Amended and Restated Certificate of Incorporation.
Description of the Restated Plan
The material features of the Restated Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Restated Plan, a copy of which has been included as Annex B to the electronic version of this proxy statement filed with the SEC. Stockholders are urged to read the actual text of the Restated Plan in its entirety.
Purpose
The Restated Plan, through the granting of awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
Types of Awards
The terms of the Restated Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance awards, and other stock awards that may be settled in cash, stock, or other property.
Shares Available for Awards
The Restated Plan authorizes an increase of 6,900,000 in the number of shares available for issuance under the Restated Plan over the existing share reserve under the 2023 Plan. Subject to adjustment for changes in our capitalization and the Restated Plan’s share counting provisions, the Restated Plan authorizes the issuance of the sum of:
•12,293,190 shares of Common Stock (consisting of 6,900,000 shares newly reserved under the Restated Plan plus 5,393,190 shares originally reserved under the 2023 Plan); less
•any shares of Common Stock which are subject to awards granted under the 2023 Plan on or after March 6, 2026 but prior to the effective date of the Restated Plan (which we expect to be May 12, 2026); plus
•any shares of Common Stock which were subject to awards granted under the Prior Plans and were outstanding as of May 24, 2023 (the effective date of the 2023 Plan) that again became available for grant under the 2023 Plan on or after such date pursuant to the 2023 Plan’s share counting provisions prior to the effective date of the Restated Plan or that in the future become available under the Restated Plan pursuant to the Restated Plan’s share counting provisions described below.
As of March 6, 2026, there were 615,260 shares of Common Stock available for future awards under the 2023 Plan (with performance-based RSUs reflected based on “target” level of performance), no shares subject to outstanding stock options and stock appreciation rights under the Restated Plan, and 2,877,629 shares subject to outstanding RSUs and performance-based RSUs (with performance-based RSUs reflected based on “target” level of performance) under the 2023 Plan. Therefore, for the avoidance of doubt, the shares authorized for issuance under the Restated Plan as described above includes shares subject to awards granted under the 2023 Plan and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan. Subject to adjustment for changes in capitalization and the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan (expected to be May 12, 2026), such number of shares that will be available for future grants under the Restated Plan is equal to 7,515,260 shares, less one share for every share subject to an award granted under the 2023 Plan after March 6, 2026 and prior to the effective date of the Restated Plan (expected to be May 12, 2026). The 7,515,260 shares represent 615,260 shares that remained available for grant under the 2023 Plan as of March 6, 2026 (with performance awards counted assuming “target” performance), plus 6,900,000 newly authorized shares pursuant to the Restated Plan.
While we may continue to grant further awards under the 2023 Plan between March 6, 2026 and the Annual Meeting date (May 12, 2026), to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the 2023 Plan, if any, between March 6, 2026 and the Annual Meeting date (May 12, 2026). We do not currently expect to grant awards under the 2023 Plan between March 6, 2026 and the Annual Meeting date with respect to more than 615,260 shares of our common stock.
In no event will more than 10,000,000 shares of Common Stock be issuable pursuant to the exercise of ISOs under the Restated Plan.
Shares issued under the Restated Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
Share Counting Provisions
If a stock award under the Restated Plan or a Prior Plan award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Restated Plan. If any shares of Common Stock issued pursuant to a stock award under the Restated Plan or a Prior Plan award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Restated Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award (other than a stock option or stock appreciation right granted under the Restated Plan or a Prior Plan) will again become available for issuance under the Restated Plan.
Notwithstanding the foregoing, the following shares shall not be added back to the share reserve under the Restated Plan and shall not become available for subsequent issuance under the Restated Plan: (i) shares subject to a stock option or stock appreciation right (including a stock option or stock appreciation right under a Prior Plan) that are not delivered to a participant because the stock option or stock appreciation right is exercised through a reduction of shares subject to the award, (ii) shares withheld or reacquired by the Company to cover the exercise price or withholding taxes with respect to a stock option or stock appreciation right (including a stock option or stock appreciation right under a Prior Plan) or as consideration for the exercise of a stock option or stock appreciation right (including a stock option or stock appreciation right under a Prior Plan), (iii) the gross number of shares subject to a stock appreciation right (or a stock appreciation right under a Prior Plan) shall count against the share reserve if such award is settled in shares of Common Stock (and any shares subject to a stock appreciation right that is a Prior Plan award not issued to the Participant in connection with the stock settlement of the stock appreciation right on exercise thereof shall not become available for issuance under the Restated Plan), and (iv) shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options (or options under the Prior Plans).
Eligibility
All of our employees, non‑employee directors and consultants are currently eligible to participate in the 2023 Plan and will be eligible to participate in the Restated Plan, and each such service provider may receive all types of awards, provided that incentive stock options may be granted under the Restated Plan only to our employees (including officers) and employees of our subsidiaries. As of March 6, 2026, we had approximately 4,900 employees, 6 non‑employee directors, and 88 consultants, each of whom were eligible to participate in the 2023 Plan and would have been eligible to participate in the Restated Plan had it been effect on such date.
Administration
The Restated Plan will be administered by our Board, which may in turn delegate authority to administer the Restated Plan to a committee. Our Board has delegated concurrent authority to administer the Restated Plan to the Compensation Committee but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee are considered to be the “Plan Administrator” for purposes of this summary. Subject to the terms of the Restated Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Restated Plan.
The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our Common Stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re‑Grant of Stock Awards
Under the Restated Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right without obtaining the approval of our stockholders within 12 months prior to the repricing event.
Stock Options
Stock options may be granted under the Restated Plan pursuant to stock option agreements. The Restated Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.
The exercise price of NSOs may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value. Notwithstanding the foregoing, a stock option may be granted with an exercise price lower than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction (as defined in the Restated Plan and described below) and in a manner consistent the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
The term of stock options granted under the Restated Plan may not exceed 10 years. Except as explicitly provided otherwise in an option holder’s stock option agreement, stock options granted under the Restated Plan generally terminate three months after termination of the option holder’s service unless (i) termination is due to the option holder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the option holder dies before the option holder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the option holder’s death) within 18 months following the option holder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the option holder is terminated for cause, in which case the stock option will cease to be exercisable immediately upon the option holder’s termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our Common Stock pursuant to the exercise of a stock option under the Restated Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) Common Stock previously owned by the option holder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.
Stock options granted under the Restated Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Restated Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.
Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an option holder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the option holder’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under the Restated Plan is 10,000,000 shares.
Restricted Stock Awards
Restricted stock awards may be granted under the Restated Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason. In no event will dividends be paid during the vesting period with respect to unearned restricted stock that is subject to any vesting conditions. Dividends accrued on such shares shall become payable no earlier than the date the vesting conditions have been achieved and the underlying shares of Common Stock have been earned.
Restricted Stock Unit Awards
RSU awards may be granted under the Restated Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a RSU award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable RSU award agreement, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Restated Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in Common Stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Notwithstanding the foregoing, a stock appreciation right may be granted with a strike price lower than 100% of the fair market value of the Common Stock subject to the stock appreciation right at the time of grant if such award is granted pursuant to an assumption of or substitution for another stock appreciation right pursuant to a corporate transaction (as defined in the Restated Plan and described below) and in a manner consistent the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Stock appreciation rights will not have a term in excess of ten years from the grant date.
The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our Common Stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Restated Plan.
Performance Awards
The Restated Plan allows us to grant cash and stock based performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. Performance goals under the Restated Plan will be based on performance measures selected by the Board. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board.
In establishing a performance goal, the Board may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non‑U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce, adjust, or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to our Common Stock may be granted either alone or in addition to other stock awards under the Restated Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our Common Stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.
Dividends and Dividend Equivalents; Payable Only on Vested Awards
Participants holding awards may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Plan Administrator. Notwithstanding anything in the Restated Plan to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned awards that are subject to any vesting conditions. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the vesting conditions have been achieved and the underlying shares of Common Stock or units have been earned. Dividend equivalents will not be granted on options or stock appreciation rights.
Transferability of Stock Awards
Generally, the holder of a stock award may not transfer the stock award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, the holder of a stock award may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may receive the underlying stock following such holder’s death.
Clawback/Recovery
Stock awards granted under the 2023 Plan will be subject to recoupment in accordance with our Policy For Recovery of Erroneously Awarded Compensation and any other clawback policy we may be required to adopt pursuant to applicable law and listing requirements. Under the Policy For Recovery of Erroneously Awarded Compensation, the Company will seek to recover full or partial portions of cash and equity-based incentive compensation received by executive officers when such incentive compensation (a) was tied to the achievement of financial results that are subsequently restated to correct an accounting error due to material noncompliance with financial reporting requirements and (b) would have been lower based upon the subsequently restated financial results. The Policy For Recovery of Erroneously Awarded Compensation for executive officers has a broader application than the clawback requirements under the Sarbanes-Oxley Act. The Policy for Recovery of Erroneously Awarded Compensation also aligns with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the NASDAQ Stock Market. A copy of our Policy for Recovery of

Erroneously Awarded Compensation is filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
In addition, the Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Minimum Vesting Limitations
Awards granted under the Restated Plan shall vest no earlier than the first anniversary of the date the award is granted and no award agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that this minimum vesting requirement shall not apply to: (i) any awards delivered in lieu of fully-vested cash-based awards under the Restated Plan (or other fully-vested cash awards or payments), (ii) any awards to a member of our board of directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, or (iii) any other awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available for issuance under the Restated Plan. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, elect to accelerate the vesting of any award in connection with or following a participant’s death, disability, termination of continuous service, or the consummation of a corporate transaction or a change in control (as defined in the Restated Plan).
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Restated Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any non‑employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transactions; Change in Control
In the event of a corporate transaction (as defined in the Restated Plan and described below) or change in control (as defined in the Restated Plan and described below), unless otherwise provided in an award agreement, outstanding stock awards under the Restated Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) any such stock awards that are held by participants whose continuous service has not terminated immediately prior to the effective time of the corporate transaction or change in control will become fully vested and exercisable, and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change in control and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse, and (ii) all other stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change in control, provided that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised. If a stock award will terminate if not exercised on or prior to the effective date of the corporate transaction or change in control, the Board has the discretion to provide that the holder of any stock award not exercised prior to the effective date will receive a payment in exchange for the stock award. The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.
Under the Restated Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.
For purposes of the Restated Plan, a corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the Restated Plan, a change in control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (iv) when a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board or their approved successors.
Plan Amendments and Termination
Our Board will have the authority to amend or terminate the Restated Plan at any time. However, except as otherwise provided in the Restated Plan, no amendment or termination of the Restated Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Restated Plan as required by applicable law and listing requirements. No ISOs may be granted under the Restated Plan after the tenth anniversary of the earlier of the date the Restated Plan was adopted by the Board or approved by our stockholders.
Securities Laws
The Restated Plan conforms in all material respects to all provisions of the U.S. Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3 promulgated under the Exchange Act. The Restated Plan is administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
U.S. Federal Income Tax Consequences
The information set forth below is a brief summary of certain of the U.S. federal income tax consequences to a recipient under the Restated Plan. It does not purport to be a complete discussion of all federal tax consequences, nor does it address any state, local or foreign tax considerations. The information is based upon current federal income tax rules and therefore is subject to change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Restated Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. If the option holder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in the acquired shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date. On a disposition of the acquired shares, any additional gain or loss generally will be taxed to the option holder as either short‑term or long‑term capital gain or loss depending on how long the shares were held.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Incentive Stock Options
The Restated Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code.
Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long‑term capital gain or loss.
If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short‑term or long‑term capital gain, depending on whether the holding period for the share exceeds one year.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to certain requirements under the Code.
Restricted Stock Awards
A recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first), which will be equal to the excess, if any, of the fair market value of the stock on such date over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. On a disposition of the acquired shares, any additional gain or loss should be eligible for short‑term or long‑term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock unit is settled equal to the excess, if any, of any cash received and the fair market value of the shares of our Common Stock received over any amount paid by the recipient in exchange for the shares of our Common Stock. To conform to the requirements of Section 409A of the Code, the shares of our Common Stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Any gain or loss recognized upon a later disposition of any shares received would be capital gain or loss.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
Under the Restated Plan, we may grant stock appreciation rights separate from any other award or in tandem with other awards under the Restated Plan.
In general, no taxable income is reportable when a stock appreciation right is granted to a recipient. Upon exercise, the recipient generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of such shares would be capital gain or loss. Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits
    Except with respect to awards to each non-employee director serving on our Board on the date of the Annual Meeting, as discussed under “Director Compensation” below and reflected in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Restated Plan in the future will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Restated Plan, or the benefits that would have been received by such participants if the Restated Plan had been in effect in the fiscal year ended December 28, 2025.
Plan Benefits
    The table below shows, as to the named executive officers, directors, other executive officers, other employees and the various indicated groups, the number of shares of our Common Stock subject to awards granted (vested and unvested) under the Restated Plan through March 6, 2026.

Name and Position	Number of Time-Based RSUs (#)	Number of Performance-Based RSUs (at “Target”) (#)
Named Executive Officers:
Eric DeMarco	450,000	450,000
Deanna Lund	225,000	225,000
Phillip Carrai	150,000	150,000
Steven Fendley	170,000	150,000
Stacey Rock	95,000	55,000
All Current Executive Officers as a Group:	1,342,500	1,282,500
All Current Non-Executive Directors as a Group:	165,000	—
Current Director Nominees:
Scott Anderson	30,000	—
Bradley Boyd	25,000	—
Eric DeMarco	450,000	450,000
Bobbi Doorenbos	20,000	—
William Hoglund	30,000	—
Scot Jarvis	30,000	—
Deanna Lund	225,000	225,000

Amy Zegart	30,000	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	1,417,429	127,500

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE 2023 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 6
ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
At the 2026 Annual Meeting, our stockholders will be asked to provide an advisory (non-binding) vote relating to the compensation of our named executive officers during fiscal year 2025. The Compensation Committee sets target direct compensation at a level commensurate with the executives’ and the Company’s performance relative to our Compensation Peer Group (as defined below) utilizing individual and market measures. In addition, the Compensation Committee has determined that a significant portion of our executives’ compensation should be provided in the form of variable, performance-based compensation that directly links our executives’ compensation to the Company’s long-term performance.
The Company’s strategy is to grow our business as a technology, hardware, products, system and software company, addressing the defense, national security and commercial markets by rapidly developing and being first to market with affordable systems, products, software and solutions. As a technology company and consistent with this strategy, Kratos makes significant internally funded investments, including in research, development, non-recurring engineering, capital and other assets, which we believe is a differentiator to the United States government and other customers, and to our traditional prime system integrator partners, as compared to our competitors. The Company’s core businesses are unmanned systems, space and satellite communications, microwave electronics, cybersecurity/warfare, rocket, hypersonic and missile defense systems, rocket systems and solid rocket motors, turbine technologies and other propulsion systems, Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (“C5ISR”) Systems and training systems. A key element of the Company’s differentiated strategy is our demonstrated ability to rapidly design, develop, demonstrate and field disruptive, transformative and leading technology, products and systems in these core business areas, at an affordable cost, and be first to market with our offerings. The Board and the Compensation Committee believe that our executive compensation programs have played an important role in the Company’s progress in achieving its key strategic goals as well as its ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company.
Our Compensation Committee believes that our executive compensation programs are structured in an effective manner to support the Company, our stated strategy, and our business objectives.
•Our compensation programs are substantially tied to our key business and strategic objectives and the interests of our stockholders. If the value we deliver to our stockholders declines, so does a primary element of the compensation we deliver to our executives.
•We maintain a very high level of corporate governance over our executive pay programs.
•We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices; and as described elsewhere in this document, we have a very proactive and robust stockholder outreach, communication and feedback program.
•Our Compensation Committee, Chairman, Chief Executive Officer, and Human Resources Department engage in a rigorous talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.
These compensation practices allow the Company to achieve the following objectives:
•align executive compensation with our stockholders’ interests by placing a significant amount of compensation “at risk” and requiring that a significant portion of our Chief Executive Officer’s and other executive management’s equity grants vest in a manner that is directly tied to the Company’s financial performance and growth;
•incentivize individual performance achievements;
•attract, motivate, develop and retain highly qualified executives; and

•create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.
As a result of the multi-pronged, routine proactive efforts to gather feedback from key stockholders regarding our executive compensation that management and the Compensation Committee have undertaken since 2012, our Compensation Committee has taken several actions to align pay with performance and align the interests of our executives and the Company’s stockholders. At the 2025 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2024. Our stockholders indicated approval of the compensation of our named executive officers, with 91.74% of the votes cast in favor of the advisory vote to approve named executive officer compensation (excluding abstentions and broker non-votes). The Compensation Committee and our management continue to gather feedback from key stockholders regarding our executive compensation and continue to develop a compensation structure that more closely aligns pay with performance and aligns the interests of our executives with our stockholders. Based on the stockholder approval of the 2024 executive compensation, our Compensation Committee employed many of the same principles in developing our compensation programs for 2025.
In establishing the 2025 executive compensation program, our Compensation Committee considered the expectations that 2025 would be a transformational year for the Company, including ambitious goals of achieving organic revenue growth, increasing Adjusted EBITDA, with significant projected internally funded investments for key transformational growth areas for Kratos, while balancing enhanced operating cash flow generation and the working capital requirements associated with such expected growth.
Over the past several years, the Company’s strategy has included making significant internally funded investments in strategic growth areas that are aligned with national security and related funding priorities, including: unmanned tactical drone systems, space and satellite communication systems, including our OpenSpace virtualized Command and Control (“C2”) and Telemetry Tracking and Control (“TT&C”) software systems, rocket and hypersonic systems, turbine and other propulsion systems and related technologies. We have also made significant internally funded investments in executive management, bid, proposal and new business pursuit and capture, congressional affairs, Pentagon focused initiatives, and related areas. These internally funded investments typically allow us to be first to market with our systems, hardware and software, and retain important intellectual property rights, design and data packages, with an objective to ultimately secure sole source or important production positions in these strategic growth areas, resulting in significant organic revenue growth and increased Adjusted EBITDA.
The Company has been successfully executing its stated strategy and business plan, including successfully achieving and/or exceeding its ambitious 2025 revenue and Adjusted EBITDA goals, including organic revenue growth of 16.6%, exceeding the Company’s organic revenue goal of 14% – 15%, and meeting its Adjusted EBITDA goal of $119.9 million, at the high end of the Company’s forecasted range of $114 to $120 million, for fiscal year 2025.
In 2025, Kratos generated total revenues of $1.347 billion and Adjusted EBITDA of $119.9 million, respectively, while continuing to make significant investments, including for existing and future programs. These investments included expanding and building new production facilities, with total capital expenditures of $95.3 million, investments aggregating over $10.0 million to secure rocket motor purchases related to the Company’s hypersonic business, and the near completion of a new unmanned system. These and other initiatives adversely impacted the Company’s 2025 operating cash flow. As a result of the Company’s strategic positioning and investments made, Kratos generated record bookings of $1.475 billion for 2025 and had a record opportunity pipeline of $13.7 billion at the end of 2025. Please see the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 55 for more information.
Kratos’ Compensation Committee applied its philosophy of paying for performance and aligning the Company’s strategy, executive management and stockholder interests in several key manners in 2025, including:

•In September 2024, the Company’s Compensation Committee performed its annual review of the compensation packages for each executive officer, including our Chief Executive Officer, and specifically Mr. DeMarco’s performance and direct impact on the Company’s strategic positioning, financial performance, and successful execution in multiple priority funded growth areas of the Department of War. Additionally, Mr. DeMarco successfully identified, established and executed on opportunities associated with new strategic collaboration agreements and ventures, including in the turbo jet and solid rocket motor areas, and the Company’s overall advancement and achievement in accordance with the Company’s long-term goals. As part of the Compensation Committee’s review process, it also took into consideration that many peer companies of Kratos’ size have a separate Chief Executive Officer and Chief Operating Officer, while at Kratos, the roles and responsibilities of both the CEO and COO are performed and executed successfully by Mr. DeMarco, including as reflected in the Company’s record financial performance. As a result of the Compensation Committee’s review, the Committee recommended an increase in the Chief Executive Officer’s base salary to $1,000,000 for 2025, which was equivalent to the base salary of the 75th percentile of the Compensation Peer Group. Additionally, as part of the Compensation Committee’s review, it was noted that after several years of being frozen, the base salaries of two other Kratos executive officers were increased in order to align their salaries to reflect their roles, responsibilities and competitive positioning in the market.
•Issuing an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s executive officers to build long‑term equity value and to align the interests of our executive officers with our stockholders’ interests. Performance-based RSUs granted in 2025 vest 33.3% for every 10% increase in the Company’s Adjusted EBITDA, as compared to the Company’s Adjusted EBITDA for 2024. The performance-based RSUs may vest at the end of each year if the performance goals are satisfied within a five-year period. Time-based RSUs granted in 2025 vest ratably over a five-year period. The Compensation Committee continues to apply a consistent number of shares for RSU grants to its executives over the past multiple years, maintaining a similar annual share grant quantity, without any fluctuation for year to year market share price declines or increases, with the intent of the total overall number of shares granted over the multiple year period to equalize after taking into consideration market price fluctuations. The Compensation Committee believes that the long-term growth, value, and success of the Company is best measured by growth in Adjusted EBITDA, on which the Company is primarily valued, based on feedback received through our Kratos investor and stockholder outreach and communication plan. Adjusted EBITDA reflects the Company’s return on internal investments made; the profit contribution from growth in revenues; and the expected leverage on the Company’s fixed overhead, manufacturing, research, development and SG&A infrastructure investments. Adjusted EBITDA is also reflective of the quality of the Company’s revenues and revenue growth, and reflective of the expected related increase in the Company’s profits, cash flow and stockholder returns, as strategic initiatives and programs successfully transition from investment to development to production. The Compensation Committee believes that the use of long-term Adjusted EBITDA growth as a performance measure appropriately incentivizes the management team, as it reflects the appropriate long- and short-term balance between near-term investments and new product and system developments made by the Company, while also requiring management focus on adequate and expected long-term returns for Kratos stockholders. The Compensation Committee also believes that the nature of long-term growth in profits or Adjusted EBITDA is different than the short-term nature, as short-term profitability or Adjusted EBITDA is/can be balanced/impacted by that particular year or period’s Federal Government and DoW budget priorities, the size of the DoW budget, DoW budget approval timing, changes in administration or Federal Government or customer agency leadership, the impact of Federal budget CRAs, Federal Government shutdowns or political party impasses, and the Company’s particular investments, revenue mix and program maturity for that period or year, all of which the management team is expected to successfully consider and address.
•Additionally, the Company has a very robust customer and congressional communication and outreach plan, which is focused on long-term Federal DoW policy, budgets and funding priorities, which are related to the Company and its programs, with which the Company’s success, including long-term Adjusted EBITDA, is closely aligned. The Compensation Committee believes that long-term growth metrics of the Company, including revenue and Adjusted EBITDA, closely align with the overall growth profile expectations of the Company’s stockholders, based on feedback from our recurring stockholder outreach program.
•Issuing bonuses in the first quarter of 2026 in recognition of executive management’s non-financial and financial achievements in 2025.
•Continuing its practice of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.
•Maintaining double trigger vesting upon a change in control (requiring a change in control and a certain Common Stock closing price increase from the date of grant) on all equity awards granted in 2025, subject to any applicable employment or change of control agreements.
•Continuing the Company’s Anti-Hedging and Anti-Pledging Policy.
•Continuing, since January 1, 2020, the Company’s Stock Ownership Target Guideline of five times base salary for the Chief Executive Officer. For the purposes of this guideline, stock ownership includes stock purchased on the open market or through the Employee Stock Purchase Plan, stock held through the Company’s 401(k) plan, and vested RSUs.
•Maintaining a Policy For Recovery of Erroneously Awarded Compensation for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act, and was updated in 2023 to align with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the NASDAQ Stock Market.
These efforts are discussed in the “Compensation Discussion and Analysis” section of this proxy statement, which begins on page 55.
In light of the above and as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Board and the Compensation Committee believe that the compensation of our named executive officers for fiscal year 2025 was appropriate and reasonable, and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Board and the Compensation Committee believe that our compensation policies and procedures are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating our executives to remain with the Company for long and productive careers.
Therefore, our Board and Compensation Committee are again seeking input from our stockholders through this advisory vote to approve the compensation of our named executive officers as described in this proxy statement in the section titled “Compensation Discussion and Analysis” beginning on page 55, in the compensation tables beginning on page 69 and in any related narrative discussion contained in this proxy statement.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Kratos Defense & Security Solutions, Inc. approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.”
While this stockholder vote on executive compensation is merely advisory and will not be binding upon us, our Board, or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2026 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE
As more fully described in its charter, the Audit Committee oversees our financial reporting process and internal control structure on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company’s independent registered public accounting firm is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. The Audit Committee met seven times during 2025 and met regularly with our independent and internal auditors, both privately and with management present.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee is responsible for the engagement of the independent auditors and has appointed Deloitte to serve in that capacity since June 2013. In connection therewith, the Audit Committee: received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence; reviewed periodically the level of fees approved for payment to Deloitte and the pre-approved non-audit services it has provided to us to ensure their compatibility with Deloitte’s independence; and reviewed Deloitte’s performance, qualifications and quality control procedures.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 for filing with the SEC. The Audit Committee also selected Deloitte as our independent auditor for 2026.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson Bradley Boyd William Hoglund Scot Jarvis
        The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) except to the extent we specifically incorporate this report by reference.

EXECUTIVE COMPENSATION
Our Executive Officers
Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our current executive officers.

Name	Position	Age
Eric DeMarco(1)	Chief Executive Officer and President	62
Deanna Lund (1)	Executive Vice President and Chief Financial Officer	58
Maria Cervantes	Vice President and Corporate Controller	51
Marie Mendoza	Senior Vice President and General Counsel	53
Jonah Adelman	President, Microwave Electronics	75
Phillip Carrai	President, Space, Training & Cyber Solutions	64
David Carter	President, Defense & Rocket Support Services	68
Steven Fendley	President, Unmanned Systems	57
Thomas Mills	President, C5ISR Systems	66
Stacey Rock	President, Kratos Turbine Technologies	58
___________________________________________________________________________________________________________
(1)The biographical information for Eric DeMarco and Deanna Lund is provided in the section identifying the Director nominees beginning on page 21.
Each executive officer holds office until his or her respective successor has been appointed, or until his or her earlier death, resignation or dismissal. Historically, our Board has designated our executive officers annually at its first meeting following the annual meeting of stockholders.
        Maria Cervantes has served as the Company’s Vice President, Corporate Controller, and Principal Accounting Officer since May 2016. Ms. Cervantes brings significant accounting, finance, business, and public company experience and skills to the Company. Ms. Cervantes has most recently served as the Company’s Director of Internal Audit since May 2012, where she gained a comprehensive knowledge of the Company’s businesses and operations, including its financial operations and processes. From 2002 to 2012, Ms. Cervantes served in numerous positions, including Senior Manager of SOX and DCAA Compliance and Corporate General Accounting Manager for Science Applications International Corporation. Ms. Cervantes is a Certified Public Accountant and worked as a Senior Auditor with the public accounting firm Pricewaterhouse Coopers. Ms. Cervantes earned a bachelor’s degree in Business Administration with an emphasis on Accounting from the University of San Diego.
        Marie Mendoza has served as the Company’s Senior Vice President and General Counsel since December 2015. Ms. Mendoza previously served as the Company’s Senior Corporate Attorney since December 2011. Prior to joining Kratos, Ms. Mendoza was a Partner with the law firm of Burke, Williams & Sorensen, LLP from 2002 to 2006 and then GCR, LLP in San Diego from 2006 to 2011, where she represented public agencies and commercial companies on a variety of matters including contract negotiation and disputes, labor and employment, construction, board governance, commercial leases, trademark infringement and various other matters. Ms. Mendoza received a bachelor’s degree in Political Science from the University of California, Los Angeles, cum laude, and her law degree from the University of California, Los Angeles School of Law.
        Jonah Adelman has served as the President of the Company’s Microwave Electronics Division since August 2015. Prior to that, Mr. Adelman was the General Manager of the Company’s Electronic Products Division’s Israel business group from its acquisition in March 2011. Mr. Adelman began his professional career as a Research and Development Microwave Engineer at General Microwave Corporation (“GMC”) in Amityville, New York, subsequently moving to Israel where he took part in the establishment of General Microwave Israel, a subsidiary of GMC. Mr. Adelman served as Chief Microwave Engineer, Assistant General Manager, and since 1990 was General Manager of General Microwave Israel, which Kratos acquired in 2011. Mr. Adelman received a bachelor’s degree in Mathematics and Physics from Brooklyn College, summa cum laude, and a master’s degree in Applied Mathematics from New York University, where he performed doctoral research in magneto-fluid dynamics. Mr. Adelman is a longtime member of the Institute of Electrical and Electronics Engineers (“IEEE”) and in 2008 received a Certificate of Appreciation from the Microwave Chapter of the Israeli IEEE.
        Phillip Carrai has served as President of the Company’s Space, Training & Cyber Division since December 2009 and was Executive Vice President of the same division from July 2008 to December 2009. Prior to that, Mr. Carrai served as President of the Information Technology Solutions segment of SYS from October 2006 until SYS’s merger with Kratos in June 2008. From 2003 to 2006, Mr. Carrai was the Chief Executive Officer of Ai Metrix, Inc., a telecommunications software company that was acquired by SYS in 2006. He served as Managing Director for the Morino Group and Special Advisor to General Atlantic, Inc. from 2000 to 2003 and was Executive Chairman for Ztango, Inc. and a board member of Internosis Incorporated. Mr. Carrai was the Chief Executive Officer of McCabe and Associates, a testing and analysis software company, from 1997 to 2000. From 1989 to 1996, Mr. Carrai held a variety of executive management positions at Legent Corporation, an enterprise software company. Mr. Carrai received his bachelor’s degree in Information Science and Accounting from Indiana University of Pennsylvania and his master in Business Administration from Carnegie Mellon University.
        David Carter has served as President of the Company’s Defense & Rocket Support Services (“DRSS”) Division since December 2009 and was the Executive Vice President of that division from December 2007 to December 2009. Mr. Carter is responsible for overseeing DRSS’s defense operations in Alabama, Maryland, Virginia, California, Texas, and North Carolina. Beginning in 2004 and up to its acquisition by Kratos in December 2007, Mr. Carter served as Vice President of Haverstick Consulting’s Military Services Division, where he managed the division’s technical, financial, and business development operations. Prior to joining Haverstick Consulting through the acquisition of DTI Associates(“DTI”), Mr. Carter spent fifteen years as part of DTI’s ownership team that established and grew a small defense contracting business from four individuals to over 300 employees supporting U.S. Navy combat weapon systems development, acquisition, and life cycle support. Prior to DTI, Mr. Carter spent seven years at ARINC Research Corporation (“ARINC”)as an Analyst developing maintenance requirements for Navy combat weapon systems. While at ARINC, Mr. Carter received his associate’s degree from Anne Arundel Community College. Following high school, Mr. Carter spent six years in the U.S. Navy as an active-duty non-commissioned officer, where he obtained the rank of Petty Officer 1st Class. During his active-duty tour, Mr. Carter received extensive training and performed as Leading Petty Officer onboard the USS Farragut DDG-37, where he was responsible for the maintenance and operation of the ship’s large caliber gun weapon radar and computer fire control system. In short, Mr. Carter has over forty-five years of experience both as a member of the U.S. Navy and as a contractor supporting military weapon systems development, acquisition, operation, test, and life cycle support.
        Steven Fendley has served as President of the Unmanned Systems Division since January 2017. Prior to that, Mr. Fendley served as the Senior Vice President, General Manager/Chief Technology Officer for Composite Engineering, Inc. (“CEi,” now known as Kratos Unmanned Aerial Systems, Inc.), a subsidiary within the Unmanned Systems Division, from March 2016 to January 2017 and as Vice President of Engineering of CEi from February 2014 to March 2016. From August 1999 to January 2017, Mr. Fendley was the President of 5‑D Systems, Inc. (“5-D”), a small business defense contractor that provides systems and software engineering services and solutions. Mr. Fendley remained with 5‑D as Executive Chairman and a 50% owner until the Company’s acquisition of 5-D on November 18, 2020. Mr. Fendley has over 30 years of experience in the aerospace industry, with a focus on unmanned systems. Mr. Fendley received his bachelor’s degree in Electrical Engineering from Auburn University.
        Thomas Mills has served as President of Kratos’ C5ISR Systems Division, which includes Gichner Systems Group (“Gichner”), based near York, Pennsylvania, since August 2013. Mr. Mills joined Gichner Systems Group, Inc. as President and Chief Executive Officer in 2004 and served in that capacity until Kratos’ acquisition of Gichner in May 2010, where Mr. Mills then served as the head of the Gichner business group within Kratos. Prior to joining Gichner in 2004, Mr. Mills held several senior management positions at various publicly traded and privately held companies. Mr. Mills continues to serve on several boards, including his alma mater’s foundation. Mr. Mills started his career at KPMG and has a bachelor’s degree in Accounting from West Chester University.
        Stacey Rock has served as President of Kratos’ Turbine Technologies Division, which is responsible for the development of affordable and highly efficient turbojet and turbofan engines, demonstrator engines, liquid rocket engine turbopumps, and maintenance, repair, and overhaul services. An aerodynamicist and computational fluid dynamicist by training, Mr. Rock began his career as a research engineer supporting the development and testing of transonic, supersonic, and hypersonic weapons systems. During the course of his career spanning over 35 years, he has served in a variety of technical and leadership roles with a focus on research and development programs for manned and unmanned air vehicles, tactical missiles, hypersonic and reentry systems, airborne optical sensors, ground and flight test programs, high energy laser systems, and multi-disciplinary weapons analysis. In February 2019, Mr. Rock formed the Kratos Turbine Technologies Division and has grown it to over 400 employees supporting customers worldwide. Recent accomplishments include establishing Kratos as an affordable developer and manufacturer of both commercial and defense engines. Notable partners include Boom Supersonic and GE Aerospace. Mr. Rock joined Kratos in December 2008 through the acquisition of Digital Fusion Solutions, Inc., where he served as vice president of advanced technology. Mr. Rock then served as Senior Vice President of the Digital Fusion business unit (from April 2009 to November 2016) and Senior Vice President of the Weapons & Defense Solutions business unit (from November 2016 to February 2019) and within the Company’s Defense Rocket Support Services Division. He received a bachelor’s degree in Aerospace Engineering from Auburn University and a Master of Science in Aerospace Engineering from North Carolina State University.
Compensation Discussion and Analysis
Overview
The following Compensation Discussion and Analysis (“CD&A”) describes and analyzes Kratos’ compensation program for its named executive officers. Kratos’ named executive officers for fiscal year 2025 include its Chief Executive Officer, its Chief Financial Officer, and its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal year 2025. Our named executive officers for fiscal year 2025 are Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Phillip Carrai, President of the Space, Training & Cyber Division; Steven Fendley, President of the Unmanned Systems Division, and Stacey Rock, President of the Turbine Technologies Division. In this CD&A, Mr. DeMarco and Ms. Lund are sometimes referred to as “corporate named executive officers” and Mr. Carrai, Mr. Fendley, and Mr. Rock are sometimes referred to as “operational named executive officers.”
In this CD&A, we first provide an Executive Summary. Next, we cover Kratos’ 2025 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions; Compensation Philosophy and Objectives; and 2025 Compensation Program Decisions. We then discuss the process our Compensation Committee follows in setting executive compensation, including Benchmarking Our Program Against Peers, Targeted Pay Mix, and Elements of the Executive Compensation Program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our named executive officers in 2025 and the changes the Compensation Committee made for fiscal year 2025.

Executive Summary
Kratos’ Fiscal 2025 Financial Performance and Executive Compensation
Goals for Transformational Fiscal 2025
In establishing the 2025 executive compensation program, our Compensation Committee considered the expectations that 2025 would be another transformational year for the Company, as the Company was awarded a number of new large multi-year strategic programs, certain of which include follow-on production orders and/or options that are expected to be exercised in the future. In addition, a number of production and other delivery type programs and contracts achieved the critical mass necessary for the Company to continue to make important internally funded investments, consistent with Kratos’ long term transformational organic growth objectives, while also including ambitious goals of achieving organic revenue growth, increased Adjusted EBITDA and margin expansion, with a careful balance of our goals to increase operating cash flow generation, while continuing to make significant discretionary investments for strategic growth opportunities in a current industry environment marking a recapitalization of strategic platforms and weapon systems.
Successful Achievement & Overachievement of 2025 Goals
The Company’s 2025 financial results substantially achieved or exceeded each of its financial goals for 2025, which included the following:
•Adjusted EBITDA grew from $105.7 million in 2024 to $119.9 million in 2025, even after reflecting increases in investments in business development, bid, proposal, and new business capture, pursuit, and company funded research and development efforts. Kratos was also able to significantly increase its 2025 Adjusted EBITDA after absorbing significant inflation related costs in its ~70% fixed price contracts, which Kratos is unable to pass on to its customers until the renewal of such long-term contracts are renegotiated in future years.
•Revenue grew from $1.136 billion in 2024 to $1.347 billion in 2025, with 16.6% organic revenue growth exceeding our ambitious goal of increasing revenue to $1.330 billion, and our organic growth goal of 14% - 15% over 2024 Revenues. The revenue growth in 2025 reflects a 16.6% consolidated organic revenue growth, with organic revenue growth of 19.3% in the Company’s Kratos Government Solutions (“KGS”) segment, with organic growth across all divisions, with the most notable increases in the Defense Rocket Support, Microwave Products, and Space, Training and Cyber businesses, generating 56.3%, 17.1% and 13.6% organic growth, respectively, and 7.9% organic revenue growth in the Company’s Unmanned Systems segment.
•Continued to make significant investments to expand and build new production facilities with total capital expenditures of $95.3 million in 2025 and continued investments of over $10.0 million to procure solid rocket motors for our hypersonic business, certain unmanned systems initiatives and enhancements, and continued development efforts related to the Company’s OpenSpace software.
•Record backlog at December 28, 2025 of $1.573 billion, last twelve months ended December 28, 2025 book to bill ratio of 1.1 to 1, record bookings of $1.475 billion for the twelve months ended December 28, 2025, and a record bid and proposal pipeline of $13.7 billion at December 28, 2025.
Investments in Strategic Growth Areas
Over the past several years, the Company has made significant internally funded investments in strategic and potential transformational growth areas, including unmanned tactical drone systems, space and satellite communication systems, rocket and hypersonic systems, turbine and other propulsion system technologies. Specifically, we have increased internally funded research and development and capital expenditures, including for drone aircraft and satellite systems, non-recurring engineering expenditures, and infrastructure investments, including executive management, bid, proposal and new business capture, pursuit, information technology and security, government and public relations, and related expenses.

We have made these investments with the intention of developing, demonstrating, fielding, bringing to production and being first to market with high performance jet powered unmanned aerial combat drone systems, next generation, virtualized software-based space and satellite communication systems, rocket and hypersonic systems, and turbine and other propulsion system technologies.

These internally funded investments typically allow us to be first to market and to retain important intellectual property rights, design and data packages for these platforms and systems, with the objective to ultimately secure sole source technology or production positions in these strategic growth areas.

Since 2013, we have invested over $310 million in our UAS business and since 2019, approximately $315 million in our Space, Satellite and Cyber business. Since 2020, we have made investments in rocket and hypersonic systems of approximately $25 million. We have made other investments in our engine and turbine technology areas, through internally funded research, development, contract design retrofit costs, contract design costs for new platforms, software design and development, non-recurring engineering costs and capital expenditures related to these strategic growth areas.
First to Market Strategy & Innovation
Kratos is a technology, products, system and software company addressing the defense, national security, and commercial markets. Kratos makes true internally funded research, development, capital and other investments, to rapidly develop, produce and field solutions that address our customers’ mission critical needs and requirements. At Kratos, affordability is a technology, and we seek to utilize proven, leading edge approaches and technology, not unproven bleeding edge approaches or technology, with Kratos’ approach designed to reduce cost, schedule and risk, and enable us to be first to market with cost effective solutions.
We believe that Kratos is known as the innovative disruptive change agent in the industry, a company that is an expert in designing products and systems up front for successful rapid, large quantity, low cost future manufacturing, which is a value add competitive differentiator for our large traditional prime system integrator partners and also for our government and commercial customers.
Kratos intends to pursue program and contract opportunities as the prime or lead contractor when we believe that our probability of win is high and any investment required by Kratos is within our capital resource comfort level. We intend to partner and team with a large, traditional system integrator when our assessment of probability of win is greater or when the required investment is beyond the Company’s comfort level.
Kratos is recognized as a technology company addressing the needs and requirements of National Security, DoW and commercial markets and also as a disruptive force in these markets as a result of, among other things, Kratos’ low cost and affordability compared to traditional market participants. Kratos’ primary business areas include, virtualized ground systems for satellites and space vehicles including software for C2 and TT&C, jet powered unmanned aerial drone systems, hypersonic vehicles and rocket systems, propulsion systems for drones, missiles, loitering munitions, supersonic systems, space craft and launch systems, command, control, communication, computing, combat, intelligence surveillance and reconnaissance (C5ISR) and microwave electronic products for missile, radar, missile defense, space, satellite, counter unmanned aircraft systems (UAS), directed energy, communication and other systems, and virtual & augmented reality and maintenance and operational training systems for the warfighter.
Certain of Kratos’ most recent notable strategic accomplishments include:
•During 2025 we executed a formal teaming agreement with GE Aerospace to advance propulsion technologies for the next generation of affordable unmanned aerial systems and Collaborative Combat Aircraft-type (CCA-type) aircraft. The collaboration strengthens Kratos’ ongoing partnership with GE Aerospace – building on the 2024 Memorandum of Understanding (MOU) to advance the development and production of small, cost-effective engines for unmanned platforms. The new 2025 teaming agreement expands on that MOU and provides the framework for Kratos and GE Aerospace to develop, manufacture, test, and field the GEK800 engine, as well as collaborating on other low-cost expendable turbofan engines. In October 2025, the Company and

GE Aerospace announced the successful completion of altitude testing on the GEK800 engine. In addition to the joint work on the GEK800 engine, Kratos and GE Aerospace have commenced work on another new engine, the GEK1500. The engines under development support unmanned aerial systems (UAS), collaborative combat aircraft, and similar applications, positioning Kratos and GE Aerospace to offer affordable mass propulsion solutions across a range of next-generation defense applications for the Department of War.

•Over the past few years, Kratos has been in development on a new solid hypersonic related rocket motor system, Zeus (Zeus 1 and Zeus 2), and related hypersonic flight vehicle systems, Erinyes and Dark Fury, all of which Kratos has internally funded through investments totaling approximately $25 million for rapid development, fielding and a first to market hypersonic system position. In November 2024, Kratos announced that Zeus 1 and Zeus 2 SRMs had completed their first successful flight on October 24, 2024, from the NASA Wallops Flight Facility in Virginia under a customer funded mission. In June 2024, Kratos announced the successful launch and flight of the Kratos Erinyes hypersonic flyer, also under a customer funded mission. The exercise, designated Hypersonic Test Bed-1 (HTB-1), demonstrated hypersonic flight that enabled the collection of data for multiple experiments to be provided to test teams for design and evaluation of new technologies. Subsequent to the successful flights of the Zeus SRMs and the Erinyes hypersonic system, Kratos was awarded the MACH-TB 2.0 Hypersonic System related contract, the largest contract in Kratos history at $1.45 billion, if all options are exercised over a five-year period, to support the Office of the Under Secretary of Defense for Research and Engineering (OUSD (R&E)) Test Resource Management Center (TRMC) National Hypersonic Initiative 2.0 by creating an affordable flight test bed to rapidly increase hypersonic flight test capacity. Kratos announced that it supported the Missile Defense Agency (MDA) and the Naval Sea Systems Command (NAVSEA) in a successful flight of Kratos’ Erinyes Hypersonic Test Bed in January 2025, from the NASA Wallops Flight Facility in Virginia. The successful flight of Erinyes expanded the vehicle’s performance envelope and demonstrated the utility of the platform as a low-cost, rapidly configurable test bed for hypersonic experimentation supporting U.S. Department of War initiatives.

•Representative additional major contract awards for Kratos include a $34.8 million contract from the U.S. Marine Corp (USMC) for Valkyrie mission system integration, a $116.7 million prime contract to create and operate an Advanced Fire Control Ground Infrastructure (AFCGI) from the U.S. Space Development Agency, an approximate $100.0 million total potential value hypersonic system program award, a $48.0 million contract for geolocation global support services, a $59.0 million award for additional BQM-177A subsonic aerial target system, a potential subcontract value of greater than $50.0 million if options are exercised for short/medium range suborbital vehicles, two contract awards for approximately $30.0 million each for air defense related hardware, a $25.0 million contract task order under the Command and Control System-Consolidated (CCS-C) Sustainment and Resiliency (C-SAR) contract with the U.S. Space Force System Command to support ground system capabilities for evolved strategic satellite communications, a single award Phase 1 agreement with an initial total projected ceiling of $175.0 million across multiple phases to develop an organic sustainment capability for the U.S. Navy’s AN/SPY-1 radar systems, a single award projected value $68.3 million contract to build a state-or-the-art mid-tier arc jet and coupled fiber laser facility for hypersonic materials evaluations, known internally as Project Helios, and a recent announcement that Kratos’ teammate Northrop Grumman was competitively awarded the USMC’ Marine Air-Ground Task Force Uncrewed Expeditionary Tactical Aircraft (MUX TACAIR) Collaborative Combat Aircraft (CCA), which combines Northrop Grumman’s uncrewed capabilities and autonomous leadership with Kratos’ Valkyrie uncrewed aerial system to work alongside crewed fighters to provide air dominance in high-threat environments.

•In February 2025, Kratos and RAFAEL Advanced Defense Systems, Ltd. (RAFAEL), announced an approximate 50/50 partnership for the establishment of a U.S.-based merchant supplier of solid rocket motors (SRMs) and other energetics. The new joint venture, named Prometheus Energetics

(Prometheus), is headquartered on an approximate 550-acre site near the United States Navy and Army facility in Crane, Indiana. Kratos and RAFAEL (through its U.S. based subsidiary RAFAEL USA) have jointly committed up to $175 million in capital for the establishment of Prometheus and required property, plant, equipment and personnel needed for the new, state-of-the-art energetics manufacturing campus and facilities. After construction of the plant and once RAFAEL’s technology transfer is completed and certified for operations, Prometheus is projected to begin production in 2027 of SRMs.

•Additional notable events and/or announcements which exemplify the Company’s increased investments for current or future program opportunities include the ground breaking of Kratos’ $50 million state-of-the-art 68,000 square foot hypersonic system Indiana Payload Integration Facility (IPIF) which will support critical hypersonic vehicle and payload activities and systems for the MACH-TB program; the opening of a new propulsion manufacturing facility in Auburn Hills, Michigan to fulfill upcoming demand for Kratos’ Spartan engines, a family of high-quality, low-cost, military grade turbojet engines; the opening of a new 60,000 square foot Jerusalem facility for our Microwave Electronics division dedicated to precision assembly, testing, and production of qualified microwave assemblies and subsystems; the opening of a new 55,000 square foot state-of-the-art hypersonic system manufacturing and payload integration facility in Princess Anne, Maryland; the expansion of our operations in Birmingham, Alabama with the addition of a new 40,000 square foot facility to house electro-mechanical systems and integration; and the Company’s announcement that it issued a letter of intent for 60 full rate production Zeus Solid Rocket Motors from L3Harris Technologies, comprised of 40 Zeus 1 and 20 Zeus 2 hypersonic motors.

Adaption to Macroeconomic & Industry Challenges
Irrespective of challenges that have impacted Kratos and the industry, including as related to inflation, supply chain disruptions, recurring federal government budget delays, the ongoing challenges encountered to obtain or retain qualified personnel, and the increasing cost of technical skilled labor, Kratos completed 2025 generating revenue of $1.347 billion, a 18.5% increase over 2024 revenue of $1.136 billion, and organic revenue growth of 16.6%.
Kratos’ Unmanned Systems segment grew revenues organically 7.9% from $270.5 million in 2024 to $292.0 million in 2025, primarily driven by increased tactical drone activity. Kratos’ largest segment, KGS, grew revenues from $865.8 million in 2024 to $1.055 billion in 2025, representing organic revenue growth of 19.3%, which was driven by increased revenues across all KGS divisions, with the most notable increases in the Company’s Defense Rocket Support, Microwave Products, and Space, Cyber and Training businesses, generating organic revenue growth rates of 56.3%, 17.1% and 13.6%, respectively.
Adjusted EBITDA increased from $105.7 million in 2024 to $119.9 million in 2025, driven by the increased revenue volume and a favorable mix of revenues, offset partially by increased labor, subcontractor and inflation related costs on multi-year fixed priced contracts and increased bid, proposal, business development, new business pursuit and research and development costs. Additionally, we also completed 2025 with a record backlog of $1.573 billion, a record bid, proposal and opportunity pipeline of $13.7 billion, and with every Kratos business forecasting organic revenue growth for 2026 over 2025. For 2026, Kratos is forecasting consolidated revenue growth of approximately 12.7% to 18.5% over 2025, and an initial revenue growth forecast for 2027 of 18% to 23% over 2026 forecast based on recent program awards, which we believe represents an industry leading growth trajectory as compared to our peer group.
These achievements and milestones demonstrate our successful strategy, business plan, and Kratos' innovation and disruptive force in the markets that we are involved in; and such accomplishments are just a few of the representative areas evidencing the success of Kratos’ strategy of making internal investments, focusing on affordability, deploying leading systems, software and technology and being first to market. Over the past several years, Kratos’ strategy has also resulted in significant value creation for our stockholders, including as represented by Kratos share price increasing from $10.32 at the end of fiscal year

2022 up to $20.29 at the end of fiscal year 2023, up to $26.52 at the end of fiscal year 2024, and up to $77.70 at the end of fiscal year 2025.
The Company’s Board and Compensation Committee take into consideration the performance of our management team, the Company and the execution of the Company’s strategy as approved by the Board, among other factors, in their consideration of executive compensation.
2025 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions
In accordance with Section 14A of the Exchange Act, beginning in 2011, we gave our stockholders the opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual stockholders meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to the named executive officers. Throughout 2025, the Company continued its ongoing engagement with stockholders: presenting at multiple virtual investor conferences throughout the year, with numerous Kratos stockholders participating; speaking with the top 10 to 15 mutual and hedge fund stockholders typically on a quarterly basis, or sometimes monthly or even more frequently; and maintaining open lines of communication with stockholders, many of whom reach out to the Company after each earnings release and after the Company issues significant press releases.
Much of the Kratos stockholder feedback is focused on Kratos being a defense technology company and our related strategy to disrupt the existing federal government contracting, national security industry and marketplace by making up front investments ahead of contract or program award, and by being first to market with affordable, relevant leading technology products. Kratos stockholders are also focused on the Total Addressable Market (TAM) opportunity for Kratos and our core businesses and the related expected longer term growth rates, profitability and cash flows, as Kratos gains market share through the successful execution of our differentiated strategy. Additionally, Kratos stockholders are focused on near term performance and results, which are representative of continued progress of the successful execution of Kratos’ long-term strategy and business plan; i.e., Kratos making the upfront investment, being first to market with affordable, relevant, leading technology products, systems and solutions, obtaining new contract and program wins and successfully transitioning development programs, over time, to Programs of Record and production. We believe the successful execution of this aspect of our strategy is reflected in Kratos' record backlog and opportunity pipeline. Kratos stockholders are aware that our Company has and continues to receive new, development type programs for new, leading-edge technology, products and systems, particularly in the Company’s Unmanned Systems, Space, Satellite and Cyber, engine and propulsion systems, and rocket and hypersonic businesses. Our stockholders also understand the internally funded investments required to successfully obtain and execute these programs is consistent with our strategy and that development programs, by their nature, typically generate lower profit margins than more mature, production programs.
Additionally, Kratos stockholders are aware of the nature of the industry we operate in, the federal government contracting industry, and that federal budgets can and typically do have extensive delays, that the federal government can shut down, that customers can pause work or issue stop work orders, that budgets can have different priorities with changing Administrations or individuals, etc., any of which can impact a particular year or the near-term operating environment for the industry and the Company, including particular programs and contracts. Based on our regular and routine discussions with our stockholders and their feedback, we believe that we have appropriately structured the Company’s executive compensation policy and program taking into consideration each of these factors and we are in alignment with our stockholders and their expectations, whereby a significant portion (between approximately 60% to 80%, with the variation based upon the Company's stock price on the date of grant) of executive management’s target compensation being in the form of long-term incentive (“LTI”) awards, with 50% of the LTI awards granted in the form of performance-based RSUs tied to a multi-year performance period with a minimum threshold of 10% growth in Adjusted EBITDA to earn any of the LTI milestones within a 5-year period following the date of grant. This design aligns our executive compensation program with near term demonstrable progress and performance and successful and sustained long term strategic business plan execution. Additional feedback from our stockholder discussions includes designing executive compensation packages that are more heavily LTI based, versus cash based, aligning interests of stockholders and management for continued growth and enhanced liquidity. The Compensation Committee continues to apply a consistent number of shares for RSU grants to its executives over the past multiple years, maintaining a similar annual share grant quantity, without any fluctuation for year to year market share price declines or increases, with the intent of the total overall number of shares granted over the multiple year period to equalize after taking into consideration market price fluctuations. Since the Compensation Committee began issuing performance-based LTI grants in 2020, which account for 50% of the LTI grants (or between 58% and 83% of the executive’s target annual compensation), the Company has reported Adjusted EBITDA growth of 23.4% as of December 31, 2023, 36.7% as of December 29, 2024, and 55.1% as of December 28, 2025, respectively, as compared to the baseline Adjusted EBITDA in 2019, and with a recent sequential 13.4% growth in Adjusted EBITDA from 2024.
At our annual meeting in 2025, our stockholders approved, on an advisory basis, the “say-on-pay” resolution for the compensation of our named executive officers in fiscal year 2024, with 91.74% of the votes cast in favor of the advisory vote (excluding abstentions and broker non-votes). Considering the advisory vote approving the 2024 compensation of our named executive officers, our Compensation Committee has continued to employ the same principles in determining the compensation program for 2025. A summary of our compensation philosophy best practices follows:

WHAT WE DO	WHAT WE DON’T DO
Pay for Performance—Annual Incentive Program—The compensation program emphasizes performance-based compensation that is based on financial metrics as well as non-financial achievements, such that base salary is only a portion of the compensation mix.
No Excise Tax Gross Ups—Any new change of control agreements or any renewals or material amendments of existing change of control agreements will eliminate excise tax gross ups.
Pay for Performance—Long-Term Equity Incentives—The portion of long-term equity incentive as a component of the total compensation mix emphasizes compensation that is directly linked with the creation of long-term stockholder value. For 2025, performance-based RSUs, which represent 50% of RSU grants, vest based on the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% increase in Adjusted EBITDA. Time-based RSUs, which represent 50% of RSU grants, vest ratably over a five-year period.

No Single-Trigger Accelerated Vesting—New equity awards that provide for accelerated vesting in the event of a change in control must have a “double-trigger,” such as a constructive termination of employment or stock price threshold, subject to the terms of certain existing employment or change of control agreements.

Stock Ownership Guidelines—Since January 1, 2020, the stock ownership target guideline for the Chief Executive Officer has been five times the Chief Executive Officer’s base compensation. For the purposes of this guideline, stock ownership includes stock purchased on the open market or through the Employee Stock Purchase Plan, stock held through the Company’s 401(k) plan, and vested RSUs.
No Hedging or Pledging—The Company maintains a policy that prohibits hedging and pledging transactions in the Company’s Common Stock by directors and executive officers.
Clawback Policy – The Company continued its Policy For Recovery of Erroneously Awarded Compensation, under which the Company will seek to recover full or partial portions of cash and equity-based incentive compensation received by executive officers when such incentive compensation (a) was tied to the achievement of financial results that are subsequently restated to correct an accounting error due to material noncompliance with financial reporting requirements and (b) would have been lower based upon the subsequently restated financial results. The Policy For Recovery of Erroneously Awarded Compensation for executive officers has a broader application than the clawback requirements under the Sarbanes-Oxley Act. Additionally, we updated our compensation recovery policy in 2023 pursuant to the requirements under Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the NASDAQ Stock Market.

Compensation Philosophy and Objectives
The following chart highlights important considerations in the development, review and approval of the compensation of our named executive officers. We include additional detail for each of these highlights in the following pages of this CD&A.

Compensation Philosophy and Objectives
Objectives of Executive Compensation Program	Our executive compensation program is designed to:
• Build long-term stockholder value
• Deliver strong business and financial results
• Attract, motivate and retain a highly qualified and effective management team to lead our business
Philosophy of Executive Compensation Program	Our executive compensation philosophy is built on five principles:
• Align compensation with stockholders’ interests and avoid excessive risk taking
• Pay for performance
• Emphasize long-term focus
• Align compensation to market
• Provide appropriate degrees of at-risk and performance-based compensation
Methods to Achieving the Executive Compensation Program Objectives	• Tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives
• Reward individual performance and reinforce business strategies and objectives for enhanced stockholder value
• Evaluate employee performance and compensation to ensure we can attract and retain employees in a competitive manner
• Ensure total compensation paid to executive officers is fair, reasonable and competitive, considering accomplishments of the individual executive officers and the Company as a whole
Principal Elements of the Executive Compensation Program	• Base salary
• Annual performance-based incentive cash bonus awards
• Long-term equity incentives in the form of RSUs and stock options and other equity awards.
• Other benefits and perquisites, such as life and health insurance benefits and a qualified 401(k) savings plan offered to all employees
• Post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change of control
The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or offset the compensation incentives provided by the other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on the Company’s strategic plan, aligning the Company’s strategic objectives and executive compensation with stockholder expectations for long-term value creation, compensation for similar positions at peer companies, internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

2025 Compensation Program Decisions
The following list summarizes the compensation decisions that our Compensation Committee made in 2024 for fiscal year 2025 executive compensation. Decisions for our named executive officer base salaries and equity incentive awards effective for the start of fiscal year 2025 were made in December 2024.
•In September 2024, the Compensation Committee performed its annual review of the compensation packages for each executive officer, including our Chief Executive Officer, and specifically Mr. DeMarco’s performance and direct successful impact on the Company’s strategic positioning and execution in multiple priority funded growth areas in the industry, including our identification, establishment and execution of new opportunities associated with new strategic collaboration agreements and ventures in the turbo fan and solid rocket motor propulsion areas, and the Company’s overall advancement and achievement in accordance with the Company’s long-term goals. As part of the Compensation Committee’s review process, it also took into consideration that many peer companies of Kratos’ size have a separate Chief Executive Officer and Chief Operating Officer; while at Kratos, the roles and responsibilities of both the CEO and COO are performed and executed successfully by Mr. DeMarco, as reflected in the Company’s record financial performance, in particular, revenues and Adjusted EBITDA, and the Kratos backlog and bid and proposal opportunity pipeline. As a result of the Compensation Committee’s review, the Committee recommended an increase in the Chief Executive Officer’s base salary to $1,000,000 for 2025, which is equivalent to the base salary of the 75th percentile of CEOs in the Company’s peer group. In reviewing the base salaries of each executive officer annually, the Compensation Committee also takes into consideration each executive officer’s individual competitive positioning success and achievements in the market, increases or decreases in responsibility or role, and/or other considerations deemed appropriate. Additionally, as part of the Compensation Committee’s review, it was noted that after several years of being frozen, the base salaries of two other Kratos executive officers should be increased in order to align their salaries to reflect their roles, responsibilities within Kratos and competitive positioning in the market. The compensation for the Company’s executives continues to remain primarily incentive-based and directly tied to the Company’s financial performance and growth, in order to maintain close alignment with long-term stockholder interests.
•Issued an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s executive officers to build long‑term equity value and to align the interests of our executive officers with our stockholders’ interests. The Compensation Committee previously evaluated the long-term equity-based incentive grants in the Company’s peer group and over the past several years has more closely aligned such Kratos grants with the equity packages granted in the Company’s peer group. The Compensation Committee continued the equity package grants consistent with the modifications made in prior years, whereby performance-based RSUs granted in January 2025 vest based on the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% increase in Adjusted EBITDA, as compared to the Company’s Adjusted EBITDA for 2024.

•The performance-based RSUs may vest at the end of each year if the performance goals are satisfied within a five-year period. Time‑based RSUs vest ratably on each of the first five anniversaries of the date of grant, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. The Compensation Committee believes that the long-term growth, value, and success of the Company is best measured by growth in Adjusted EBITDA, on which we believe the Company is primarily valued, based on the reasons described below and based on feedback from the Company’s stockholder outreach and communication program. The Compensation Committee believes that growth in Adjusted EBITDA reflects the quality of the Company’s revenue growth; the Company’s return on internal investments made; the profit contribution and quality of that profit from growth in revenues; the expected leverage on the Company’s fixed overhead, manufacturing, research, development and SG&A infrastructure as the Company grows; and the expected increase in profits, cash flow and stockholder returns as strategic initiatives and programs successfully transition from investment to development to production.

•The Compensation Committee believes that the use of long-term Adjusted EBITDA growth as a performance measure appropriately incentivizes, as it reflects the appropriate long-term balance between investment and new product and system developments made by the Company, while also requiring management focus on adequate and expected long-term returns for Kratos stockholders. The Compensation Committee believes that long-term growth metrics of the Company, including revenue and Adjusted EBITDA, closely align with the growth profile expectations of the Company’s stockholders, including as noted above from our routine stockholder outreach and communication program.

•Since the Compensation Committee began issuing performance-based LTI grants in 2020, which account for approximately 50% of the LTI grants (or between 57% and 81% of the executive’s target annual compensation), the Company has reported growth of Adjusted EBITDA of 23.4% as of December 31, 2023, 36.7% as of December 29, 2024, and 55.1% as of December 28, 2025, respectively, as compared to the baseline Adjusted EBITDA in 2019, and with a recent annual sequential 13.4% growth in Adjusted EBITDA from 2024, while also continuing to make significant internal investments including rocket and hypersonic systems and unmanned systems enhancements and initiatives.

•Continued its practice of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

•Maintained double trigger vesting upon a change in control (requiring a change in control and a certain Common Stock closing price increase from the date of grant) on all equity awards granted in 2025, subject to any applicable employment or change of control agreements.

•Continued the Company’s Anti-Hedging and Anti-Pledging Policy.

•Continued Stock Ownership Target Guideline for the Chief Executive Officer of five times the Chief Executive Officer’s base compensation. For the purposes of this guideline, stock ownership includes stock purchased on the open market or through the Employee Stock Purchase Plan, stock held through the Company’s 401(k) plan, and vested RSUs.

•Evaluated performance goals set in 2025 for executive management to achieve their annual cash incentive bonuses.

•Maintained the Policy For Recovery of Erroneously Awarded Compensation for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act. Additionally, we updated our compensation recovery policy in 2023 to meet the requirements under Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the NASDAQ Stock Market.

Compensation Advisor Independence
The Compensation Committee selected Board Advisory, LLC (“Board Advisory”), as its compensation consultant to provide advice and guidance on the overall competitiveness of the Company’s pay methodology for 2025. Board Advisory was instructed to assist in reviewing the Company’s peer group, provide a review of executive and Board compensation against peers, and provide recommendations for performance-based equity incentive metrics. Board Advisory reports directly to the Compensation Committee. The Compensation Committee has the sole power to terminate or replace any compensation consultant and authorize payment of fees to any compensation consultant. Board Advisory provides no services to and earns no fees from the Company outside of its engagement with the Compensation Committee. The Compensation Committee has determined that Board Advisory is independent from management based upon the consideration of relevant factors, including:

•that Board Advisory does not provide any services to the Company except advisory services to the Compensation Committee;
•that the amount of fees received from the Company by Board Advisory is not material as a percentage of Board Advisory’s total revenue;
•that Board Advisory has policies and procedures that are designed to prevent conflicts of interest;
•that Board Advisory and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Compensation Committee or any executive officer of the Company; and
•that Board Advisory and its employees who provide services to the Committee do not own any stock of the Company.
Benchmarking Our Program Against Peers
To gauge marketplace compensation levels and practices in the fall of 2024 to determine 2025 compensation, the Compensation Committee worked with Board Advisory to conduct a marketplace analysis of our executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the “Compensation Peer Group.”
The Compensation Peer Group, which the Compensation Committee annually reviews and updates, consists of a group of companies that:
•we compete against for talent,
•are in our industry or a similar industry, or
•have broadly similar revenues and employee population.
Our Compensation Peer Group primarily consists of small and mid-sized aerospace, defense and defense technology companies and government contractors, with annual revenues generally ranging from $0.7 to $5.4 billion and market capitalization generally ranging from $1.0 to $71.8 billion, with Palantir as the outlier. Excluding Palantir, the market capitalization generally ranged from $1.0 to $9.9 billion. The 2025 Compensation Peer Group generally reflects the applicable defense industry peers that are within the Company’s revenue range and market capitalization parameters commonly used by public companies to identify peers. The 2025 Compensation Peer Group continued to change, as a result of industry consolidation, from the prior year when the Compensation Committee evaluated executive compensation in the fall of 2024, which is reflective of the Company’s challenges in identifying and maintaining appropriate peers, as continued rapid consolidation in the defense industry has resulted in fewer publicly traded small and mid-sized government contractors, and in particular product- and system-based contractors, and few similarly-sized companies with market focuses comparable to the Company’s unique mix of products and solutions. As a result of the continued consolidation in the Company’s peer group, Board Advisory added Leonardo DRS and Parsons Corporation to the Compensation Peer Group.
We rely upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for Kratos executives. The Compensation Committee strives to establish compensation for the Company’s executive officers within the mid-range of the executive compensation of the Compensation Peer Group, taking into consideration: outliers in the Compensation Peer Group data, the mix of business focus for the respective officers (products versus services or commercial versus government customers), total enterprise value, and the number of duties, roles, and responsibilities of each executive officer.

Compensation Peer Group for 2025

AeroVironment, Inc.	Palantir Technologies, Inc.
Ducommun Incorporated	Parsons Corporation
Leonardo DRS	V2X (formerly Vectrus, Inc.)
Mercury Systems, Inc.	VSE Corporation
Targeted Pay Mix
Consistent with the pay philosophy approved by the Compensation Committee, our pay mix at target (shown below for our Chief Executive Officer and other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include fiscal year 2025 base salary, target annual incentive, target long-term incentive cash, and target values for equity incentives granted in fiscal year 2025. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes variable compensation with a significant focus on long-term incentives tied to our long-term share value, which reflects the estimated target equity compensation based upon the market value as of the date of grant. LTI awards in the form of time-based and performance-based RSUs remain the most significant portion of the target compensation mix, which the Compensation Committee believes aligns the interests of our named executive officers with the Company’s long-term strategy, objectives, growth, performance and long-term stockholder interests and has been a way to incentivize and retain executive officers considering the ongoing salary freezes discussed above.
As reflected in the charts below, for 2025, 36.4% of our Chief Executive Officer’s target total compensation was granted in the form of compensation at risk, or performance-based RSUs with specific threshold increases in profitability or Adjusted EBITDA over a 5 year period required for vesting, and 36.4% was granted in the form of time-based RSUs, such that LTI aggregating to be 72.7% of target total compensation. We believe that our routine outreach and communications with Kratos stockholders and the feedback we receive confirms the Company’s alignment with its stockholders in this compensation approach, including tying a significant portion of executive compensation to at risk compensation components comprised of long-term growth objectives and alignment with stockholder returns.

2025 CEO Target Compensation Mix

Base Salary, 8.8%
Annual Incentive, 17.6%
Other, 0.8%
Long-Term Equity (Time Based), 36.4%
Long-Term Equity (Performance Based), 36.4%
Base Salary
Annual Incentive
Other
Long-Term Equity (Time Based)
Long-Term Equity (Performance Based)

2025 Other NEO Target Compensation Mix

Base Salary, 11.8%
Long-Term Equity (Performance Based), 39.4%
Annual Incentive, 8.4%
Other, 1.1%
Long-Term Equity (Time Based), 39.4%
Base Salary
Annual Incentive
Other
Long-Term Equity (Time Based)
Long-Term Equity (Performance Based)

Elements of the Executive Compensation Program
There are five principal elements of our executive compensation program. Collectively, the Compensation Committee believes that these elements deliver an executive compensation package that achieves the program’s three objectives: build long-term stockholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly qualified and effective management team to drive our financial and operational performance. The compensation program that the Compensation Committee implemented for fiscal year 2025 reflects a continued focus on simple, transparent, and performance-based compensation that takes into account stockholder feedback gained through our recurring and robust stockholder engagement efforts over the past seven years.

	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive Performance Program	A cash-based award that encourages named executive officers to focus on the business, financial and strategic objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on profitability, growth, operational performance during the fiscal year, and achievement of specifically stated non-financial objectives that are typically based on successful execution of the Company’s strategic plan. Payout occurs only if minimum performance levels are met.

	Link to Program Objectives	Type of Compensation	Key Features
Long-Term Equity Awards	Links compensation of named executive officer to the building of long-term stockholder value. Keeps the program competitive and helps retain talent.	Equity
Aligns named executive officers’ compensation with the creation of stockholder value.
Issued an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s named executive officers to build long‑term equity value and to align the interests of our named executive officers with our stockholders’ interests. Performance-based RSUs granted in 2025 vest based on the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% increase in Adjusted EBITDA. Time‑based RSUs vest ratably on each of the first five anniversaries of the date of grant.
New equity award grants contain double-trigger provisions for vesting upon a change in control, subject to any applicable employment or change of control agreements.

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit
Agreements protect the Company and the named executive officers from risks by providing:
• Economic stability

• Death or disability payments

• Payments and benefits in the event of a change in control.
Pursuant to stockholder feedback, we have continued our policy to eliminate excise tax gross-ups in the event of a change of control for any new employment agreements or renewed or materially amended existing employment agreements.

The following table describes the differences between the Company’s 2025 short-term and long-term incentive compensation for our named executive officers.

Short-Term Incentive Compensation	Long-Term Incentive Compensation
60-75% of named executive officers’ annual incentive compensation is based on factors such as operating cash flow, free cash flow, revenues, backlog, bookings, gross margins, and other key financial metrics of the business, of which Adjusted EBITDA accounts for 25-40% of the financial metrics. For the corporate named executive officers, consolidated Adjusted EBITDA accounts for over 40% of the financial metrics. For the corporate named executive officers, 90% of the consolidated Adjusted EBITDA metric must be met for any portion of the consolidated financial metrics to be earned. For the operational named executive officers, 30% of the business unit Adjusted EBITDA and 10% of the consolidated Adjusted EBITDA account for over 50% of the business unit financial metrics. For the operational named executive officers, 90% of the business unit Adjusted EBITDA metric must be met for any portion of the business unit financial metrics or consolidated financial metrics to be earned.
25-40% of the named executive officers' annual incentive compensation is based on non-financial targets, which are described in the “Target Annual Bonus” section below.
Performance-based RSUs granted vest 33.3% for every 10% increase in Adjusted EBITDA (fiscal year 2024) during the five-year period of 2025 through 2029.
The Adjusted EBITDA goal set each year reflects a certain amount of growth from the prior year, but such amount of targeted growth varies year to year, depending on the market and industry conditions that may be applicable, all balanced to include discretionary investments the Company is making with the objective of substantially increasing its market share and positioning the Company for significant long-term future organic growth, profitability and stockholder value.

Named executive officers are eligible for short-term incentive compensation related to financial targets once a minimum performance level of 90% of the target Adjusted EBITDA is attained for that year.

Short-term profitability or Adjusted EBITDA is/can be balanced/impacted by that particular year or period’s Federal Government and DoW budget, the size of the DoW budget, DoW budget approval timing, changes in administration or Federal Government or customer agency leadership, the impact of Federal budget CRAs, Federal Government shutdowns or political party impasses, the impact of pauses or stop work orders by the customer, the impact of inflationary cost and the Company’s ability to absorb such cost increases on its firm fixed priced contracts, and the Company’s particular investments, revenue mix and program maturity for that period or year, all of which the management team is expected to successfully address.

Adjusted EBITDA must increase at least by a threshold of 10% growth to earn any portion of the performance-based RSUs. A 30% growth threshold of the established Adjusted EBITDA is necessary to earn 100% of the performance-based RSUs.

These performance metrics encourage sustained and continued improved performance over a longer period of time, beyond the short-term year-to-year goals, with the objective of measuring the long-term return on investments the Company has made in targeted focus and market areas.

The Compensation Committee believes that the long-term growth, value, and success of the Company is best measured by growth in Adjusted EBITDA, on which the Company is primarily valued based on our Kratos investor and stockholder outreach and communication plan. The Compensation Committee believes that the long-term profitability or Adjusted EBITDA are reflective of the progress of the Company’s revenue growth, return on discretionary investments made, the leverage on fixed overhead, manufacturing, and research and development and SG&A infrastructure, and the expected transition from development to production programs.

The expectation of long-term growth in profits or Adjusted EBITDA is different than the short-term expectation since the short-term profitability is/can be balanced/impacted by that particular year or period’s Federal Government and DoW budget priorities, the size of the DoW budget, DoW budget approval timing, changes in administration or relative Federal Government or customer agency leadership, the impact of Federal budget CRAs, Federal Government shutdowns or political party impasses, and the Company’s particular investments, revenue mix and program maturity for that period or year, all of which the management team is expected to successfully address.

Base Salary
Base salary is the only fixed element of our named executive officers’ target total direct compensation and is based on historic base salary levels and base salaries paid to executives in comparable positions at the Compensation Peer Group companies. In the fall of each year, the Compensation Committee reviews the base salary for each of our named executive officers and determines whether any adjustments are necessary based on a named executive officer’s level of responsibility, changes in duties, individual performance and achievements, success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by the Company, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Compensation Peer Group companies. The factors that the Company’s Chief Executive Officer takes into consideration in reaching his recommendation for compensation for each of the named executive officers (other than the Chief Executive Officer) include the size of the organization (revenues, operating income, headcount, etc.) the named executive officer manages and the accomplishments of the named executive officer during the most recent period, including contract awards, bid and proposal pipeline, margin improvement, cost containment, and strategic positioning for future growth opportunities, among other factors. The Chief Executive Officer also reviews the size of peer companies and the size of similar and related peer companies’ organizations as related to the named executive officers of the organization. The base salary of our Chief Executive Officer is reviewed and recommended by the Compensation Committee acting in consultation with the other independent members of our Board.
In the fall of 2024, the Compensation Committee applied the same compensation principles as in previous years for 2025 and continued to focus on pay for performance, including a specific focus on the successful execution of the Company’s strategic plan and long-term growth.
•In September 2024, the Company’s Compensation Committee performed its annual review of the compensation packages for each executive officer, including our Chief Executive Officer, and specifically Mr. DeMarco’s performance and direct impact on the Company’s strategic positioning, financial performance, and successful execution in multiple priority funded growth areas of the Department of War. Additionally, Mr. DeMarco successfully identified, established and executed on opportunities associated with new strategic collaboration agreements and ventures, including in the turbo jet and solid rocket motor areas, and the Company’s overall advancement and achievement in accordance with the Company’s long-term goals. As part of the Compensation Committee’s review process, it also took into consideration that many peer companies of Kratos’ size have a separate Chief Executive Officer and Chief Operating Officer, while at Kratos, the roles and responsibilities of both the CEO and COO are performed and executed successfully by Mr. DeMarco, including as reflected in the Company’s record financial performance. As a result of the Compensation Committee’s review in September 2024, the Committee recommended an increase in the Chief Executive Officer’s base salary to $1,000,000 for 2025, which was equivalent to the base salary of the 75th percentile of the Compensation Peer Group. Additionally, as part of the Compensation Committee’s review, it was noted that after several years of being frozen, the base salaries of two other Kratos executive officers were increased in order to align their salaries to reflect their roles, responsibilities and competitive positioning in the market. Excluding these three increases, base compensation for the other Kratos’ executive officers for 2025 remained unchanged.
Our named executive officers’ annual base salaries in 2024, annual base salaries for 2025 and the percentage of 2025 target total direct compensation represented by the 2025 base salaries are as follows:

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Percent of 2025 Total Target Direct Compensation	Percent Change from 2024
Eric DeMarco	850,000	1,000,000	8.8%	17.65%
Deanna Lund	460,000	460,000	9.0%	—%
Phillip Carrai	450,000	450,000	12.9%	—%
Steven Fendley	400,000	400,000	11.6%	—%
Stacey Rock	350,000	350,000	16.8%	—%

Target Annual Bonus
Our annual bonus plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. At the beginning of each year, specific financial performance targets are established for all executives based on the annual operating plan (“AOP”) for the Company, relevant market and industry factors and conditions, as related to the applicable Kratos business division. In addition, specific business and strategic objectives are also established at the beginning of the year to be evaluated for measurement at the end of the year under the annual bonus plan. Key considerations in this process include the Company’s strategy, business plan and annual operating plan and an appropriate compensation program to incentivize and retain key executives to successfully further and achieve these plans.
In September 2024, the Compensation Committee reviewed the annual target cash bonus awards for the NEOs, including the duties, roles and responsibilities and individual competitive positioning in the market. The Compensation Committee also took into consideration that many peer companies of Kratos’ size have a separate Chief Executive Officer and Chief Operating Officer; and a separate Chief Financial Officer, VP Finance, VP Investor Relations, and Treasurer, and that the roles and responsibilities of all of these various functions are currently performed and executed successfully by Mr. DeMarco and Ms. Lund, respectively. In recognition of the multiple roles and responsibilities successfully performed by Mr. DeMarco and Ms. Lund, the Compensation Committee proposed a change to Mr. DeMarco and Ms. Lund’s annual target cash bonus award from 100% to 200% and 75% to 100% of base salary, respectively, commencing in 2025. The proposed change by Kratos’ Compensation Committee is within the Compensation Peer Group range of annual target cash bonus awards range from 150% to 300% of total base salary. No other changes were proposed to the annual cash bonus awards for 2025, with the minimum threshold of 90% of each financial target required for any payment of such financial target, which the Compensation Committee noted is one of the most challenging financial target thresholds for annual cash bonus award among Kratos’ peer group. The compensation for the Company’s executive officers continues to remain primarily incentive-based and directly tied to the Company’s performance and growth, to maintain close alignment with long-term stockholder interests.
All of our named executive officers have the opportunity to receive incentive compensation in the form of annual cash bonuses based on the achievement of certain individual, business unit (if applicable), and Company performance objectives during the fiscal year.

	Maximum Target Annual Bonus	Criteria for Achievements
Corporate Named Executive Officers (Eric DeMarco & Deanna Lund)	200% of base salary (Eric DeMarco) 100% of base salary (Deanna Lund)
Financial Goals
If at least 90% of the Company’s Adjusted EBITDA goal is met, then up to 60% of the target bonus can be earned based on achievement of these financial targets:
25% from achieving Kratos’ Adjusted EBITDA target*
10% from achieving Kratos’ revenue target*
25% from achieving Kratos’ free cash flow target*
*Provided that at least 90% of each financial goal is achieved before any bonus can be earned for that particular financial target.
Individual Goals
Up to 40% of the target bonus can be earned based on achievement of non-financial targets, such as building strategic relationships, optimizing Company efficiencies, and furthering the Company’s long term objectives.

Operational Named Executive Officers (Phillip Carrai, Steven Fendley, and Stacey Rock)	60% of base salary
Financial Goals
If at least 90% of the business division’s Adjusted EBITDA goal is met, then up to 75% of the target bonus can be earned based on achievement of these financial targets:
30% from achieving business division Adjusted EBITDA target*
15% from achieving business division revenue target*
20% from achieving business division free cash flow target*
10% from achieving Company’s consolidated Adjusted EBITDA goal*
*Provided that at least 90% of each financial goal is achieved before any bonus can be earned for that particular financial target.
Individual Goals
Up to 25% of the target bonus can be earned based on achievement of non-financial targets, such as building strategic relationships, pipeline activity, and personnel and contracting accomplishments.

Typically, target cash bonus awards are based upon a percentage of the named executive’s salary and range from 60% to 200% of the named executive’s salary, and actual payouts of bonuses cannot exceed the target cash bonus that is set. Regardless of exceeding incentive performance metrics, the maximum payout for incentive compensation is capped at a maximum 100% of the target award, which is significantly less than the Company’s peer group which have an additional upside for a maximum payout range of 150% to 300% of target when goals are substantially overachieved. In addition, the Company’s minimum threshold for payment of incentive metrics is achievement of at least 90% of the performance metric, as compared to the minimum threshold achievement range of 20% to 90% of the peer group. In determining the appropriate level of target bonus for each executive, the Compensation Committee considers the recommendation of the Chief Executive Officer (other than for himself) and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive’s target bonus amount is based on goals related to the Company’s and/or its business units’ achievement of specific financial targets for the fiscal year, which typically include a combination of Adjusted EBITDA, operating cash flow, revenues, backlog, bookings, gross margins, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational and strategic objectives.
The Company’s fiscal year 2025 preliminary AOP, which was finalized in March 2025, reflected the expectations that 2025 would be a transformational year for the Company, including ambitious goals of achieving increased revenues of $1.272 billion, or approximately 10% organic revenue growth, an increase in Adjusted EBITDA of approximately 9% to $115.0 million, and a free cash flow use of approximately $82.8 million, which included a significant internal investment of capital expenditures and other investments in the Company’s strategic transformational growth areas. The Company exceeded the revenue target (excluding the impact of the acquisition of assets of Norden Millimeter, Inc.) with reported revenues of $1.324 billion, or 104.0% of the target; and met the Adjusted EBITDA target of $115.0 million. The free cash flow use target of $82.8 million was not met, with reported free cash flow use of $125.4 million, due primarily to the additional working capital requirements to fund the additional revenue growth coupled with the impact of the extended continuing resolution and government shutdown on contractual funding and billing milestones, resulting in a shift in the timing of receivable collections as well as increases in inventory balances including necessary prepayments to procure critical long lead materials to meet customer production requirements.
Compensation related financial targets for the corporate named executive officers are weighted 10% for revenues, and 25% for Adjusted EBITDA and 25% for free cash flow.
In order to be eligible to receive an award on the financial targets, which determine between 60% to 75% of the executive’s target bonus amount, minimum performance levels of 90% of each financial target must be met, and a minimum performance level of 90% of Adjusted EBITDA targets must be achieved for payment related to the performance measurement for any of the financial targets. Corporate named executive officers are measured by the Company’s Adjusted EBITDA, and operational named executive officers are measured by their respective business division’s Adjusted EBITDA. If the 90% Adjusted EBITDA threshold is not met, no amount will be earned with respect to the portion of the bonus tied to any of the financial targets, regardless of revenue and free cash flow use performance. If the 90% revenue or cash flow target is not met, no amount will be earned on each of the respective performance metrics.
The Compensation Committee has established the allocation of non-financial and strategic achievements at 40% for the corporate named executive officers, as compared to 25% for the operational named executive officers, to reflect the additional company-wide responsibilities of the corporate named executive officers. As noted above, the Compensation Committee reviewed and set the executive performance goals at the beginning of 2025, with the executive performance and level of achievements evaluated through a holistic approach at the end of 2025. As with the challenging financial goals, the Compensation Committee also considers the non-financial goals, which are established at the beginning of each fiscal year, to be rigorous and a key element to the execution of the Company’s strategic priorities and objectives.
The corporate named executive officers must establish, set and execute the Company’s overall strategy, manage the corporate capital structure, manage compliance with regulatory requirements, including new and evolving cyber security certifications, and interface and maintain relations with the Company’s stakeholders, including but not limited to stockholders, syndicate participating banks, and appropriate congressional contacts, including identifying and obtaining funding sources for the Company’s new programs and initiatives. Additionally, the corporate named executive officers must identify and establish strategic partnership arrangements to address and actively participate in certain addressable market opportunities in which the associated probability of win for the Company under such teaming or partnership arrangements is greater than on a stand-alone basis and/or for which the Company’s required investment and/or capital is not adequate to successfully pursue independently. In addition, the corporate named executive officers are responsible for identifying, executing and closing strategic capital transactions, including securities offerings, divestitures, investments, acquisitions and debt refinancing transactions, consistent with and to successfully execute the Company’s strategy.
The Compensation Committee believes that the 40% allocated to the corporate named executive officers’ detailed non-financial and strategic goals at the beginning of the fiscal year and the assessment and measurement of the success of achievement related to these goals at the end of the fiscal year, appropriately and adequately reflects the achieved measurement of these objectives, which may not be as easily measured with a pure financial target.
Achievement of the non-financial objectives for all corporate named executive officers, with the exception of the Chief Executive Officer (whose performance was evaluated and assessed by the Compensation Committee), were evaluated and assessed by the Chief Executive Officer.
The Compensation Committee and/or our Chief Executive Officer (with respect to our named executive officers other than himself) retain discretion, if necessary and deemed applicable, to interpret the terms of the cash bonus plan and to identify the extent to which an individual’s performance objectives have been met in any particular fiscal year. The Compensation Committee and/or the Chief Executive Officer (with respect to our named executive officers other than himself) also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award (but not more than 100% of the target), even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions, industry trends, and additional accomplishments achieved.

Based on this 40/60 allocation of non-financial and strategic achievements versus financial achievements for corporate named executive officers, the Compensation Committee determined that 100% of the non-financial achievements (or 40% of the targeted cash bonus award) and both the revenue and Adjusted EBITDA financial goals (or a total of 35% of the targeted cash bonus award) were achieved at 100% of the target, and the free cash flow use financial goal was not achieved, for an aggregate of 75.0% of the total targeted cash bonus award for the corporate named executive officers
The full 40% of the targeted cash bonus award for non-financial and strategic achievements was awarded to the corporate named executive officers in recognition of the accomplishments relative to the non-financial strategic achievements and accomplishments as compared to the objectives established for the fiscal year 2025, which are substantially summarized in the table below.
Key non-financial focus areas and targets set by the Compensation Committee for the portion of the 2025 annual bonuses tied to non-financial objectives include business and strategic objectives in furtherance of the Company’s long-term strategy. The non-financial goals and objectives for the corporate named executive officers and the level of performance achieved are outlined in the table below.

Corporate Named Executive Officers Non-Financial Objectives (in order to earn up to 40% of target cash bonus award)
Goal (established beginning of 2025)	Performance (as evaluated at the end of 2025)

• Continue to pursue the Company’s strategy of being a disruptive, first to market, leading technology and product company in the National Security market space
• Achieved by continuing to make targeted investments in strategic growth focus areas including its space and satellite, unmanned systems, turbine technologies, microwave products, hypersonic and rocket systems and ballistic missile targets, and training systems businesses, each with potential long-term growth prospects.
• Kratos’ unmanned systems business continued to disrupt the unmanned aerial target and tactical drone space, including the following developments:
•    The unveiling of its innovative “Ragnarok” low-cost cruise missile
•    The successful test of the integrated Mighty Hornet IV Attack UAV, a revolutionary transformation of the MQM-178 Firejet target drone.
•    The integration of the Kratos Valkyrie aircraft system configured with a leading multifunction mission systems from Northrop Grumman, resulting in a high-capability CCA (Collaborative Combat Aircraft) at a price point that enables the uncrewed systems to be deployed in mass with crewed aircraft.
• Kratos’ space and satellite business accomplishments included:
•    Completion of first factory acceptance test of EPOCH command and control (C2) software system with Airbus’ OneSat next generation software-defined satellite program
•    Completion of preliminary design review for the Space Development Agency’s Advanced Fire Control Ground Integration (AFCGI) System, which allows the program to advance on an accelerated timeline, aligning with projected launch milestones
•    The Company and Intelsat successfully demonstrate end-to-end 5G-NTN over GEO.
• Successful launch of and flight of Kratos Erinyes hypersonic flyer under a customer funded mission, designated Hypersonic Test Bed-1, which enabled the collection of data for multiple experiments to be provided to test teams for design and evaluation of new technologies. Additional recent accomplishments include supporting the Missile Defense Agency and the Naval Sea Systems Command in a successful flight of the Erinyes hypersonic test bed in January 2025.
• Subsequent to the successful initial flights of the Zeus SRMs and the Erinyes hypersonic system, Kratos was awarded the MACH-TB 2.0 hypersonic system related contract, the largest contract in Kratos history with an estimated value of $1.45 billion, if all options are exercised over a 5-year period. Recent developments include the procurement of 60 Zeus and 60 Oriole solid rocket motors for ballistic missile defense related, hypersonic or other expected customer missions.
• Kratos continues as development lead for Boom Supersonics Overture aircraft engines, the Symphony.
• Kratos and GE Aerospace announced the successful completion of altitude testing on its GEK800 engine.

• Identify, explore and establish strategic partnership/teaming arrangements to address and actively participate in certain addressable market opportunities in which the associated probability of win for the Company under such teaming or partnership arrangements is greater than on a Kratos stand-alone basis, and which also limits the Company’s required capital outlay or investment.

• Exceeded goal with establishment of a number of key strategic partnership/teaming arrangements across the turbine technologies and SRM business areas, which enable the Company to participate in certain sizable strategic market opportunities, under which the Company believes that the probability of win is greater under such arrangement rather than on a stand-alone basis.
• During 2024, the Company entered into a Memorandum of Understanding (MOU) with GE Aerospace to partner on the development and production of small affordable engines that could potentially power unmanned aerial systems, collaborative combat aircraft, missile, drone and similar applications. In June 2025, the Company and GE Aerospace formalized a teaming agreement, expanding the MOU and providing the framework to for Kratos and GE Aerospace to develop, manufacture, test, and field the GEK800 engine, as well as collaborate on other low-cost expendable turbofan engines. In October 2025, GE Aerospace and Kratos announced the successful completion of altitude testing on its GEK800 engine.
• In February 2025, the Company and RAFAEL announced an approximate 50/50 partnership for the establishment of a U.S.-based merchant supplier of solid rocket motors (SRMs) and other energetics named Prometheus. Recent developments include the February 2026 ground breaking of the Prometheus production facility in Crane, Indiana.
• In January 2026, the Company’s teammate Northrop Grumman was competitively awarded the U.S. Marine Corps’ Marine Air-Ground Task Force Uncrewed Expeditionary Tactical Aircraft (MUX TACAIR) Collaborative Combat Aircraft (CCA), which combines Northrop Grumman’s uncrewed capabilities and autonomous leadership with Kratos’ Valkyrie uncrewed aerial system to work alongside crewed fighters to provide air dominance in high-threat environments.
• Additional strategic partnership/teaming arrangements are in various stages of discussion, which could further expand the Company’s opportunity pipeline.
• Achieved a record backlog of $1.573 billion, record bookings of $1.475 billion for fiscal year 2025, and a bid and proposal pipeline of $13.7 billion at December 28, 2025.

• Continued development, expansion and maturation of strategic customer and partnership relationships	• Exceeded goal with record bookings of approximately $1.475 billion in 2025, resulting in a book-to-bill ratio for fiscal year 2025 of 1.1 to 1.
• Record backlog of $1.573 billion and a record bid and proposal pipeline of $13.7 billion at December 28, 2025.
• Continue to develop and expand strategic customer relationships with a focus on program awards in key, strategic areas of the U.S. National Defense Strategy.	Exceeded goal with key major contract awards, including:
•    $1.45 billion (if all options are exercised over a five-year period) MACH-TB 2.0 contract award to support the Office of the Under Secretary of Defense for Research and Engineering (OUSD (R&E)) Test Resource Management Center (TRMC) to support OUSD’s National Hypersonic Initiative 2.0 by creating an affordable flight test bed to rapidly increase hypersonic flight test capacity
•    $34.8 million contract from the USMC for Valkyrie mission system integration
•    $116.7 million prime contract to create and operate an Advanced Fire Control Ground Infrastructure (AFCGI) from the U.S. Space Development Agency
•    Approximate $100.0 million total potential value hypersonic system program award
•    $48.0 million contract for geolocation global support services
•    $59.3 million award for additional BQM-177A subsonic aerial target system
•    Potential subcontract value of greater than $50.0 million if options are exercised for short/medium range suborbital vehicles
•    Two contract awards for approximately $30.0 million each for air defense related hardware
•    $25.0 million contract task order under the Command and Control System-Consolidated (CCS-C) Sustainment and Resiliency (C-SAR) contract with the U.S. Space Force System Command to support ground system capabilities for evolved strategic satellite communications
•    A single award Phase 1 agreement with an initial total projected ceiling of $175 million across multiple phases to develop an organic sustainment capability for the U.S. Navy’s AN/SPY-1 radar systems known internally as Project Anaconda,
•    A single award projected value $68.3 million contract to build a state-or-the-art mid-tier arc jet and coupled fiber laser facility for hypersonic materials evaluations, known internally as Project Helio
• A recent announcement that Kratos’ teammate Northrop Grumman was competitively awarded the U.S. Marine Corps’ Marine Air-Ground Task Force Uncrewed Expeditionary Tactical Aircraft (MUX TACAIR) Collaborative Combat Aircraft (CCA), which combines Northrop Grumman’s uncrewed capabilities and autonomous leadership with Kratos’ Valkyrie uncrewed aerial system to work alongside crewed fighters to provide air dominance in high-threat environments

The operational named executive officers’ 2025 cash bonuses were based on a 25/75 allocation of non-financial and strategic achievements versus financial achievements for each operational named executive officer’s respective business division. The fiscal year 2025 financial achievements for operational named executives for the revenue, Adjusted EBITDA and free cash flow for each operation ranged from 0% to 100%. The fiscal year 2025 non-financial achievements for operational named executive officers included, among other things, the achievements discussed in the table below. The achievement of non-financial goals of the operational named executive officers, which were achieved at 100.0%, were evaluated and assessed by the Chief Executive Officer.

Operational Named Executive Officers Non-Financial Objectives (in order to earn up to 25% of target cash bonus award)
Goal (established beginning of 2025)	Performance (as evaluated at the end of 2025)
• Get designed-in positions and/or new contract awards on strategic new programs with expected long-term periods of performance	• Subsequent to the successful initial flights of Zeus SRM’s and the Erinyes hypersonic system, Kratos was awarded the MACH-TB 2.0 hypersonic system related contract, the largest contract in Kratos history with an estimated value of $1.45 billion, if all options are exercised over a five-year period.
•    The Company received a single award Phase 1 agreement with an initial total projected ceiling of $175.0 million across multiple phases to develop an organic sustainment capability for the U.S. Navy’s AN/SPY-1 radar systems known internally as Project Anaconda.
•    The Company received a single award projected value $68.3 million contract to build a state-or-the-art mid-tier arc jet and coupled fiber laser facility for hypersonic materials evaluations, known internally as Project Helios.
•    The Company’s teammate Northrop Grumman was competitively awarded the U.S. Marine Corps’ Marine Air-Ground Task Force Uncrewed Expeditionary Tactical Aircraft (MUX TACAIR) Collaborative Combat Aircraft (CCA), which combines Northrop Grumman’s uncrewed capabilities and autonomous leadership with Kratos’ Valkyrie uncrewed aerial system to work alongside crewed fighters to provide air dominance in high-threat environments.
•    The Company was awarded a $25.0 million task order under the Command and Control System Consolidated (CCS-C) Sustainment and Resiliency (C-SAR) contract with the U.S. Space Force Space Systems Command to support ground system capabilities for Evolved Strategic Satellite Communications.
•    The Company received an approximate $100.0 million total potential value hypersonic system program award.
• The Company received a $34.8 million contract modification for Valkyrie mission systems integration for the Marine Air-Ground Task Force Unmanned Aerial System Expeditionary (MUX) Tactical Aircraft (TACAIR).
• Achieve specific product development milestones and operational and/or technical achievements on key strategic programs and initiatives
•    Due to the Company’s owned and operated global RF sensor network which supplies intelligence through a variety of services, the Company was awarded a Geolocation Global Support Services contract in the amount of $48.0 million.
•    The Company’s OpenSpace system successfully demonstrated 5G NTN over Intelsat’s Galaxy 19 Ku-band GEO satellite, which demonstrated that any standards-compliant terminal can access the 5G network on a satellite connection.
•    The Company completed preliminary design review for the Space Development Agency’s Advanced Fire Control Ground Integration System, which allows the program to advance on an accelerated timeline.
•    The Company and GE Aerospace successfully completed altitude testing on the GEK800 engine designed to power the next generation of affordable unmanned aerial systems and CCA-type aircraft.

• Work with other Kratos division presidents for cross-business unit synergies and pursuit of large synergistic program opportunities	• Continued cross-business collaboration and work on a number of synergistic program awards including our space and satellite, C5ISR and hypersonic and rocket systems business.

Operational Named Executive Officers Non-Financial Objectives (in order to earn up to 25% of target cash bonus award)
Goal (established beginning of 2025)	Performance (as evaluated at the end of 2025)
• Pursue and develop strategic initiatives and programs in support of the Company’s future growth	• Continued leadership in satellite ground segment modernization, introduction of software replacement for traditional satcom hubs, and continued development on new turbine technologies, rocket systems and hypersonic systems to address current market opportunities. Success of initiatives and programs in support of Company’s future growth demonstrated in record annual bookings of $1.475 billion, record backlog of $1.573 billion and record bid and proposal pipeline of $13.7 billion at December 28, 2025
• Hire qualified personnel to execute Company’s strategy	• Personnel headcount increased to 4,334 at the end of 2025, up from 4,064 at the end of 2024. However, workforce challenges across the economy and our industry have continued, including the Company’s need for personnel who are able to hold national security clearances, has affected the Company’s ability to obtain qualified employees for certain roles. In addition, the cost of obtaining and retaining this skilled technical labor force has continued to increase due to an imbalance between supply and demand.
Below is a summary of the target awards, maximum awards and actual cash awards paid to the named executive officers for 2025.

	Award Targets		2025 Actual Cash Payout as a % of Target	2025 Actual Cash Payout Amount ($)
Named Executive Officer	Target ($)	Maximum ($)
Eric DeMarco	2,000,000	2,000,000	75.0%	1,500,000
Deanna Lund	460,000	460,000	75.0%	345,000
Phillip Carrai	270,000	270,000	25.0%	67,500
Steven Fendley	240,000	240,000	80.0%	192,000
Stacey Rock	210,000	210,000	93.9%	197,126

Equity Awards
Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, the Compensation Committee granted RSUs in 2025 to the named executive officers as set forth in the table below. The number of RSUs granted to named executive officers in 2025 were granted to incentivize named executive officers considering the ongoing salary freezes discussed above and to further align their interests with the Company’s long-term growth and long-term stockholder interests. The Compensation Committee determined the number of RSUs to grant, in part, by considering total executive compensation of our Compensation Peer Group, taking into account the effect of the past and current salary freezes on total compensation, and granting an appropriate number of RSUs to the Company’s named executive officers such that total compensation of the Company’s named executive officers is in line with that of peer companies. Further, in response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant stock options, stock appreciation rights or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of such options or option-like instruments relative to the Company’s disclosure of material non-public information; but should the Company determine to grant options or option-like instruments, the Board will evaluate the appropriate steps to take in relation to the foregoing.

2025 RSU Grants
Named Executive Officer	No. of Time-based RSUs	Vesting Schedule	No. of Performance-Based RSUs	Vesting Schedule
			Target & Maximum(1)
Eric DeMarco	150,000	Ratably over 5 years	150,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Deanna Lund	75,000	Ratably over 5 years	75,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Phillip Carrai	50,000	Ratably over 5 years	50,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Steven Fendley	50,000	Ratably over 5 years	50,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Stacey Rock	40,000	15,500 on the 1st and 2nd anniversaries of the date of grant; and 3,000 on the 3rd, 4th, and 5th anniversaries of the date of grant	15,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
_____________________________________________________________________________
(1) Minimum Threshold is zero if Minimum Adjusted EBITDA growth is not achieved in the 5-year performance period.
In 2025, the Compensation Committee continued its practice of granting RSUs with 50% vesting based on time and 50% vesting based on performance (at target). In addition, in recognition of Mr. Rock’s strategic achievements for the Company’s Turbine Technologies Division in 2024, the Compensation Committee included in Mr. Rock’s January 4, 2025 equity award 25,000 RSUs that vest 50% on the one-year anniversary and 50% on the two-year anniversary date of grant. Mr. Rock’s achievements included the strategic relationships formed with GE Aerospace and Boom Supersonic and the operational milestones and accomplishments under each of these arrangements, as well as other strategic initiatives, which exceeded the 2024 individual goals set for Mr. Rock. The time‑based RSUs align executive officers’ and stockholders’ long‑term interests with five‑year ratable vesting on the anniversaries of the grant date for the named executive officers. Based on feedback from the Company’s stockholders as a result of our stockholder outreach program, and from our independent compensation consultant and based upon review of the long-term equity grants issued by the Company’s peers, the Compensation Committee decided to continue with performance-based RSUs based on Adjusted EBITDA growth during a five-year performance period to more closely align named executive officers’ interests with the Company’s stock performance and growth.
The Compensation Committee believes that Adjusted EBITDA is an important and meaningful metric of financial performance since it is a commonly used measure of financial performance for comparable companies that have been acquisitive. The Compensation Committee believes that the Adjusted EBITDA growth metric is an appropriate metric to measure the long-term performance of the Company since it is critical that profitability continues to increase and expand as the Company enters into production on key strategic programs, reflecting production and learning efficiencies and leverage on the Company’s overhead, research, development and administrative infrastructure. The longer-term Adjusted EBITDA growth profile reflects the expectation of return on investments that the Company is currently making in core strategic areas. The Compensation Committee believes that this focus on longer-term profitability growth aligns the interests of the management team with the interests of the Company’s stakeholders.
The expectation of long-term growth in Adjusted EBITDA for the long-term incentive compensation is different from the Adjusted EBITDA targets that are established for the Company’s short-term incentive compensation performance metrics. Short-term profitability can be impacted by that particular year or period’s

Federal Government and DoW budget priorities, the size of the DoW budget, DoW budget approval timing, changes in administration or relative Federal Government or customer agency leadership, the impact of Federal budget CRAs, Federal Government shutdowns or political party impasses, and the Company’s particular investments, revenue mix and program maturity for that period or year, all of which the management team is expected to successfully address. Whereas, the long-term incentive compensation requires sustained and continued growth of Adjusted EBITDA (of at least 10%), regardless of what particular internal and external challenges may arise in each particular year during the 5-year period of performance of the performance-based RSUs.
The Company has utilized Adjusted EBITDA growth as the performance metric for 50% of the RSUs granted to executive officers since 2020. Given the aggressive metric of performance-based RSUs vesting 33.3% for each 10% increase in Adjusted EBITDA during the 5-year performance-period, none of the performance-based RSUs granted since 2020 vested until the close of the most recent fiscal year 2023, in which we reported record revenues, Adjusted EBITDA, backlog and bookings. Following the close of fiscal year 2025, certain performance-based RSUs remain unvested from the 2024 and 2025 long-term equity grants. With the record Adjusted EBITDA performance in 2023, 2024, and 2025, the performance criteria for vesting will become progressively more challenging in the future. The remaining unvested portion of the long-term incentive compensation (which is a significant portion of total executive officer compensation) may very well not vest at all for such years. When reviewing the total executive compensation values and the Summary Compensation Table below, it is important to view it in context of the at-risk nature of 50% of the stock awards, since the values in the Stock Awards column below reflect the total potential value of each annual stock grant as if it were earned 100% on the date of grant, valued at the date of grant of January 3, 2025, which was $27.48. For the Chief Executive Officer in particular, the at-risk nature of the long term incentive portion of his compensation is especially apparent in the Pay versus Performance Table on page 90, where the compensation actually paid to the Chief Executive Officer was negative for 2021 and 2022, and now positive for 2023, 2024 and 2025, as a result of the calculated fair value of the equity grant awards outstanding - all of which, further reflect how the Chief Executive Officer’s long term compensation is aligned with the Company’s stock price performance and stockholder interest.
For 2026, the Compensation Committee again granted RSUs with 50% vesting ratably on each of the first five (5) anniversaries of the date of grant and 50% vesting based on performance measured by the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% increase in Adjusted EBITDA. With the record Adjusted EBITDA reported by the Company for fiscal 2025, the performance requirement for the 2026 performance-based RSUs includes progressively challenging performance requirements as growth is based upon the record Adjusted EBITDA reported for 2025. The Compensation Committee continues to apply a consistent number of shares for RSU grants to its executives over the past multiple years, maintaining a similar annual share grant quantity, without any fluctuation for year to year market share price declines or increases, with the intent of the total overall number of shares granted over the multiple year period to equalize after taking into consideration market price fluctuations. The Compensation Committee continued its practice of issuing a consistent number of annual shares granted as it believes that it has been a successful tool in achieving the Company’s record level Revenues, Adjusted EBITDA, bookings and opportunity pipeline. Due to the continued consolidation and acquisition activity in the Company’s peer group, additions were made to our Compensation Peer Group in 2025 to evaluate 2026 executive compensation in order to provide a more stable and representative sample of peer companies in the industries we operate in. The 2026 Compensation Peer Group was updated from the 2025 peer group to include Planet Labs PBC and Rocket Lab Corporation. The Compensation Committee granted RSUs to the named executive officers in 2026 as set forth in the table below.

2026 RSU Grants
Named Executive Officer	No. of Time-based RSUs	Vesting Schedule	No. of Performance-Based RSUs	Vesting Schedule
Eric DeMarco	150,000	Ratably over 5 years	150,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Deanna Lund	75,000	Ratably over 5 years	75,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Phillip Carrai	50,000	Ratably over 5 years	50,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Steven Fendley	50,000	Ratably over 5 years	50,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Stacey Rock	25,000	Ratably over 5 years	25,000	33.3% based on each 10% increase in Adjusted EBITDA during a 5-year performance period
Executive Benefits and Perquisites
All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We sponsor no pension plans or nonqualified deferred compensation plans, beyond the five-year deferral of certain of our Chief Executive Officer’s RSUs, as discussed herein. We have no current plans to make changes to levels of benefits and perquisites provided to executives.
Change in Control and Severance Benefits
Pursuant to employment agreements with Mr. DeMarco, Mr. Carrai, Mr. Fendley, and Mr. Rock, and a severance and change in control agreement with Ms. Lund, we provide these named executive officers the opportunity to receive additional compensation and benefits in the event of the termination of their employment under certain circumstances or upon a change in control of the Company. Severance and change in control provisions are summarized below in the section entitled “Employment Agreements; Potential Payments Upon Termination or Change in Control.” The Compensation Committee’s analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for employees in 2025 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2025 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company as a baseline for our annual incentive plan targets. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. The Compensation Committee believes that the risks inherent with the vesting provisions of certain of the 2025 RSU grants that vest upon increases in the Company’s Adjusted EBITDA are mitigated by the balance of the overall compensation package of the executive officers, as well as the long-term vesting of the RSUs granted in prior periods that require sustainability of the stock price and other long-term growth factors.

Summary Compensation Table
The following table summarizes the total compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers at the end of the last completed fiscal year (collectively, the “named executive officers”) for fiscal years 2025, 2024, and 2023. The Stock Awards below reflect the value of the performance-based RSUs at target, at the maximum achievement level, valued at the market price at the date of grant.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2025	1,000,000	8,244,000	1,500,000	88,739	(4)	10,832,739
President and Chief	2024	850,000	5,559,000	844,276	110,169	(4)	7,363,445
Executive Officer	2023	850,000	3,009,000	637,500	77,345	(4)	4,573,845

Deanna Lund	2025	460,000	4,122,000	345,000	50,515	(5)	4,977,515
Executive Vice President	2024	460,000	2,779,500	342,677	67,817	(5)	3,649,994
and Chief Financial Officer	2023	460,000	1,504,500	258,750	48,650	(5)	2,271,900

Phillip Carrai	2025	450,000	2,748,000	67,500	33,058	(6)	3,298,558
President, Space, Training	2024	450,000	1,853,000	60,750	32,833	(6)	2,396,583
& Cyber Solutions Division	2023	450,000	1,003,000	238,193	32,158	(6)	1,723,351

Steven Fendley	2025	400,000	2,748,000	192,000	50,584	(7)	3,390,584
President, Unmanned	2024	400,000	2,263,000	174,681	55,364	(7)	2,893,045
Systems Division	2023	400,000	1,003,000	60,000	44,927	(7)	1,507,927

Stacey Rock	2025	350,000	1,511,400	197,126	15,750	(8)	2,074,276
President, Turbine	2024	350,000	555,900	204,750	13,846	(8)	1,124,496
Technologies Division	2023	300,000	618,300	175,000	25,074	(8)	1,118,374
_______________________________________________________________________________
(1)Represents performance-based cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos’ cash bonus plans are paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above.
(2)The amounts shown equal the fair value of RSU awards at the date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“Topic 718”). We caution that the amount ultimately realized from the RSU awards will likely vary based on several factors, including our actual operating performance, stock price fluctuations and the timing of sales. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 10 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on February 23, 2026.
(3)Represents the value of RSUs assuming the performance-based RSUs are granted at target, which is also the maximum achievement level under such awards. Under Topic 718, the fair value of the performance-based RSU's at the date of grant is calculated by multiplying the closing price per share of our Common Stock on the grant date by the number of shares subject to such performance-based RSU's.
(4)Represents the cash payout of $76,923, $98,077 and $65,385 for accrued but unused paid time off for 2025, 2024 and 2023, respectively; and the Company’s matching contribution to the 401(k) plan of $11,816 in 2025, $12,092 in 2024, and $11,960 in 2023.
(5)Represents the cash payout for accrued but unused paid time off of $35,385, $53,077, and $35,385, in 2025, 2024 and 2023, respectively, and the Company’s matching contribution to the 401(k) plan of $15,131 in 2025, $14,740 in 2024, and $13,265 in 2023.
(6)Represents the Company’s matching contribution to the 401(k) plan of $15,750, $15,525, and $14,850 for 2025, 2024 and 2023, respectively, and the cash payout for accrued but unpaid paid time off of $17,308 in 2025, 2024 and 2023.
(7)Represents the cash payout of $35,004, $40,004 and $30,077 for accrued but unused paid time off for 2025, 2024 and 2023, and $15,580, $15,360 and $14,850 for the Company’s matching contribution to the 401(k) plan in 2025, 2024 and 2023, respectively.

(8)Represents the cash payout of $11,538 for accrued but unused paid time off for 2023, and $15,750, $13,846, and $13,535 for the Company’s matching contribution to the 401(k) plan in 2025, 2024 and 2023, respectively.
Grants of Plan-Based Awards
The following table sets forth for the fiscal year ended December 28, 2025 certain information regarding grants of plan-based awards to each of our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: No. of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Target
Eric DeMarco	1/3/2025 (2)	—	2,000,000	2,000,000	150,000	150,000	8,244,000
Deanna Lund	1/3/2025 (2)	—	460,000	460,000	75,000	75,000	4,122,000
Phillip Carrai	1/3/2025 (2)	—	270,000	270,000	50,000	50,000	2,748,000
Steven Fendley	1/3/2025 (2)	—	240,000	240,000	50,000	50,000	2,748,000
Stacey Rock	1/3/2025 (2)	—	210,000	210,000	15,000	40,000	1,511,400
_______________________________________________________________________________
(1)Amounts shown are the estimated possible payouts for fiscal year 2025 under the annual cash bonus program, based on certain assumptions. The actual bonuses awarded to the named executive officers for the 2025 fiscal year are reported in the above Summary Compensation Table under the column “Bonus.”
(2)Amounts shown represent performance-based RSUs granted under the 2023 Equity Incentive Plan (the “2023 Plan”) to the named executive officers in fiscal year 2025. As more fully described above, the performance-based RSUs granted on January 3, 2025 vest based on the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% increase in Adjusted EBITDA.
(3)Amounts shown represent time-based RSUs granted under the 2023 Plan to the named executive officers in fiscal year 2025. As more fully described above, the time-based RSUs vest ratably over five years in five equal annual installments on each anniversary of the date of grant, except for Mr. Rock's time-based RSUs as noted above.
(4)The fair value of stock awards as calculated in accordance with Topic 718 is $27.48 per share for the time‑based grants and for the performance‑based grants made on January 3, 2025. This value is calculated assuming the performance-based RSUs are granted at target.
Outstanding Equity Awards at December 28, 2025
The following table sets forth the outstanding equity awards for each named executive officer as of December 28, 2025.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)($)
Eric DeMarco	750,000	(2)	58,275,000
Deanna Lund	375,000	(3)	29,137,500
Phillip Carrai	249,999	(4)	19,424,922
Steven Fendley	249,999	(5)	19,424,922
Stacey Rock	100,000	(6)	7,770,000

_______________________________________________________________________________
(1)Represents the aggregate market value of the unvested RSUs held by the named executive officers as of December 28, 2025, based on the closing price of a share of Kratos Common Stock of $77.70 on

December 26, 2025 and based on the assumption that the performance-based RSUs granted in 2022, 2024, and 2025 are granted at target.
(2)Comprised of: (i) 30,000 RSUs granted on January 4, 2021, which vest ratably on each anniversary of the date of grant during the remaining one year of a five-year period; (ii) 110,000 RSUs granted on January 3, 2022, 60,000 of which vest ratably on each anniversary of the date of grant during the remaining two years of a five-year period and 50,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; (iii) 90,000 RSUs granted on January 3, 2023, which vest ratably on each anniversary of the date of grant during the remaining three years of a five-year period; (iv) 220,000 RSUs granted on January 4, 2024, 120,000 of which vest ratably on each anniversary of the date of grant during the remaining four years of a five-year period and 100,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; and (viii) 300,000 RSUs granted on January 3, 2025, 150,000 of which vest ratably on each anniversary of the date of grant during a five-year period and 150,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period. The unvested RSUs may vest earlier upon (i) a change in control of the Company, subject to certain conditions, (ii) death or (iii) a termination of employment without cause.
(3)Comprised of: (i) 15,000 RSUs granted on January 4, 2021, vest ratably on the anniversary of the date of grant during the remaining one year of a five-year period; (ii) 55,000 RSUs granted on January 3, 2022, 30,000 of which vest ratably on the anniversary of the date of grant during the remaining two years of a five-year period and 25,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; (iii) 45,000 RSUs granted on January 3, 2023, which vest ratably on the anniversary of the date of grant during the remaining three years of a five-year period; (iv) 110,000 RSUs granted on January 4, 2024, 60,000 of which vest ratably on the anniversary of the date of grant during the remaining four years of a five-year period and 50,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; and (v) 150,000 RSUs granted on January 3, 2025, 75,000 of which vest ratably on the anniversary of the date of grant during a five-year period and 75,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period. The unvested RSUs may vest earlier upon (i) a change in control of the Company, subject to certain conditions or (ii) a termination of employment without cause.
(4)Comprised of: (i) 10,000 RSUs granted on January 4, 2021, which vest ratably on the anniversary of the date of grant during the remaining one year of a five-year period; (ii) 36,666 RSUs granted on January 3, 2022, 20,000 of which vest ratably on the anniversary of the date of grant during the remaining two years a five-year period and 16,666 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; (iii) 30,000 RSUs granted on January 3, 2023, which vest ratably on the anniversary of the date of grant during the remaining three years of a five-year period; (iv) 73,333 RSUs granted on January 4, 2024, 40,000 of which vest ratably on the anniversary of the date of grant during the remaining four years of a five-year period and 33,333 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; and (v) 100,000 RSUs granted on January 3, 2025, 50,000 of which vest ratably on the anniversary of the date of grant during a five-year period and 50,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period. The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.
(5)Comprised of: (i) 10,000 RSUs granted on January 4, 2021, which vest ratably on the anniversary of the date of grant during the remaining one year of a five-year period; (ii) 36,666 RSUs granted on January 3, 2022, 20,000 of which vest ratably on the anniversary of the date of grant during the remaining two years a five-year period and 16,666 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; (iii) 30,000 RSUs granted on January 3, 2023, which vest ratably on the anniversary of the date of grant during the remaining three years of a five-year period; (iv) 73,333 RSUs granted on January 4, 2024, 40,000 of which vest ratably on the anniversary of the date of grant during the remaining four years of a five-year period and 33,333 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; and (v) 100,000 RSUs granted on January 3, 2025, 50,000 of which vest ratably on the anniversary of the date of grant during a five-year period and 50,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period. The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.

(6)Comprised of: (i) 3,000 RSUs granted on January 4, 2021, which vest ratably on the anniversary of the date of grant during the remaining one year of a five-year period; (ii) 11,000 RSUs granted on January 3, 2022, 6,000 of which vest ratably on the anniversary of the date of grant during the remaining two years a five-year period and 5.000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; (iii) 9,000 RSUs granted on January 3, 2023, which vest ratably on the anniversary of the date of grant during the remaining three years of a five-year period; (iv) 22,000 RSUs granted on January 4, 2024, 12,000 of which vest ratably on the anniversary of the date of grant during the remaining four years of a five-year period and 10,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period; and (v) 55,000 RSUs granted on January 3, 2025, 40,000 of which vest 15,500 on each of the 1st and 2nd anniversary of the date of grant, 3,000 on each of the 3rd, 4th, and 5th anniversary of the date of grant, and 14,000 of which vest based on the Company’s Adjusted EBITDA growth during a five-year period. The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.
Option Exercises and Stock Vested
The following table shows vesting of our named executive officers’ RSUs during the fiscal year ended December 28, 2025. No stock options were exercised by our named executive officers during fiscal year ended December 28, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric DeMarco	510,000	14,213,800
Deanna Lund	175,000	5,013,000
Phillip Carrai	116,668	3,342,039
Steven Fendley	140,001	3,954,563
Stacey Rock	42,500	1,572,300
_______________________________________________________________________________

(1) Value realized on vesting includes achievement at the level of 33.3% for the 50% performance-based RSUs granted in 2020 based on Adjusted EBITDA growth over the measurement period, achievement at the level of 33.3% for the 50% performance-based RSUs granted in 2021 based on Adjusted EBITDA growth over the measurement period, achievement at the level of 33.3% for the 50% performance-based RSUs granted in 2022 based on Adjusted EBITDA growth over the measurement period and achievement at the level of 33.3% for the 50% performance-based RSUs granted in 2024 based on Adjusted EBITDA growth over the measurement period.

Non-Qualified Deferred Compensation
We sponsor no pension plans or nonqualified deferred compensation plans, beyond the five-year deferral of certain of our Chief Executive Officer’s RSUs, as discussed herein.

Named Executive Officer	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE($) (2)
Eric DeMarco (1)	62,851,350	94,211,250
Deanna Lund	—	—
Phillip Carrai	—	—
Steven Fendley	—	—
Stacey Rock	—	—
_______________________________________________________________________________
(1)In the table above, for the deferred RSUs, the Aggregate Earnings in Last FY column includes any increase (or decrease) in the Company’s stock price between December 30, 2024 (based on the closing stock price of Kratos Common Stock of $26.52 on December 27, 2024) and December 29, 2025 (based on the closing stock price of Kratos Common Stock of $77.70 on December 26, 2025). This row reflects 1,212,500 deferred RSUs for Mr. DeMarco.
(2)The value of the aggregate balance at the end of the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs held by the named executive officers as of December 28, 2025 by the closing price of a share of Kratos Common Stock on December 26, 2025 ($77.70).

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years 2020, 2021, 2022, 2023, 2024, and 2025, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100
			Average	Average	Investment Based on:			Company
	Summary		Summary	Compensation		Peer Group		Selected
	Compensation	Compensation	Compensation	Actually Paid to	Total	Total	Net	Measure
	Table Total	Actually Paid	Table Total for	Non-PEO	Stockholder	Stockholder	Income (Loss)	Adjusted
Year	for PEO ($)(1)	to PEO ($)(1)	Non-PEO NEOs ($)	NEOs ($)	Return ($)	Return ($)(2)	($)	EBITDA ($)(3)
2025	10,832,739	49,674,639	3,435,233	15,878,594	277	181	22,024,000	119,923,000
2024	7,363,445	11,277,095	2,534,342	3,999,613	146	159	16,359,000	105,690,000
2023	4,573,845	19,176,995	1,610,101	5,360,194	113	122	(8,900,000)	95,440,000
2022	7,056,910	(6,007,149)	2,440,571	(715,533)	57	108	(36,900,000)	70,700,000
2021	9,499,003	(5,800,040)	3,484,031	326,825	108	93	(2,000,000)	82,900,000
(1) Amounts represent compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our other named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Eric DeMarco	Deanna Lund, Phillip Carrai, Steven Fendley, Stacey Rock
2024	Eric DeMarco	Deanna Lund, Phillip Carrai, Steven Fendley, Jonah Adelman
2023	Eric DeMarco	Deanna Lund, Phillip Carrai, Steven Fendley, Jonah Adelman
2022	Eric DeMarco	Deanna Lund, Phillip Carrai, Steven Fendley, Jonah Adelman
2021	Eric DeMarco	Deanna Lund, Phillip Carrai, Steven Fendley, Jonah Adelman
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO NEOs for each applicable fiscal year and the Options Exercised and Stock Vested table for the value realized by each of them upon the vesting of stock awards during 2025.

Compensation actually paid to our NEOs represents the "Total" compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2023		2024		2025
		Average Non-		Average Non-		Average Non-
	PEO ($)	PEO NEOs ($)	PEO ($)	PEO NEOs ($)	PEO ($)	PEO NEOs ($)
Total Compensation Reported in the Summary
Compensation Table for Applicable FY	4,573,845	1,610,101	7,363,445	2,534,342	10,832,739	3,435,233
Adjustments
Deduction for Amounts Reported under "Stock
Awards" and "Option Awards" Columns in the
Summary Compensation Table for Applicable FY	(3,009,000)	(952,850)	(5,559,000)	(1,862,850)	(8,244,000)	(2,782,350)
Increased based on ASC 718 Fair Value of
Awards Granted during Applicable FY that
remains Unvested as of Applicable FY End,
determined as of Applicable FY End	6,087,000	1,927,550	7,956,000	2,652,000	23,310,000	7,381,500
Increase/deduction for Awards Granted during
Prior FY that were Outstanding and Unvested
as of Applicable FY End, determined based on
change in ASC 718 Fair Value from Prior FY End
to Applicable FY End	11,615,050	2,796,587	4,610,200	991,610	23,031,000	7,613,027
Increase/deduction for Awards Granted during
Prior FY that Vested During Applicable FY,
determined based on change in ASC 718 Fair
Value from Prior FY End to Vesting Date	(89,900)	(21,194)	(3,093,550)	(315,489)	744,900	231,184
TOTAL ADJUSTMENTS	14,603,150	3,750,093	3,913,650	1,465,271	38,841,900	12,443,361
Compensation Actually Paid	19,176,995	5,360,194	11,277,095	3,999,613	49,674,639	15,878,594
(1) Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with Topic 718:
•For awards of time-based RSUs, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date.
•For the performance-based RSUs, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of performance-based RSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our Topic 718 expense for each fiscal year.
•Discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 10 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on February 23, 2026.
(2) For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) for the following companies, which represent the peer group of companies used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the our Annual Report on Form 10-K for the fiscal year ended December 28, 2025: AAR Corp., AeroVironment Inc., CACI International Inc., Ducommun Inc., Frequency Electronics Inc., Leidos Holdings Inc., Mercury Systems Inc. and Parsons Corp.

(3) Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitution for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is a non-GAAP measure. A definition of Adjusted EBITDA, and a reconciliation of Adjusted EBITDA to the nearest GAAP counterpart, is provided in Annex A.
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income(loss), and (iv) our Adjusted EBITDA, in each case, for the fiscal years 2020, 2021, 2022, 2023, 2024, and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
(10,000,000)
Total Shareholder Return
300
250
200
150
100
50
0
FY2021
FY2022
FY2023
FY2024
FY2025
Paid to PEO
Avg Paid to Non-PEOs
Cumulative TSR
Peer Group TSR

Compensation Actually Paid versus Net Income (Loss)
Compensation Actually Paid
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
—
(10,000,000)
Net Income(Loss)
100,000,000
80,000,000
60,000,000
40,000,000
20,000,000
—
(20,000,000)
(40,000,000)
(60,000,000)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Paid to PEO
Avg Paid to Non-PEOs
Net Income (Loss)

Compensation Actually Paid versus Adjusted EBITDA
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
—
(10,000,000)
Compensation Actually Paid
140,000,000
120,000,000
100,000,000
80,000,000
60,000,000
40,000,000
20,000,000
—
Adjusted EBITDA
FY2021
FY2022
FY2023
FY2024
FY2025
Paid to PEO
Avg Paid to Non-PEOs
Adjusted EBITDA

Pay Versus Performance Tabular List
We believe the following represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 28, 2025:
Adjusted EBITDA

Revenue
Free Cash Flow
For additional details regarding our most important financial performance measures, please see the sections titled “Target Annual Bonus” and “Equity Awards” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.
Employment Agreements; Potential Payments Upon Termination or Change of Control
In addition to other compensation arrangements described elsewhere in this proxy statement, we have entered into agreements with our named executive officers as follows:
Employment Agreement with Eric DeMarco
The terms of the Second Amended and Restated Executive Employment Agreement dated August 4, 2011 with Mr. DeMarco (the “DeMarco Agreement”) provide for Mr. DeMarco’s compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs.
In the event that Mr. DeMarco is terminated without cause or upon the occurrence of a change of control followed by a triggering event, he will be entitled to receive a lump sum payment equal to the sum of three times his current base salary, plus three times his maximum target bonus potential for the year in which he was terminated, less any bonus amounts already received for such year, accelerated vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for three years or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Receipt of the foregoing severance compensation is conditioned upon, among other things, Mr. DeMarco’s compliance with the one year post-termination non-solicitation provision set forth in the DeMarco Agreement and execution of a full general release releasing the Company from all claims the executive may have against the Company. For the avoidance of doubt, Mr. DeMarco’s entitlement to the severance compensation described above shall remain in full force and effect in the event of a change of control of the Company. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 100% of all outstanding and unvested equity awards.
The timing of severance payments and benefits under the DeMarco Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Mr. DeMarco’s employment agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G of the Code (“Section 280G”).
The vesting terms of Mr. DeMarco’s RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Mr. DeMarco’s unvested RSUs will vest in the event of a termination of service without cause, a change of control, and death. Assuming a termination without cause or other triggering event had occurred on December 28, 2025, this provision would have resulted in accelerated vesting of unvested equity awards valued at $58,275,000 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount).
If Mr. DeMarco had been terminated on December 28, 2025 without cause or in connection with a change of control, he would have received the following benefits under his employment agreement; (i) a lump sum payment of $9,000,000, equal to three times his current base salary and three times his maximum target bonus potential for the year; (ii) the accelerated vesting of RSU awards with an aggregate market value on December 28, 2025 of $58,275,000 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount); (iii) continued participation by Mr. DeMarco and his family in the Company’s group health insurance benefits on the same terms as during his employment until the earlier of three years following his termination or procurement of health care coverage through another employer, provided that if the Company’s insurance carrier will not allow for such benefits continuation the Company shall pay the premiums required to continue Mr. DeMarco’s group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with a three-year aggregate cost of $105,054; and (iv) a gross-up payment as described above.

For purposes of the DeMarco Agreement, the terms “cause,” “change of control” and “triggering event” have the following meanings:
Cause.    As defined more completely in the DeMarco Agreement, “cause” means (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of executive with respect to executive’s obligations or otherwise relating to the business of the Company, (ii) executive’s material breach of the agreement or the Company’s standard form of confidentiality agreement, (iii) executive’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (iv) executive’s willful neglect of his duties or poor performance.
Change of Control.    As defined more completely in the DeMarco Agreement, “change of control” means any one of the following occurrences: (i) any person (other than persons who are employed by the Company or its affiliates at any time more than one year before a transaction) becomes the “beneficial owner” within the meaning of Rule 13d-3 of the Exchange Act directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company’s then-outstanding securities, but only to the extent that such ownership constitutes a “change in the ownership” of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), (ii) during any consecutive one-year period following the date of the employment agreement, individuals who constituted the Board at the beginning of such period or their approved replacements (the “Beginning Board”) cease for any reason to constitute a majority of the Board, but only to the extent that such acquisition constitutes a “change in the effective control” of Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), (iii) a merger or consolidation of Company with any other corporation unless: (a) the voting securities of Company outstanding immediately before the merger or consolidation would continue to represent at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no acquiror becomes the “beneficial owner,” directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company’s then outstanding securities, but only to the extent that such ownership constitutes a “change in the ownership” of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), and (iv) any person acquires all, or substantially all, of Company’s assets, but only to the extent that such acquisition results in a “change in the ownership of a substantial portion” of Company’s assets within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(vii).
Triggering Event.    As defined more completely in the DeMarco Agreement, “triggering event” means (i) executive’s termination from employment by the Company without cause, (ii) a material change in the nature of executive’s job or responsibilities, or (iii) the relocation of executive’s principal place of work to a location more than 30 miles from the location executive was assigned to immediately prior to the change of control, and such relocation results in executive’s one-way commute to work increasing by more than 30 miles from the executive’s principal place of residence as of immediately prior to the announcement of such relocation, and (iv) the Company’s material breach of the agreement. No triggering event shall be deemed to have occurred unless the executive separates from service within 12 months of the date of such triggering event.
Severance and Change of Control Agreement with Deanna Lund
The terms of the Second Amended and Restated Severance and Change of Control Agreement dated August 4, 2011 with Ms. Lund (the “Lund Agreement”) provide that, upon a change of control of the Company, Ms. Lund shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Lund Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause prior to a change of control, she is entitled to (A) severance compensation equal to one year of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to two years of her base salary then in effect, plus her maximum potential bonus amount for two years and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Lund Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

The timing of severance payments and benefits under the Lund Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Lund’s severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G.
The vesting terms of Ms. Lund’s RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Ms. Lund’s unvested RSUs will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 28, 2025, this provision would have resulted in accelerated vesting of unvested equity awards valued at $29,137,500 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount).
Under the Lund Agreement, if Ms. Lund had been terminated without cause on December 28, 2025, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $460,000, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $35,018, and (iii) the accelerated vesting of her RSU awards with an aggregate market value on December 28, 2025 of $29,137,500 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount). If Ms. Lund terminated on December 28, 2025 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,840,000, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $70,036, (iii) the accelerated vesting of RSUs with an aggregate market value on December 28, 2025 of $29,137,500 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount); and (iv) a gross-up payment as described above.
Employment Agreement with Phillip Carrai
Under the terms of the January 1, 2023 Employment Agreement, as amended effective December 29, 2025, with Mr. Carrai (the “Carrai Agreement”), Mr. Carrai’s annual base salary is $450,000, which is eligible for annual increases in accordance with the Company’s then current compensation policies. In addition, Mr. Carrai is entitled to receive additional annual discretionary incentive compensation of up to 60% of his base salary. In the event of his termination without cause, the Carrai Agreement provides that Mr. Carrai shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date and (ii) any incentive compensation earned as of the termination date. In addition, in the event Mr. Carrai is terminated without cause upon a change of control (as defined in the 2014 Plan), Mr. Carrai is entitled to receive continued payment of his base salary for a period of twelve months. Such payments would be contingent upon the effectiveness of a standard release agreement.
For purposes of the Carrai Agreement, cause is defined as (i) executive’s misconduct; (ii) executive’s willful violation of posted policy or rules of the Company; (iii) executive’s willful refusal to follow the lawful directions given by executive’s direct supervisor or the President of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; or (iv) executive’s breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the company.
The vesting terms of Mr. Carrai’s RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Carrai will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 28, 2025, this provision would have resulted in accelerated vesting of unvested equity awards valued at $19,425,012 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount). If Mr. Carrai had been terminated on December 28, 2025 without cause, he would have received (i) severance compensation equal to $450,000 to be paid over twelve months and (ii) any incentive compensation earned as of the termination date. If Mr. Carrai had been terminated on December 28, 2025 upon a change in control, he would have received the following benefits: (i) severance compensation equal to twelve months of his base salary then in effect, which was $450,000 annually; and (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 28, 2025 of $19,425,012 (for purposes of calculation, the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount).

Employment Agreement with Steven Fendley
Under the terms of the January 1, 2024 Employment Agreement with Mr. Fendley (the “Fendley Agreement”), Mr. Fendley’s base salary is $400,000, which is eligible for annual increases in accordance with the Company’s then current compensation policies. In addition, Mr. Fendley is entitled to receive equity incentive grants at the discretion of the Company’s President and Compensation Committee. In the event of his termination without cause, the Fendley Agreement provides that Mr. Fendley shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date, (ii) any incentive compensation earned as of the termination date, and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination. If, within twelve months following a change of control of the Company (as defined in the 2014 Plan), Mr. Fendley is terminated without cause or he resigns for good reason (as defined below), Mr. Fendley shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date, (ii) any incentive compensation earned as of the termination date, (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination and (iv) accelerated vesting of 100% of all of his outstanding and unvested stock options and RSUs. Such payments would be contingent upon the effectiveness of a standard release agreement.
For purposes of the Fendley Agreement, cause is defined as (i) executive’s misconduct; (ii) executive’s violation of posted policy or rules of the Company; (iii) executive’s willful refusal to follow the lawful directions given by executive’s direct supervisor or the Chief Executive Officer of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; (iv) executive’s breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company; or (v) failure to timely secure or loss of any security clearance the Company deems necessary or desirable for the executive to perform the duties of the position.
For purposes of the Fendley Agreement, good reason is defined as (i) a material change in the nature of executive’s role or job responsibilities which, when considered in their totality as a whole, are substantially diminished in nature (ignoring any such changes that necessarily result from the Company not being publicly-traded if the Company ceases to be publicly-traded in connection with a change of control); (ii) the relocation of executive’s principal place of work to a location more than thirty miles from his current place of work and such relocation results in his one-way commute to work increasing by more than thirty miles based on executive’s principal place of residence immediately before such relocation was announced; or (iii) the Company materially breaches the Fendley Agreement.
The vesting terms of Mr. Fendley’s RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Fendley will vest in the event of a change of control. Assuming a change of control had occurred on December 28, 2025, this provision would have resulted in accelerated vesting of unvested equity awards valued at $19,424,922 (for purposes of calculation, the value of the 2021, 2023, 2024 and 2025 awards was valued at the targeted performance amount). If Mr. Fendley had been terminated on December 28, 2025 without cause, he would have received (i) severance compensation equal to $400,000 to be paid over twelve months (ii) any incentive compensation earned as of the termination date and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination with an aggregate annual cost of $22,700. If Mr. Fendley had been terminated on December 28, 2025 upon a change in control, he would have received the following benefits: (i) severance compensation equal to twelve months of his base salary then in effect, which was $400,000 annually; (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 28, 2025 of $19,424,922 (for purposes of calculation, the value of the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount); and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination with an aggregate annual cost of $22,700.

Employment Agreement with Stacey Rock
Under the terms of the January 1, 2023 Employment Agreement, as amended December 15, 2023, with Mr. Rock (the “Rock Agreement”), Mr. Rock’s base salary is $350,000, which is eligible for annual increases in accordance with the Company’s then current compensation policies. In addition, Mr. Rock is entitled to receive equity incentive grants at the discretion of the Company’s President and Compensation Committee. In the event of his termination without cause, the Rock Agreement provides that Mr. Rock shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date, (ii) any incentive compensation earned and accrued as of the termination date, and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination. If, within twelve months following a change of control of the Company (as defined in the 2014 Plan), Mr. Rock is terminated without cause or he resigns for good reason (as defined below), Mr. Rock shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date, (ii) any incentive compensation earned as of the termination date, (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination and (iv) accelerated vesting of 100% of all of his outstanding and unvested stock options and RSUs. Such payments would be contingent upon the effectiveness of a standard release agreement.
For purposes of the Rock Agreement, cause is defined as (i) executive’s misconduct; (ii) executive’s violation of posted policy or rules of the Company; (iii) executive’s willful refusal to follow the lawful directions given by executive’s direct supervisor or the Chief Executive Officer of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; (iv) executive’s breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company; or (v) failure to timely secure or loss of any security clearance the Company deems necessary or desirable for the executive to perform the duties of the position.
For purposes of the Rock Agreement, good reason is defined as (i) a material change in the nature of executive’s role or job responsibilities which, when considered in their totality as a whole, are substantially diminished in nature (ignoring any such changes that necessarily result from the Company not being publicly-traded if the Company ceases to be publicly-traded in connection with a change of control); (ii) the relocation of executive’s principal place of work to a location more than thirty miles from his current place of work and such relocation results in his one-way commute to work increasing by more than thirty miles based on executive’s principal place of residence immediately before such relocation was announced; or (iii) the Company materially breaches the Rock Agreement.
The vesting terms of Mr. Rock’s RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Rock will vest in the event of a change of control. Assuming a change of control had occurred on December 28, 2025, this provision would have resulted in accelerated vesting of unvested equity awards valued at $7,770,008 (for purposes of calculation, the value of the 2021, 2023, 2024 and 2025 awards was valued at the targeted performance amount). If Mr. Rock had been terminated on December 28, 2025 without cause, he would have received (i) severance compensation equal to $350,000 to be paid over twelve months (ii) any incentive compensation earned as of the termination date and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination with an aggregate annual cost of $7,770,008. If Mr. Rock had been terminated on December 28, 2025 upon a change in control, he would have received the following benefits: (i) severance compensation equal to twelve months of his base salary then in effect, which was $350,000 annually; (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 28, 2025 of $7,770,008 (for purposes of calculation, the value of the 2021, 2023, 2024 and 2025 awards were valued at the targeted performance amount); and (iii) continuation of his then current medical and dental benefits at the same cost to him prior to his termination for a period of one year following termination with an aggregate annual cost of $30,725.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company must annually disclose in its proxy statement the median of the annual total compensation of all employees (excluding the Chief Executive Officer (“CEO”)), the annual total compensation of its CEO, and the ratio of the CEO compensation to the median employee compensation. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We determined that, as of December 28, 2025, our employee population (including employees of our consolidated subsidiaries) consisted of approximately 4,300 employees in the U.S. and foreign jurisdictions.
We determined the required ratio by:
•calculating the total annual cash compensation of all employees except the CEO, using base salary plus annual incentive as a consistently applied compensation measure; and then sorting those employees from highest to lowest;
•determining the median employee from that list; and
•calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table on page 84.
The total annual compensation for our CEO for fiscal year 2025 was $10,832,739. The total annual compensation for the median employee was $100,714, representing the amount of such employee’s compensation for 2025 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a named executive officer for 2025. The resulting ratio of CEO pay to the pay of the Company’s median employee for fiscal year 2025 is 107.56 to one.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION
The Compensation Committee periodically reviews comparative market data and recommendations from the Company’s Human Resources Department and compensation consultants with regard to the structure of our non-employee director compensation program and the amounts paid to our non-employee directors. The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 28, 2025. All such fees are paid quarterly in arrears.

	2025 Director Compensation
Board Member Quarterly Retainer	$12,500
Board Chairman Quarterly Fee	$7,500
Audit Committee Chair Quarterly Retainer	$3,750
Audit Committee Member Quarterly Fee	$1,500
Designated Financial Expert Quarterly Fee	$1,250
Compensation Committee Chair Quarterly Retainer	$3,750
Compensation Committee Member Quarterly Fee	$1,500
Nominating and Corporate Governance Committee Chair Quarterly Retainer	$3,750
Nominating and Corporate Governance Committee Member Quarterly Fee	$1,250
Annual Equity Award Upon Election or Re-Election to Board	10,000 RSUs	(1)
_______________________________________________________________________________
(1)Our non-employee directors receive 10,000 RSUs at the time of election or re-election for their board service and such RSUs vest after one year to match the elected director term of service. Each of our non-employee directors received 10,000 RSUs on May 14, 2025, which vest on the first anniversary of the grant date, subject to the terms of the applicable award agreement.
Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.
    Beginning in 2021, the Compensation Committee implemented a deferral plan where directors may elect whether or not to defer the issuance of their respective vested RSUs awarded in 2021 or later until a separation of service occurs.

Director Summary Compensation Table
The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned for services rendered as members of our Board during the fiscal year ended December 28, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Scott Anderson(2)	75,000	335,300	—	410,300
Bradley Boyd(3)	56,000	335,300	—	391,300
Bobbi Doorenbos(4)	56,000	335,300	—	391,300
William Hoglund(5)	97,000	335,300	—	432,300
Scot Jarvis(6)	76,000	335,300	—	411,300
Amy Zegart(7)	65,000	335,300	—	400,300
_______________________________________________________________________________

(1)Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of RSUs. On May 14, 2025, each of Mr. Anderson, Colonel Boyd, General Doorenbos, Mr. Hoglund, Mr. Jarvis, and Dr. Zegart were granted 10,000 RSUs for their service on the Board. The grant date fair value of each RSU granted on May 14, 2025 was $33.53. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2025, filed with the SEC on February 23, 2026.

(2)Mr. Anderson held 120,000 RSUs as of December 28, 2025, of which 110,000 RSUs had vested.
(3)Colonel Boyd held 10,000 unvested RSUs as of December 28, 2025.
(4)General Doorenbos held 10,000 unvested RSUs as of December 28, 2025.
(5)Mr. Hoglund held 132,000 RSUs as of December 28, 2025, of which 122,000 RSUs had vested.
(6)Mr. Jarvis held 130,000 RSUs as of December 28, 2025, of which 120,000 RSUs had vested.
(7)Dr. Zegart held 100,000 RSUs as of December 28, 2025, of which 90,000 RSUs had vested.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviews and approves the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Scot Jarvis, Chairperson
Bobbi Doorenbos
William Hoglund
        The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our Common Stock as of March 20, 2026, except to the extent indicated otherwise in the footnotes, by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock
Identity of Owner or Group	Shares		% Ownership
Named Executive Officers(2)
Eric DeMarco	1,123,927	(3)	*
Deanna Lund	304,715	(4)	*
Phillip Carrai	280,969	(5)	*
Steven Fendley	364,977	(6)	*
Stacey Rock	25,704	(7)	*
Directors
Scott Anderson	62,167	(8)	*
Bradley Boyd	19,480	(9)	*
Bobbi Doorenbos	15,000	(10)	*
William Hoglund	283,000	(11)	*
Scot Jarvis	85,417	(12)	*
Amy Zegart	—	(13)	*
5% Stockholders:
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	21,491,945	(14)	11.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,885,951	(15)	9.5%
All Directors and Executive Officers as a Group (16 persons)	2,826,938	(16)	1.5%
Total Shares Outstanding	187,333,628
______________________________________________________________________________
*    Represents less than one percent (1%).
(1)This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our Common Stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of March 20, 2026. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 187,333,628 shares of Common Stock outstanding on March 20, 2026.
(2)The address for all named executive officers and directors is 10680 Treena Street, Suite 600, San Diego, CA 92131; except for Mr. Carrai, whose business address is 13530 Dulles Technology Drive, Suite 600, Herndon, VA 20171; Mr. Fendley, whose business address is 1 Chisholm Trail, Suite 3200, Round Rock, TX 78681; and Mr. Rock, whose business address is 1701 Military Trail, Suite 110, Jupiter, FL 33458.
(3)Includes approximately 18,621 shares held in Kratos’ 401(k) Plan, 43,674 shares purchased through the Employee Stock Purchase Plan, and 1,061,632 shares held in trust, over which Mr. DeMarco has shared voting and investment power.
(4)Includes approximately 19,789 shares held in Kratos’ 401(k) Plan, and 16,626 shares purchased through the Employee Stock Purchase Plan.
(5)Includes approximately 4,278 shares held in Kratos’ 401(k) Plan, 1,232 shares purchased through the Employee Stock Purchase Plan, and 46,644 shares held in trust over which Mr. Carrai has shared voting and investment power.
(6)Includes approximately 2,305 shares held in Kratos’ 401(k) Plan.
(7)Includes approximately 6,798 shares held in Kratos’ 401(k) Plan, and 2,013 shares purchased through the Employee Stock Purchase Plan.
(8)Includes 10,833 shares held by the Anderson Family Trust for the benefit of Mr. Anderson’s children, for which voting and investment power are held by the trustee. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Family Trust. Excludes 110,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from March 20, 2026, for which delivery of Common Stock underlying all such vested RSUs is deferred until termination of service.
(9)Includes 10,000 RSUs that will vest within 60 days from March 20, 2026.
(10)Includes 10,000 RSUs that will vest within 60 days from March 20, 2026.
(11)Includes 283,000 shares held by a family limited liability company. Excludes 122,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from March 20, 2026, for which delivery of Common Stock underlying all such vested RSUs is deferred until termination of service.
(12)Excludes 120,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from March 20, 2026, for which delivery of Common Stock underlying all such vested RSUs is deferred until termination of service.
(13)Excludes 90,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from March 20, 2026, for which delivery of Common Stock underlying all such vested RSUs is deferred until termination of service.
(14)Based on information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on October 17, 2025 with respect to holdings of Kratos Common Stock as of September 30, 2025. Blackrock Inc. had sole voting power over 21,030,537 shares, shared voting power over 0 shares, sole dispositive power over 21,491,945 shares, and shared dispositive power over 0 shares.
(15)Based on information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on March 5, 2026 with respect to holdings of Kratos Common Stock as of February 27, 2026. The Vanguard Group had sole voting power over 0 shares, shared voting power over 1,464,873 shares, sole dispositive power over 0 shares, and shared dispositive power over 17,885,951 shares.

(16)Includes 20,000 shares subject to RSUs that will be delivered within 60 days from March 20, 2026. Excludes 482,000 RSUs held by directors that have vested or will vest within 60 days of March 20, 2026, for which delivery of Common Stock underlying all such vested RSUs is deferred until termination of service.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Information about our equity compensation plans as of December 28, 2025 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	4,890	$—	4,832	(3)
Equity Compensation Plans Not Approved by Stockholders	—	$—	—
Total	4,890	$—	4,832
_______________________________________________________________________________
(1)Includes the 2005 Equity Incentive Plan, 2011 Equity Incentive Plan, 2014 Equity Incentive Plan, 2023 Equity Incentive Plan, and the Employee Stock Purchase Plan.
(2)The weighted-average exercise price does not take into account 4,889,512 shares of Common Stock issuable upon vesting of outstanding RSU awards from plans approved by stockholders, which have no exercise price.
(3)Includes 3,192,589 shares reserved for issuance under the Employee Stock Purchase Plan. For the offering period ended December 28, 2025, 507,595 shares were issued, and 3,192,589 shares remain available for issuance under the Employee Stock Purchase Plan as of March 20, 2026.

For more information regarding our equity compensation plans, see Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the SEC on February 23, 2026.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the “Reporting Persons”) to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 28, 2025 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2025 fiscal year, except that one Form 4 for Mr. Fendley was filed late.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. We will deliver promptly on written or oral request a separate copy of the proxy statement and annual report. Please direct your request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 10680 Treena Street, Suite 600, San Diego, California 92131 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.
STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2027 proxy statement, a stockholder’s proposal must be received by us no later than December 3, 2026 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 3, 2026 will be considered untimely, and will not be included in our proxy materials for our 2027 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Corporate Secretary, with such proposal sent to the Company’s principal executive offices at: 1 Chisholm Trail, Suite 3200, Round Rock, TX 78681, Attn: Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting of stockholders (or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, notice by the stockholder to be timely must be so received, not more than 120 days prior to such annual meeting and not less than (i) 90 days prior to such annual meeting, or (ii) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was made by the Company). Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2027 annual meeting, such a proposal must be received by the Company not earlier than the close of business on January 12, 2027 and not later than the close of business on February 11, 2027.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act that is postmarked or transmitted electronically to the registrant at its principal executive office no later than March 13, 2027.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.
While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2027 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.
ANNUAL REPORT
Our 2025 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2025 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Eric DeMarco President and Chief Executive Officer
[•], 2026

Annex A

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income adjusted for net interest income (expense), provision for income taxes, depreciation and amortization expense of intangible assets, amortization of capitalized contract and development costs, stock-based compensation, acquisition and restructuring related items and other, and foreign transaction loss.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to net income (loss) or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP net income (loss) to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and interest expense, net. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements, including the amortization of issue discounts and deferred financing costs. These amounts may vary from period to period due to changes in cash and debt balances.

Income taxes. The Company's tax expense can fluctuate materially from period to period due to tax adjustments that may not be directly related to underlying operating performance or to the current period of operations and may not necessarily reflect the impact of utilization of our NOLs.

Depreciation. The Company incurs depreciation expense (recorded in cost of revenues and in operating expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Amortization of intangible assets. The Company incurs amortization of intangible expense related to acquisitions it has made. These intangible assets are valued at the time of acquisition and are amortized over the estimated useful lives.

Amortization of capitalized contract and development costs. The Company incurs amortization of previously capitalized software development and non-recurring engineering costs related to certain targets in its Unmanned Systems, and ballistic missile target businesses as these units are sold.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Foreign transaction (gain) loss. The Company incurs transaction gains and losses related to transactions with foreign customers in currencies other than the U.S. dollar. In addition, certain intercompany transactions can give rise to realized and unrealized foreign currency gains and losses.

Acquisition and transaction related items. The Company incurs transaction related costs, such as legal and accounting fees and other expenses, related to acquisitions and divestiture activities. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Restructuring costs. The Company incurs restructuring costs for cost reduction actions which include employee termination costs, facility shut-down related costs and remaining lease commitment costs for unused, excess or exited facilities. Management believes that these costs are not indicative of ongoing operating results as they are either non-recurring and/or not expected when full capacity and volumes are achieved.

Legal related items. The Company incurs costs related to pending legal settlements and other legal related matters. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.
A - 1

Reconciliation of Net income (loss) attributable to Kratos to Adjusted EBITDA is as follows:

	Twelve Months Ended
	December 28,	December 29,	December 31,
	2025	2024	2023

Net income (loss) attributable to Kratos	$22.0	$16.3	$(8.9)
Interest expense, net	(5.9)	3.0	20.5
Loss on extinguishment of debt	0.5	—	—
Provision for income taxes	12.0	10.2	8.7
Depreciation (including cost of service revenues and product sales)	37.5	31.7	26.4
Stock-based compensation	35.5	29.8	25.3
Foreign transaction loss	1.0	0.5	1.7
Amortization of intangible assets	9.6	8.6	6.8
Amortization of capitalized contract and development costs	4.0	1.7	2.3
Acquisition and restructuring related items and other	2.1	3.9	1.3
Resolution of previously recorded contingent liability	(1.1)
Litigation fees and legal related items	2.7
Plus: Net income attributable to noncontrolling interest	—	—	11.3
Adjusted EBITDA	$119.9	$105.7	$95.4

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:

	Twelve Months Ended
	December 28,	December 29,	December 31,
	2025	2024	2023
Acquisition and transaction related items	$1.0	$0.7	$0.4
Legal related items	2.7	3.2	0.9
	$3.7	$3.9	$1.3

A - 2

Annex B

KRATOS DEFENSE & SECURITY SOLUTIONS, INCORPORATED

2023 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective [•], 2026)

1.     General.

(a)     Successor to Prior Plans; Original Plan. This amended and restated Kratos Defense & Security Solutions, Incorporated 2023 Equity Incentive Plan (the “Plan”), constitutes an amended and restatement of the Kratos Defense & Security Solutions, Incorporated 2023 Equity Incentive Plan (the “Original Plan”) adopted by the Board on March 23, 2023 and by the Company’s stockholders on May 24, 2023 (the “Original Plan Effective Date”). The Original Plan was the successor to the Amended and Restated Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan (the “2014 Plan”) and the other Prior Plans. Following the Original Plan Effective Date, no additional equity awards have been or will be granted under the Prior Plans.

(b)     Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)     Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)     Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.     Administration.

(a)     Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)     Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i)     To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

    (ii)     To require, as a condition precedent to the grant, vesting, settlement, and/or issuance of shares of Common Stock pursuant to any Award, that a Participant execute a general release of claims (in any form that the Board may require, in its sole discretion, which form may include any other provisions, e.g., confidentiality and other restrictive covenants).

    (iii)     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award

Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

    (iv)     To settle all controversies regarding the Plan and Awards granted under it.

    (v)     To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

    (vi)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

    (vii)     To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(ix)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

    (viii)     To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options or Rule 16b-3.

    (ix)     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

    (x)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

    (xi)     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

    (c)     Delegation to Committee.

    (i)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

    (ii)     Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)     Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e)     Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)     Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.     Shares Subject to the Plan.

(a)     Share Reserve.

    (i)     Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall be equal to (A) 5,393,190 shares originally authorized under the Original Plan as of the Original Plan Effective Date; plus (B) an additional 6,900,000 newly authorized shares approved by the Company’s stockholders on the Restatement Effective Date; less (C) any shares of Common Stock which are subject to Awards granted under the Original Plan on or after March 6, 2026 but prior to the Restatement Effective Date; plus (C) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan following the Original Plan Effective Date pursuant to Section 3(b) (the “Share

Reserve”). As of the Original Plan Effective Date, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards issued under the Prior Plans and outstanding as of the Original Effective Date remain subject to the terms of the applicable Prior Plan. All shares of Common Stock issued under the Plan may be either authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Plan.

    (ii)     For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)     Reversion of Shares to the Share Reserve.

    (i)    Shares Available for Subsequent Issuance. Subject to Section 3(b)(ii), if a Stock Award or a Prior Pan Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award or Prior Plan Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award or Prior Plan Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or a Prior Plan Award (other than an Option or SAR or a Prior Plan Award that was an option or stock appreciation right) will again become available for issuance under the Plan.

(ii)    Shares Not Available for Subsequent Issuance. Notwithstanding anything to the contrary in Section 3(b)(i) above, the following shares shall not be added back to the Share Reserve and will not be available for future grants of Awards: (A) if any shares subject to an Option or SAR (or an option or stock appreciation right that is a Prior Plan Award) are not delivered to a Participant because the Option or SAR (or option or stock appreciation right that is a Prior Plan Award) is exercised through a reduction of shares subject to the award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right (or stock appreciation right that is a Prior Plan Award) that is paid in shares of Common Stock)the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan (or become available for issuance under the Plan in the case of a Prior Plan Award); (ii) any shares withheld or reacquired by the Company to cover the exercise price or withholding taxes pursuant to Section 8(h) with respect to an Option or SAR (or an option or stock appreciation right that is a Prior Plan Award) or as consideration for the exercise of an Option or SAR (or an option or stock appreciation right that is a Prior Plan Award) will not again become available for issuance under the Plan; (iii) the gross number of shares subject to a SAR (or a stock appreciation right that is a Prior Plan Award) shall count against the Share Reserve if such SAR is settled in shares of Common Stock (and any shares subject to a stock appreciation right that is a Prior Plan Award not issued to the Participant in connection with the stock settlement of the stock appreciation right on exercise thereof shall not become available for issuance under the Plan); and (iv) shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options that are Prior Plan Awards) shall not be added to the Share Reserve.

(c)     Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,000,000 shares of Common Stock.

(d)     Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     Eligibility.

(a)     Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)     Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)     Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)     Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)     Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

    (i)     by cash, check, bank draft or money order payable to the Company;

    (ii)     pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

    (iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

    (iv)     if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

    (v)     in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)     Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)     Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

    (i)     Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

    (ii)     Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

    (iii)     Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)     Vesting Generally. Subject to Section 8(m), the total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)     Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)     Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)     Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)     Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)     Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.     Provisions of Stock Awards Other than Options and SARs.

(a)     Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)     Vesting. Subject to Section 8(m), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)     Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)     Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

    (v)    Dividends. A Restricted Stock Award Agreement shall provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to a Restricted Stock Award that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

(b)     Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)     Vesting. Subject to Section 8(m), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)     Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)     Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the

Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends and dividend equivalents with respect to a Restricted Stock Unit Award that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

    (vi)     Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)     Performance Awards.

    (i)     Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

    (ii)     Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

    (iii)     Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)     Other Stock Awards; Dividend Equivalents. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Other Stock Awards may include dividend equivalents granted to Participants holding Stock Awards pursuant to which such Participant may be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. Notwithstanding any other provision of the Plan to the contrary, dividends and dividend equivalents with respect to any Awards that are subject to vesting that are based on dividends paid prior to the vesting of such Awards shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Awards vest. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or SARs.

(e)     Transferability of Stock Awards. Generally, a Participant may not transfer a Stock Award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Board or a duly authorized officer. Additionally, a Participant may, with the approval of the Board or a duly authorized officer, designate a beneficiary who may receive the shares of Common Stock underlying a Stock Award following the Participant’s death.

7.     Covenants of the Company.

(a)     Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)     Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)     No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.     Miscellaneous.

(a)     Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)     Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)     Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)     No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)     Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)     Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

    (h)     Withholding Obligations. Each Participant must pay the Company, or make provision satisfactory to the Board or the Committee, for payment of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or other taxable event related to any Award by the date of the event creating the tax liability. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy or permit a Participant to satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award with a fair market value equal to the tax withholding obligation; provided, however, that no shares of Common Stock are withheld with a fair market value exceeding the minimum amount of tax required to be withheld by law (or, to the extent provided by the Committee or the Board, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Stock Award, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate tax withholding payment to the Company from the sales proceeds; or (vi) by such other method as may be set forth in the Award Agreement. For avoidance of doubt, the Committee or the Board may determine the fair market value of the shares of Common Stock for tax purposes upon settlement of a Stock Award using such methodology as may be required by applicable laws or as appropriate for administrative reasons. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of shares of Common Stock (or the return of shares of Common Stock) from the Stock Award creating the tax obligation and there is a public market for the shares of Common Stock at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the shares of Common Stock retained or returned and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of a Stock Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

(i)     Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Board or another third party selected by the Board. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j)     Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)     Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)     Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(m)    Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 9(a) relating to Capitalization Adjustments and the last sentence of this Section 8(m), Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 8(m) shall not apply to: (i) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), (ii) any Awards to Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (iii) any other Awards that result in the issuance of an aggregate of up to five percent (5%) of the Share Reserve. Nothing in this Section 8(m) precludes the Committee or the Board from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of Continuous Service or the consummation of a Corporate Transaction or a Change in Control.

9.     Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)     Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)     Corporate Transactions; Change in Control. The following provisions will apply to Stock Awards in the event of a Corporate Transaction or Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

    (i)     Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction or Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction or Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction or Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

    (ii)     Stock Awards Held by Current Participants. In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction or Change in Control (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction or Change in Control (contingent upon the effectiveness of the Corporate Transaction or Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction or Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction or Change in Control).

    (iii)     Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction or Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction or Change in Control.

    (iv)     Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction or Change in Control, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction or Change in Control, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)     Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock

Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.     Plan Term; Earlier Termination or Suspension of the Plan.

(a)     Plan Term. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date this amended and restated Plan is adopted by the Board, or (ii) the date this amended and restated Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. This amended and restated Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date on which this amended and restated Plan is adopted by the Board. No rights under this amended and restated Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until this amended and restated Plan shall have been approved by the stockholders of the Company and the Restatement Effective Date occurs. If this amended and restated Plan is not approved by the Company's stockholders within twelve (12) months following the date on which it is first adopted by the Board, it shall not become effective, no Awards will be granted under this amended and restated Plan, and the Original Plan will continue in full force and effect on its terms and conditions, including the existing share reserve thereunder.

(b)     No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.     Effective Date of the Plan.

This amended and restated Plan will become effective on the Restatement Effective Date.

12.     Choice of Law.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.     Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“2014 Plan Awards” means awards outstanding under the 2014 Plan as of the Original Plan Effective Date.
(b)“2014 Plan” means the Amended and Restated Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan.
(c)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d)“Award” means a Stock Award or a Performance Cash Award.
(e)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(f)“Board” means the Board of Directors of the Company.
(g)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the

Restatement Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential or proprietary information or trade secrets or the confidential or proprietary information or trade secrets of any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Continuous Service at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.
(i)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
    (i)     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
    (ii)     there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
    (iii)     there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
    (iv)     individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Kratos Defense & Security Solutions, Incorporated, a Delaware corporation; provided, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
(n)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
    (i)     a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
    (ii)     a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
    (iii)     a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
    (iv)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(q)“Director” means a member of the Board.
(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)“Entity” means a corporation, partnership, limited liability company or other entity.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Restatement Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(w)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

    (i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
    (ii)     Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
    (iii)     In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non- employee director” for purposes of Rule 16b-3.
(z)“Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ab)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ac)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ad)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ae)“Original Plan” has the meaning set forth in Section 1(a).
(af)“Original Plan Effective Date” has the meaning set forth in Section 1(a).
(ag)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ah)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ai)“Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or

Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(aj)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ak)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(al)“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may include, without limitation, any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) growth of earnings before interest and taxes; (iv) EBITDA margin, adjusted EBITDA margin, or adjusted EBITDA; (v) total stockholder return; (vi) return on equity or average stockholder’s equity; (vii) return on assets, net assets, investment, or capital employed; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) net income or operating income; (xii) operating income after taxes; (xiii) pre-tax profit or after-tax profit; (xiv) operating cash flow; (xv) revenue or sales (including revenue or sales targets); (xvi) increases in revenue or product revenue; (xvii) expenses and costs (including expenses and cost reduction goals); (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) earnings per share; (xxiv) share price or share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) number of customers; (xxix) stockholders’ equity; (xxx) return on stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) days sales outstanding; and (xxxviii) other measures of performance selected by the Board.
(am)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon one or more Performance Criteria. Except as specifically provided otherwise by the Board or the Committee, as applicable, the Performance Criteria shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board may appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.
(an)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ao)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(ap)“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
(aq)“Plan” means this amended and restated Kratos Defense & Security Solutions, Incorporated 2023 Equity Incentive Plan, as amended from time to time.
(ar)“Prior Plan Award” means an award outstanding under the Prior Plans as of the Original Plan Effective Date.
(as)“Prior Plans” means the 2014 Plan, the Kratos Defense & Security Solutions, Incorporated 2011 Equity Incentive Plan, and the Kratos Defense & Security Solutions, Incorporated Amended and Restated 2005 Equity Incentive Plan. Following the Original Plan Effective Date, no additional equity awards have been granted or will be granted under the Prior Plans. All outstanding stock awards granted pursuant to the terms of the Prior Plans will remain subject to the terms of the Prior Plans.
(at)“Restatement Effective Date” means the effective date of this amended and restated Plan, which is the date of the annual meeting of stockholders of the Company held in 2026; provided, that the Plan is approved by the Company’s stockholders at such meeting.
(au)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(av)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(aw)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ax)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ay)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(az)“Rule 405” means Rule 405 promulgated under the Securities Act.
(ba)“Rule 701” means Rule 701 promulgated under the Securities Act.
(bb)“Securities Act” means the Securities Act of 1933, as amended.
(bc)“Share Reserve” has the meaning set forth in Section 3(a)(i).
(bd)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(be)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock

Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(bf)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(bg)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bh)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(bi)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V90705-P48680

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Scott Anderson
02) Bradley Boyd
03) Eric DeMarco
04) Bobbi Doorenbos
05) William Hoglund
06) Scot Jarvis
07) Deanna Lund
08) Amy Zegart

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY

V90706-P48680

Kratos Defense & Security Solutions, Inc.
This proxy is solicited by the Board of Directors
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2026

The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held virtually at www.virtualshareholdermeeting.com/KTOS2026 on May 12, 2026 at 9:00 A.M. (PDT), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. If you attend the Annual Meeting via the virtual meeting, you can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/KTOS2026 with your multi-digit Control Number provided in your proxy materials.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF PROPOSAL 2. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Continued and to be signed on reverse side

PRELIMINARY

Your **Vote** Counts!

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

2026 Annual Meeting
Vote by May 11, 2026
11:59 PM ET

V90711-P48680

You invested in KRATOS DEFENSE & SECURITY SOLUTIONS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 12, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 12, 2026
9:00 AM PDT

Virtually at:
www.virtualshareholdermeeting.com/KTOS2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com **PRELIMINARY**

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Scott Anderson 02) Bradley Boyd 03) Eric DeMarco 04) Bobbi Doorenbos 05) William Hoglund 06) Scot Jarvis 07) Deanna Lund 08) Amy Zegart	For
2.	To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2026.	For
3.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 195,000,000 to 245,000,000.	For
4.	To approve an amendment to the Company's Certificate of Incorporation to provide for officer exculpation.	For
5.	To approve an amendment and restatement of our 2023 Equity Incentive Plan to increase the number of shares of common stock issuable under such plan by 6,900,000 shares.	For
6.	To cast an advisory vote to approve the compensation of the Company's named executive officers, as presented in the proxy statement.	For

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V90712-P48680